________________________________________________________________________________

                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [x]

FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

CHECK THE APPROPRIATE BOX:


    [ ] Preliminary Proxy Statement
    [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    [x] Definitive Proxy Statement
    [ ] Definitive Additional Materials
    [ ] Soliciting Material under Rule 14a-12


                                   BESTFOODS
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

                              -------------------

Payment of Filing Fee (Check the Appropriate Box):

    [ ] No fee required.


    [ ] Fee computed below per Exchange Act Rules 14a-6(i)(1) and 0-11.





[x] Fee paid previously with preliminary materials.


    [ ] Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


       (1) Amount Previously Paid:
        $4,249,558.37___________________________________________________________


       (2) Form, Schedule or Registration Statement No.:
        ________________________________________________________________________

       (3) Filing Party:
        ________________________________________________________________________

       (4) Date Filed:
        ________________________________________________________________________

________________________________________________________________________________

                            [BESTFOODS LOGO]


                                                                 August 24, 2000


Dear Stockholder:


    We will hold a special meeting of stockholders of Bestfoods at 9:00 a.m., local time, on Monday, October 2, 2000 at The Clinton Inn Hotel, 145 Dean Drive, Tenafly, New Jersey. At the special meeting you will be asked to adopt the merger agreement providing for our merger with an indirect subsidiary of Unilever N.V. and Unilever PLC. If the merger is completed, we will become an indirect subsidiary of Unilever, and you will receive $73.00 in cash for each of your shares of Bestfoods common stock. Under Bestfoods' restated certificate of incorporation, each share of Bestfoods Series B preferred stock will be automatically converted into 4.37968 shares of Bestfoods common stock immediately prior to completion of the merger, with each share of the common stock then being converted into the right to receive $73.00 in cash upon the effectiveness of the merger.


    The Bestfoods board of directors has determined that the merger is advisable and in the best interests of Bestfoods and its stockholders. THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT AT THE SPECIAL MEETING. The accompanying notice of meeting and proxy statement explain the proposed merger and provide specific information concerning the special meeting. Please read these materials carefully.


    Your vote is very important. We cannot complete the merger unless the merger agreement is adopted by a majority of the voting power represented by the outstanding shares of Bestfoods common stock and Bestfoods Series B preferred stock entitled to vote at the special meeting, voting together as a single class. FAILURE TO VOTE YOUR BESTFOODS COMMON STOCK WILL HAVE THE SAME EFFECT AS A VOTE AGAINST ADOPTION OF THE MERGER AGREEMENT. Whether or not you plan to attend, please vote your shares as soon as possible by completing and returning the enclosed proxy card. You can also vote through the Internet or by telephone by following the instructions given on the proxy card. If you hold your shares in 'street name,' you should instruct your broker how to vote in accordance with your voting instruction form.



    If you plan to attend the meeting, please request an admission ticket when you vote. If you have any questions or require assistance in voting your shares, please call our proxy solicitor, D.F. King & Co., Inc., toll-free at
(800) 207-3155.


                                           Sincerely,

                                           CHARLES R. SHOEMATE
                                           Charles R. Shoemate


    This proxy statement is dated August 24, 2000 and is first being mailed to stockholders on or about August 30, 2000.

                                   BESTFOODS
                               700 SYLVAN AVENUE
                              INTERNATIONAL PLAZA
                    ENGLEWOOD CLIFFS, NEW JERSEY 07632-9976
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS


             DATE:      October 2, 2000
             TIME:      9:00 a.m.
            PLACE:      The Clinton Inn Hotel, 145 Dean Drive, Tenafly, New Jersey
ITEMS OF BUSINESS:      1.  To consider and vote upon a proposal to adopt the
                            Amended and Restated Agreement and Plan of Merger, dated as of June 6, 2000, as amended as of July 7, 2000, as
                            amended and restated as of August 22, 2000, by and among
                            Unilever PLC, Unilever N.V., Unilever United States,
                            Inc., Titan Acquisition Company and Bestfoods, under
                            which Titan Acquisition Company will be merged with and
                            into Bestfoods and each share of Bestfoods common stock,
                            par value $0.25, outstanding immediately prior to the
                            merger (other than shares held by Bestfoods, Unilever
                            PLC and Unilever N.V., Unilever United States, Inc. or
                            Titan Acquisition Company, which will be canceled, and
                            other than shares with respect to which appraisal rights
                            are perfected) will be converted into the right to
                            receive $73.00 per share in cash, without interest, upon
                            surrender of a certificate formerly representing that
                            share.
                        2.  To transact such other business as may properly come
                            before the special meeting or any adjournment or
                            postponement of the special meeting.
      RECORD DATE:      Only those persons who were holders of record of Bestfoods common stock and Bestfoods Series B preferred stock at the close of business on August 18, 2000 will be entitled to
                        notice of, and to vote at, the special meeting and any
                        adjournment or postponement of the special meeting.
 APPRAISAL RIGHTS:      Under Delaware law, appraisal rights will be available to
                        Bestfoods stockholders who do not vote in favor of adoption of the merger agreement. In order to exercise the appraisal rights, Bestfoods stockholders must follow the procedures
                        required by Delaware law, which are summarized under
                        'Dissenters' Rights of Appraisal' in the accompanying proxy statement.
           VOTING:      Your vote is important. Whether or not you expect to attend the meeting, please ensure that your vote will be counted by voting by the Internet, by telephone, or by signing, dating and returning your proxy card in the prepaid envelope
                        provided. If you hold your shares in 'street name,' please instruct your broker how to vote in accordance with your
                        voting instruction form.


                                          By Order of the Board of Directors,


                                          MARJORY A. APPEL
                                          Marjory A. Appel
                                          Secretary


ENGLEWOOD CLIFFS, NEW JERSEY
AUGUST 24, 2000

                                    SUMMARY

    This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you as a Bestfoods stockholder. Accordingly, we encourage you to carefully read this entire document and the documents to which it refers.


THE COMPANIES
(PAGE 5)


BESTFOODS
700 Sylvan Avenue
International Plaza
Englewood Cliffs, New Jersey 07632

    Bestfoods and its subsidiaries constitute a worldwide business principally engaged in one industry segment: consumer foods. We have three worldwide core businesses: savory products, chiefly under the Knorr brand; dressings, chiefly under the Hellmann's brand; and food service (catering). We also have several important regional businesses including: baking, starches (basic nutritious foods), desserts and bread spreads.

UNILEVER
Unilever PLC
Unilever House
P. O. Box 68
Blackfriars
London EC4P 4BQ
England

Unilever N.V.
Weena 455
3013AL Rotterdam
The Netherlands

    The Unilever group has two parent companies, Unilever PLC and Unilever N.V., which operate as nearly as is practicable as a single entity. Both parent companies have the same directors and are linked through an equalization agreement. Unilever is one of the world's leading suppliers of fast moving consumer goods in foods, household care, and personal products categories.


UNILEVER UNITED STATES, INC.
Lever House
390 Park Avenue
New York, New York 10022



    Unilever United States, Inc., a corporation formed under the laws of the State of Delaware, the common stock of which is owned 75% by Unilever N.V. and 25% by Unilever PLC, is a holding company for all of Unilever's principal operations in the United States.


TITAN ACQUISITION COMPANY
390 Park Avenue
New York, New York 10022


    Titan Acquisition Company, a Delaware corporation, is a wholly owned subsidiary of Unilever United States, Inc. formed solely for the purpose of effecting the merger with Bestfoods and has not conducted any unrelated activities since its organization.



THE SPECIAL MEETING
(PAGE 6)



    Date, Time and Place. The special meeting will be held on October 2, 2000, at 9:00 a.m., local time, at The Clinton Inn Hotel, 145 Dean Drive, Tenafly, New Jersey.



    Purpose. You will be asked to consider and vote upon a proposal to adopt the amended and restated merger agreement, dated as of June 6, 2000, as amended as of July 7, 2000, as amended and restated as of August 22, 2000, by and among Unilever PLC, Unilever N.V., Unilever United States, Inc., Titan Acquisition Company and Bestfoods. The merger agreement provides that Titan Acquisition Company will merge into us, and we will become a wholly owned subsidiary of Unilever United States, Inc. Each share of Bestfoods common stock you own will be converted into the right to receive $73.00 in cash, without interest. Under Bestfoods' restated certificate of incorporation, each share of Bestfoods
Series B preferred stock will be automatically converted into 4.37968 shares of Bestfoods common stock immediately prior to completion of the merger, with each share of Bestfoods common stock being converted into the right to receive $73.00 in cash, without interest. However, you will have the right to demand appraisal rights and receive the 'fair value' of your shares as determined under Delaware law. Shares held by us, Unilever PLC, Unilever N.V., Unilever United States, Inc. and Titan Acquisition Company will be canceled.

    The persons named in the accompanying proxy also will have discretionary authority to vote upon other business, if any, that properly comes before the special meeting and any adjournments or postponements of the special meeting, including any adjournments or postponements for the purpose of soliciting additional proxies to adopt the merger agreement.


    Record Date and Voting Power (page 6). You are entitled to vote at the special meeting if you owned shares of Bestfoods common stock or Bestfoods Series B preferred stock at the close of business on August 18, 2000, the record date for the special meeting. You will be entitled to one vote for each share of Bestfoods common stock you owned on the record date and 4.37968 votes for each share of Bestfoods Series B preferred stock which you have the right to vote. There are 277,473,705 shares of Bestfoods common stock and 1,619,894 shares of Bestfoods Series B preferred stock entitled to be voted at the special meeting.



    Required Vote (page 6). Adoption of the merger agreement requires the affirmative vote of a majority of the voting power represented by the outstanding shares of Bestfoods common stock and Bestfoods Series B preferred stock entitled to be voted at the special meeting, voting together as a single class. An aggregate of 142,284,162 votes will be required to adopt the merger agreement. Record holders of common stock and Series B preferred stock of Bestfoods on the record date can vote at the meeting. If you own Bestfoods common stock, failure to vote and broker non-votes will have the same effect as a vote against adoption of the merger agreement.


    If you participate in the Bestfoods Stock Fund or the ESOP component of the Bestfoods Savings/Retirement Plan for Salaried Employees, or if you are entitled to vote under the Bestfoods Special Benefits Trust, your proxy will instruct the trustee of the Plan or Special Benefits Trust, as applicable, how to vote. If you participate in the Plan and you have not indicated your choice on your proxy card, the trustee will vote your shares held in the Plan, together with the unallocated shares held by the trustee of the Plan, in proportion to the way other participants in the Plan as a group have voted their shares. If you are entitled to vote under the Bestfoods Special Benefits Trust and you have not indicated your choice on your proxy card, the trustee will vote your shares held in the Special Benefits Trust in proportion to the way the other participants in the Special Benefits Trust as a group have voted their shares. Thus, by returning your completed proxy, you will direct the voting of your own shares as well as the vote by the trustee with respect to unallocated shares and allocated shares for which no instructions are received.


    Share Ownership of Directors and Executive Officers (page 6). As of
August 18, 2000, our directors and executive officers owned less than 2% of the shares of Bestfoods common stock and less than 6% of the shares of Bestfoods Series B preferred stock entitled to vote at the special meeting, together representing less than 2% of the total votes entitled to be cast at the special meeting. Each of them has advised us that he or she plans to vote all of his or her shares in favor of adoption of the merger agreement.



    Voting and Proxies (page 6). You may vote (1) by returning the enclosed proxy, (2) through the Internet or by telephone as outlined on the enclosed proxy card or (3) by appearing at the special meeting. You should not send any stock certificates with your proxy. A letter of transmittal with instructions for the surrender of certificates formerly representing Bestfoods common stock, which will also include the procedures for electronic delivery of stock, will be mailed to you as soon as practicable after completion of the merger.



    Revocability of Proxy (page 7). If you execute and return a proxy, you may revoke that proxy at any time before it is voted in any one of the following three ways:


     filing with the Secretary of Bestfoods, at or before the special meeting, a written notice of revocation which is dated a later date than the proxy,

     sending a later-dated proxy relating to the same shares to the Secretary of Bestfoods, at or before the special meeting or attending the special meeting and voting in person by ballot.

    Simply attending the special meeting without voting will not constitute revocation of a proxy.


    Bestfoods' Recommendation to Stockholders (page 11). Your board of directors unanimously recommends that stockholders vote FOR adoption of the merger agreement at the special meeting. Officers (including two who are directors) of Bestfoods have interests in the merger that are different from, or in addition to, their interests as Bestfoods stockholders, including with respect to the receipt of certain payments, which may create possible conflicts of interest. These interests are summarized under 'The Merger -- Interests of Certain Persons in the Merger; Possible Conflicts of Interest.'



THE MERGER AND THE MERGER AGREEMENT
(PAGES 8 AND 27)



    Structure of the Merger (page 27). Under the terms and conditions of the merger agreement, Titan Acquisition Company, a wholly owned subsidiary of Unilever United States, Inc., will be merged with and into Bestfoods. Upon completion of the merger, we will remain in existence as a wholly owned subsidiary of Unilever United States, Inc.



    Merger Consideration (page 27). Upon completion of the merger, each share of Bestfoods common stock will be converted into the right to receive $73.00 in cash, without interest. Under Bestfoods' restated certificate of incorporation, each share of Bestfoods Series B preferred stock will be automatically converted into 4.37968 shares of Bestfoods common stock immediately prior to the completion of the merger, and upon the completion of the merger, each share of Bestfoods common stock will be converted into the right to receive $73.00 in cash, without interest. Treasury shares, shares of Bestfoods common stock owned by Unilever PLC, Unilever N.V., Unilever United States, Inc. and Titan Acquisition Company, and shares with respect to which appraisal rights are perfected, will not be converted into the right to receive $73.00 per share in cash.



    Closing of the Merger (page 33). Before we can complete the merger, we must satisfy a number of conditions. These include:


     adoption of the merger agreement by a majority of the voting power represented by the outstanding shares of Bestfoods common stock and Bestfoods Series B preferred stock, voting together as a single class, receipt of a decision under the European Union antitrust laws that the merger is compatible with the European Union common market,

     expiration or early termination of the applicable time period under United States federal antitrust laws,

     the absence of any legal prohibitions against the merger,

     material compliance with our representations and obligations under the merger agreement,

     receipt of material consents and approvals and

     approval of the merger agreement by the shareholders of Unilever PLC and Unilever N.V.

    We expect the merger to close shortly after all of the conditions to the merger agreement have been satisfied or waived. We expect to complete the merger during the fourth quarter of 2000, but we cannot be certain when or if the conditions will be satisfied or waived.


    Exchange Procedures (page 28). As soon as practicable after completion of the merger, the paying agent will mail a letter of transmittal with instructions to all record holders of Bestfoods common stock as of the time of the completion of the merger. YOU SHOULD NOT SURRENDER YOUR CERTIFICATES UNTIL YOU HAVE RECEIVED THE LETTER OF TRANSMITTAL AND INSTRUCTIONS.



    Opinion of Financial Advisors (page 13). In deciding to approve the merger agreement, our board of directors considered the opinions of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc., its financial advisors, that the consideration to be paid in the merger is fair to the holders of Bestfoods common stock from a financial point of view. These opinions are attached as Appendices B and C to this proxy statement. We encourage you to read these opinions carefully.


    Material Federal Income Tax Consequences (page 20). The merger will be a taxable transaction to you. For United States federal income tax purposes, you will generally recognize gain or loss in the merger in an amount determined by the difference between the cash you receive (other than cash that represents interest you receive in connection with the exercise of appraisal rights) and your tax basis in Bestfoods common stock. Because determining the tax consequences of the merger can be complicated, you should consult your own tax advisor in order to understand fully how the merger will affect you.



    Regulatory Matters (page 21). The merger is being reviewed by the European Commission and in the United States and in Canada. In addition, the merger will also be subject to regulatory review in other jurisdictions.



    Notice of the merger was given to the European Commission on August 16, 2000 and the merger is now subject to a possible two phase review procedure: a first phase, consisting of a one month review, which may be extended to six weeks if undertakings are offered to meet identified European Commission concerns, and a second phase, consisting of a more detailed review which can take up to four further months if, at the end of the first phase, the European Commission still has doubts about the compatibility of the merger with the European Union common market. During this review period the merger may not be completed. Unilever has initiated discussions with and intends to propose to the European Commission that Unilever will undertake a program of significant business disposals in the European Union after the completion of the merger in areas of overlap. Unilever believes that, taking into account the effect of these proposed disposals, the acquisition is compatible with the European Union common market.



    Under the provisions of the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the merger may not be completed until the expiration of a 30-day waiting period following the filing of notifications by both parties with the Department of Justice and the Federal Trade Commission. If a request for additional information or documentary material is received from the Federal Trade Commission or the Department of Justice, the waiting period will be extended further. Prior to expiration of the 30-day waiting period, Bestfoods and Unilever withdrew and refiled their notifications. The initial waiting period for the re-filed HSR reports will now expire on September 8, 2000.



    In July 2000, Bestfoods and Unilever submitted a short-form pre-merger notification filing to the Canadian Commissioner of Competition. The 14-day waiting period has expired, but the Commissioner's investigation is continuing; however, we expect it to be completed shortly.


    Each of Unilever and Bestfoods is taking steps to comply with all other applicable antitrust laws.

    Under the merger agreement, each of Unilever and Bestfoods has agreed to use its reasonable best efforts to take all steps necessary to avoid or eliminate impediments under any antitrust laws asserted by any governmental entity to enable the merger to be completed, including the disposition of assets other than certain specified assets.

    We cannot assure you that a challenge to the merger on antitrust grounds will not be made or, if a challenge is made, of the result.


    Accounting Treatment (page 23). The merger will be treated as a 'purchase' for accounting purposes.



    Interests of Certain Persons in the Merger; Possible Conflicts of Interest (page 23). Officers of Bestfoods (including two who are directors) have interests in the merger that are different from, or in addition to, their interests as Bestfoods stockholders. These interests include:


     all of our officers hold vested and unvested Bestfoods stock options to acquire Bestfoods common stock. The merger agreement provides that all outstanding Bestfoods stock options will be converted at the time of the merger into the right to receive a cash payout equal to the difference between the $73.00 merger consideration and the exercise price of Bestfoods stock options, all of our officers hold performance units that entitle the holder to receive shares and cash if we meet performance targets. The merger agreement provides that all outstanding Bestfoods performance units will be converted at the time of the merger into the right to receive a cash payout equal to the sum of (i) the product of $73.00 multiplied by the percent with respect to which the performance unit is earned or deemed earned (upon stockholder adoption of the merger agreement) for its performance cycle and
     (ii) the excess, if any, of $73.00 over the average of the high and low trading price of shares of Bestfoods common stock on the first trading day of the year of the grant,

     some of our officers hold restricted stock, the restrictions upon which will lapse at the time of the Bestfoods stockholder adoption of the merger agreement and the restricted stock will be converted at the time of the merger into the right to receive a cash payout equal to the $73.00 merger consideration, under the terms of our officers' respective severance agreements with Bestfoods, if their employment is terminated by Bestfoods involuntarily other than for 'cause' or by the officer for 'good reason,' each as defined in the severance agreement, during the two year period following stockholder adoption of the merger agreement, our officers will be entitled to receive specified severance payments and benefits and under the terms of some Bestfoods benefit and retirement plans, including under the ESOP component of the Bestfoods Savings/Retirement Plan for Salaried Employees, our officers may be entitled to accelerated vesting and additional benefits.

    Under the merger agreement, all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to completion of the merger now existing in favor of our officers and directors as provided in our certificate of incorporation, by-laws and in certain indemnification agreements will be assumed by the surviving corporation in the merger. In addition, Unilever will maintain directors' and officers' liability insurance on behalf of those directors and officers that are currently covered by our existing directors' and officers' liability insurance.


    As of August 18, 2000, the officers of Bestfoods (including two who are directors) together owned a total of 3,228,475 shares of Bestfoods common stock and 86,274 shares of Bestfoods Series B preferred stock. In addition to the $73.00 they will receive for each of these shares (with each share of Bestfoods Series B preferred stock converted into 4.37968 shares of Bestfoods common stock), these officers will receive payments of an aggregate of approximately $63,961,556 for their stock options, an aggregate of approximately $149,253,686 for their performance units and an aggregate of approximately $1,833,103 for their restricted stock. In addition, in the event of covered terminations under their severance agreements, the officers could receive up to $67,065,000, in the aggregate.



    Termination of the Merger Agreement (page 34).


1. The parties may agree to terminate the merger agreement without completing the merger, even after the stockholders of Bestfoods have approved the merger.

2. Either Unilever or Bestfoods may terminate the merger agreement if:

     the merger is not completed by March 6, 2001,

     any law or ruling prohibiting the completion of the merger has become final and cannot be appealed,

     the holders of a majority of the voting power represented by the outstanding shares of Bestfoods common stock and Bestfoods Series B preferred stock, voting together as a single class, do not adopt the merger agreement at the special meeting of the stockholders, the shareholders of Unilever PLC or Unilever N.V. have not approved the merger agreement or the other party materially breaches its covenants under the merger agreement.


3. We may terminate the merger agreement if Unilever, Unilever United States, Inc. or Titan Acquisition Company materially breaches its representations or warranties under the merger agreement.


4. Unilever may terminate the merger agreement if:

     we breach our representations or warranties under the merger agreement and the breach would have a material adverse effect on us, or our board of directors withdraws or changes its recommendation that our stockholders vote to adopt the merger agreement, or recommends the approval of a takeover proposal from a third party regarding a merger or similar transaction involving Bestfoods or the acquisition of 20% or more of Bestfoods common stock or a business that constitutes 20% or more of the combined revenue, operating income or assets of Bestfoods and its subsidiaries.

5. Our board of directors may terminate the merger agreement prior to the date of the special meeting in response to an unsolicited superior proposal, after taking account of any counterproposals by Unilever, if:

     we deliver written notice to Unilever, three days prior to terminating the merger agreement, advising Unilever that we have received an unsolicited superior proposal, including the terms and conditions of, and the identity of the person making, the superior proposal, and that we intend to accept the superior proposal, before or concurrently with the termination, we pay to Unilever the $625 million termination fee and simultaneously with the termination, we enter into a definitive agreement containing the terms of the superior proposal.


    Termination Fees if Merger Is Not Completed (page 35). The merger agreement requires us to pay Unilever a termination fee of $625 million if:


     (a) Bestfoods or its stockholders receives a takeover proposal from a third party, (b) thereafter Unilever or Bestfoods terminates the merger agreement for the first or third reason described in paragraph 2 above under ' -- Termination of the Merger Agreement' and (c) within 12 months of the termination we enter into any agreement, or complete a transaction, relating to a takeover proposal (substituting 40% for all references to 20% in the second reason in paragraph 4 above under ' -- Termination of the Merger Agreement'),

     Unilever terminates the merger agreement for the second reason described in paragraph 4 above under ' -- Termination of the Merger Agreement' or we terminate the merger agreement in the manner described in paragraph 5 above under ' -- Termination of the Merger Agreement.'

    The merger agreement requires Unilever to pay us a termination fee of $100 million if the merger agreement is terminated because the shareholders of Unilever PLC or Unilever N.V. have not approved the merger agreement.


APPRAISAL RIGHTS
(PAGE 36 AND APPENDIX D)


    Under Delaware law, our holders of common stock who do not vote for adoption of the merger agreement and who comply with the other statutory requirements of the Delaware General Corporation Law may elect to receive, in cash, the judicially determined fair value of their shares of stock in lieu of the $73.00 merger consideration.

MARKET PRICE OF BESTFOODS COMMON STOCK


    Our common stock is traded on the New York Stock Exchange under the symbol 'BFO.' On May 2, 2000, the last full trading day prior to our public announcement of our board of directors' decision to reject Unilever's offer of $66.00 per share in cash, the closing price of Bestfoods common stock as reported on the New York Stock Exchange Composite Transactions Tape was
$50 9/16. On June 5, 2000, the last full trading day prior to the public announcement of the merger agreement, the closing price of Bestfoods common stock as reported on the New York Stock Exchange Composite Transactions Tape was $63.00. On August 23, 2000, the closing price for Bestfoods common stock as reported on the New York Stock Exchange Composite Transactions Tape was
$71 3/16.

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
Summary.....................................................    i
Questions and Answers About the Merger......................    1
Forward-Looking Statements..................................    4
The Companies...............................................    5
    Bestfoods...............................................    5
    Unilever PLC, Unilever N.V. ............................    5
    Unilever United States, Inc. ...........................    5
    Titan Acquisition Company...............................    5
The Special Meeting.........................................    6
    General.................................................    6
    Record Date and Voting..................................    6
    Required Vote...........................................    6
    Proxies; Revocation.....................................    7
    Adjournments or Postponements...........................    7
The Merger..................................................    8
    Background of the Merger................................    8
    Bestfoods' Reasons for the Merger; Recommendation of the
     Bestfoods Board of Directors...........................   11
    Opinions of Bestfoods' Financial Advisors...............   13
    Retention of Financial Advisors.........................   19
    Certain Financial Projections...........................   20
    Material Federal Income Tax Consequences................   20
    Governmental and Regulatory Approvals...................   21
    Accounting Treatment....................................   23
    Treatment of the Bestfoods Series B Preferred Stock in
     the Merger.............................................   23
    Merger Financing........................................   23
    Interests of Certain Persons in the Merger; Possible
     Conflicts of Interest..................................   23
    Indemnification of Directors and Officers...............   27
    Amendment to Bestfoods Rights Agreement.................   27
The Merger Agreement........................................   27
    The Merger..............................................   27
    What You Will Receive...................................   27
    Effective Time of the Merger............................   28
    Treatment of Stock Options and Other Rights.............   28
    Payment for Shares......................................   28
    Representations and Warranties..........................   29
    Covenants; Conduct of the Business of Bestfoods Prior to
     the Merger.............................................   30
    No Solicitation of Transactions.........................   31
    Employee Benefits.......................................   32
    Efforts to Complete the Merger..........................   33
    Conditions to the Merger................................   33
    Termination.............................................   34
    Termination Fees........................................   35
    Expenses................................................   36
    Amendment...............................................   36
Dissenters' Rights of Appraisal.............................   36
Security Ownership of Certain Beneficial Owners and
  Management................................................   39
Selected Financial Data of Bestfoods........................   40
Independent Public Accountants..............................   40
Stockholder Litigation......................................   40
Stockholder Proposals.......................................   41

                                                              PAGE
                                                              ----
Where You Can Find More Information.........................   41
Incorporation of Certain Documents by Reference.............   41

APPENDIX A -- Amended and Restated Agreement and Plan of
              Merger by and among Unilever PLC, Unilever
              N.V., Unilever United States, Inc., Titan
              Acquisition Company and Bestfoods.............  A-1
APPENDIX B -- Opinion of Merrill Lynch, Pierce, Fenner &
Smith Incorporated..........................................  B-1
APPENDIX C -- Opinion of Salomon Smith Barney Inc...........  C-1
APPENDIX D -- Delaware General Corporation Law Section 262..  D-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

    The following questions and answers are intended to address briefly some commonly asked questions regarding the merger. These questions and answers may not address all questions that may be important to you as a Bestfoods stockholder. Please refer to the more detailed information contained elsewhere in this proxy statement, the appendices to this proxy statement and the documents referred to or incorporated by reference in this proxy statement.

Q. WHAT IS THE PROPOSED TRANSACTION?

A. Unilever will acquire Bestfoods by merging a subsidiary of Unilever into Bestfoods, thus making Bestfoods an indirect subsidiary of Unilever.

Q. WHY IS THE BESTFOODS BOARD OF DIRECTORS RECOMMENDING THE ADOPTION OF THE MERGER AGREEMENT?


A. The Bestfoods board of directors believes that the merger is fair to and in the best interests of Bestfoods and its stockholders. The Bestfoods board of directors received opinions from both Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney, Inc. that, as of June 6, 2000, and based on and subject to the matters set forth in those opinions, the $73.00 per share in cash to be received by holders of Bestfoods common stock was fair from a financial point of view to those holders. To review the Bestfoods board of directors' reasons for recommending adoption of the merger agreement, see pages 11 through 13. Also, two members of the Bestfoods board of directors who are employees of Bestfoods have additional interests in the merger which may create possible conflicts of interest as discussed on pages 23 through 27.


Q. IF THE MERGER IS COMPLETED, WHAT WILL I RECEIVE FOR MY BESTFOODS COMMON STOCK AND BESTFOODS SERIES B PREFERRED STOCK?

A. You will receive $73.00 in cash, without interest, for each share of Bestfoods common stock you own, upon surrender of your stock certificates. Under Bestfoods' restated certificate of incorporation, each share of Bestfoods Series B preferred stock will be automatically converted into
   4.37968 shares of Bestfoods common stock immediately prior to completion of the merger, with each share of Bestfoods common stock then being converted into the right to receive $73.00 in cash upon completion of the merger.

Q. WHEN IS THE MERGER EXPECTED TO BE COMPLETED?

A. We are working toward completing the merger as quickly as possible. The merger cannot be effected until a number of conditions are satisfied. The most important conditions are (i) adoption of the merger agreement by Bestfoods stockholders at the special meeting, (ii) compliance with European Commission merger regulations, (iii) compliance with United States federal and other foreign antitrust laws, and (iv) approval of the merger agreement by the shareholders of Unilever PLC and Unilever N.V.

Q. WHO IS ENTITLED TO VOTE AT THE SPECIAL MEETING?


A. Holders of record of Bestfoods common stock and of Bestfoods Series B preferred stock as of the close of business on August 18, 2000 are entitled to vote at the special meeting. Each Bestfoods stockholder is entitled to one vote for each share of Bestfoods common stock owned. Holders of record of Bestfoods Series B preferred stock are also entitled to vote at the special meeting, together with the holders of Bestfoods common stock as a single class. Each holder of Bestfoods Series B preferred stock is entitled to
   4.37968 votes for each share of Bestfoods Series B preferred stock owned.


   Participants in the Bestfoods Stock Fund or the ESOP component of the Bestfoods Savings/Retirement Plan for Salaried Employees, and Bestfoods stockholders entitled to vote under the Bestfoods Special Benefits Trust, will be entitled to instruct the trustee of the Plan or Special Benefits Trust how to vote.

Q. WHAT VOTE IS REQUIRED FOR THE BESTFOODS STOCKHOLDERS TO ADOPT THE MERGER AGREEMENT?

A. In order for the merger agreement to be adopted, holders of a majority of the outstanding voting power represented by the Bestfoods shares entitled to vote at the special meeting, voting as a single class, must vote FOR adoption of the merger agreement.

Q. WHAT DO I NEED TO DO NOW?


A. After carefully reading and considering the information contained in this proxy statement, please vote your shares of Bestfoods common stock and Bestfoods Series B preferred stock as soon as possible. You may vote your shares (1) by returning the enclosed proxy, (2) through the Internet or by telephone as outlined on the enclosed proxy card, or (3) by voting in person at the special meeting of stockholders. Your proxy materials include detailed information on how to vote.


Q. IF MY SHARES ARE HELD FOR ME BY MY BROKER, WILL MY BROKER VOTE THOSE SHARES FOR ME?

A. Your broker will vote your Bestfoods shares only if you provide instructions to your broker on how to vote. You should instruct your broker on how to vote your Bestfoods shares, using the instructions provided by your broker.

Q. CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY PROXY CARD?

A. Yes. You can change your vote at any time before your proxy is voted at the special meeting. You may revoke your proxy by notifying the Secretary of Bestfoods in writing or by submitting a new proxy, in each case, dated after the date of the proxy being revoked. In addition, your proxy may be revoked by attending the special meeting and voting in person. However, simply attending the special meeting without voting will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow the instructions received from your broker to change your vote.

Q. DO I NEED TO ATTEND THE SPECIAL MEETING IN PERSON?

A. No. It is not necessary for you to attend the special meeting in order to vote your Bestfoods shares.

Q. WILL I HAVE THE RIGHT TO HAVE MY BESTFOODS SHARES APPRAISED IF I DISSENT FROM THE MERGER?


A. Yes, you will have appraisal rights for your shares of Bestfoods common stock. You will not have appraisal rights for shares of Bestfoods Series B preferred stock. If you wish to exercise your appraisal rights, you must not vote in favor of adoption of the merger agreement and you must strictly follow the other requirements of Delaware law. A summary describing the requirements you must meet in order to exercise your appraisal rights is in the section entitled 'Dissenters' Rights of Appraisal' on pages 36 through 38 of this proxy statement.


Q. SHOULD I SEND IN MY BESTFOODS STOCK CERTIFICATES NOW?

A. No. After the merger is completed, the paying agent will send you written instructions for exchanging your Bestfoods stock certificates for the merger consideration, which will include procedures for the electronic delivery of shares.

Q. WILL I OWE TAXES AS A RESULT OF THE MERGER?


A. The merger will be a taxable transaction for all holders of Bestfoods common stock. As a result, the cash you receive in the merger for your shares of Bestfoods common stock and any cash you receive from exercising your appraisal rights will be subject to United States federal income tax and also may be taxed under applicable state, local, and other tax laws. In general, you will recognize gain or loss equal to the difference between (1) the amount of cash you receive (other than cash that represents interest you receive in connection with the exercise of appraisal rights, which will be taxable as ordinary income) and (2) the tax basis of your shares of Bestfoods common stock. Refer to the section entitled 'The Merger -- Material Federal Income Tax

   Consequences' on pages 20 and 21 of this proxy statement for a more detailed explanation of the tax consequences of the merger. You should consult your tax advisor on how specific tax consequences of the merger apply to you.


Q. WHAT OTHER MATTERS WILL BE VOTED ON AT THE SPECIAL MEETING?

A. Bestfoods does not expect to ask stockholders to vote on any other matter at the special meeting.

Q. WHERE CAN I FIND MORE INFORMATION ABOUT BESTFOODS AND UNILEVER?


A. Bestfoods files periodic reports and other information with the SEC. Unilever files Forms 20-F with, and furnishes Forms 6-K and other documents to, the SEC. You may read and copy this information at the SEC's public reference facilities. Please call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available at the offices of the New York Stock Exchange and, in the case of Bestfoods, at the Internet site maintained by the SEC at http://www.sec.gov. For a more detailed description of the information available, please see page 41.


Q. WHO CAN HELP ANSWER MY QUESTIONS?


A. If you have questions about the merger after reading this proxy statement or need assistance in voting your shares, you should contact our proxy solicitor, D.F. King & Co., Inc., at (800) 207-3155 (toll-free) or (212) 269-5550 (call collect).

                           FORWARD-LOOKING STATEMENTS


    This proxy statement includes and incorporates by reference statements that are not historical facts. These statements are 'forward-looking statements' (as defined in the Private Securities Litigation Reform Act of 1995) based on our current plans and expectations relating to analyses of value, expectations for anticipated growth in the future and future success under various efforts, and, as such, these forward-looking statements involve uncertainty and risk. These forward-looking statements are contained in the sections entitled 'The
Merger -- Certain Financial Projections' and other sections of this proxy statement. These forward-looking statements should be read in conjunction with our Annual Report on Form 10-K for the year ended December 31, 1999 and our subsequent Quarterly Reports on Form 10-Q and Form 10-Q/A-1. Our Form 10-K and Forms 10-Q and Form 10-Q/A-1 are on file with the SEC, a copy of which is available without charge upon written request to: Bestfoods, 700 Sylvan Avenue, International Plaza, Englewood Cliffs, New Jersey 07632, Attention: Manager Corporate Secretarial Services. In addition, actual results of the Company's operations and the transactions contemplated by this proxy statement could differ materially from the forward-looking statements contained in this proxy statement because of many factors, such as the inability to obtain necessary antitrust approvals; actions of the U.S., foreign or local governments; the inability to successfully integrate the businesses of Bestfoods and Unilever; costs related to the merger; the failure to achieve the contemplated synergies that could result from the merger; fluctuations in currency values; competitive pricing; changes in consumption levels; costs; political and social conditions in the economies and environments where Bestfoods operates; the economic environment of the food and consumer product manufacturing industry; and the general economic environment.


    Other factors and assumptions not identified above could also cause the actual results to differ materially from those set forth in the forward-looking statements. We do not undertake any obligation to update the forward-looking statements contained or incorporated in this proxy statement to reflect actual results, changes in assumptions, or changes in other factors affecting these forward-looking statements.


    All information contained in this proxy statement with respect to Unilever PLC, Unilever N.V., Unilever United States, Inc. and Titan Acquisition Company has been supplied by Unilever PLC, Unilever N.V. and Unilever United States, Inc.

                                 THE COMPANIES

BESTFOODS

    Bestfoods is a global business that engages, through its subsidiaries and affiliates, in manufacturing and marketing consumer foods. Bestfoods operates its business in three core categories -- savory products, chiefly under the Knorr brand; dressings, chiefly under the Hellmann's brand; and foodservice, or catering. Bestfoods operates in more than 60 countries. In 1999, approximately 60% of Bestfoods' sales came from international operations. Bestfoods is a Delaware corporation and was incorporated in 1959 upon the merger of The Best Foods, Inc. (incorporated in 1898) and Corn Products Refining Company (incorporated in 1906). Bestfoods' executive offices are located at 700 Sylvan Avenue, International Plaza, Englewood Cliffs, New Jersey 07632, telephone
(201) 894-4000.

UNILEVER PLC, UNILEVER N.V.


    Unilever consists of two parent companies, Unilever PLC and Unilever N.V. The parent companies operate as nearly as practicable as a single entity. Both parent companies have the same directors and are linked through an equalization agreement. Unilever's subsidiaries and affiliates operate in 88 countries throughout the world as manufacturers, marketers and sellers of branded and packaged consumer goods. Unilever is one of the world's leading suppliers of fast moving consumer goods in foods, household care and personal products categories. Unilever PLC is a public limited company incorporated in England and Wales, and Unilever PLC was first incorporated in 1894. Unilever PLC's executive offices are located at Unilever House, P.O. Box 68, Blackfriars, London EC4P 4B2, England, telephone 011-44-207-822-5252. Unilever N.V. was incorporated under the laws of The Netherlands in 1927. Unilever N.V.'s executive offices are located at Weena 455, 3013 AL Rotterdam, The Netherlands, telephone 011-31-10-217-4000.



UNILEVER UNITED STATES, INC.



    Unilever United States, Inc. is a corporation formed under the laws of the State of Delaware. The common stock of Unilever United States, Inc. is owned 75% by Unilever N.V. and 25% by Unilever PLC. It is a holding company for all of Unilever's principal operations in the United States. Unilever United States, Inc.'s principal executive offices are located at Lever House, 390 Park Avenue, New York, New York 10022, telephone (212) 888-1260.


TITAN ACQUISITION COMPANY


    Titan Acquisition Company is a Delaware corporation formed solely for the purpose of merging into Bestfoods and has not conducted any unrelated activities since its organization. Titan Acquisition Company is a wholly owned subsidiary of Unilever United States, Inc. The principal executive offices of Titan Acquisition Company are located at 390 Park Avenue, New York, New York 10022, telephone (212) 888-1260.

                              THE SPECIAL MEETING

GENERAL


    This proxy statement is being furnished to Bestfoods stockholders as part of the solicitation of proxies by the Bestfoods board of directors for use at a special meeting to be held on Monday, October 2, 2000, starting at 9:00 a.m., local time, at The Clinton Inn Hotel, 145 Dean Drive, Tenafly, New Jersey. The purpose of the special meeting is for the Bestfoods stockholders to consider and vote upon a proposal to adopt the Amended and Restated Agreement and Plan of Merger, dated as of June 6, 2000, as amended as of July 7, 2000, as amended and restated as of August 22, 2000, by and among Bestfoods, Unilever PLC, Unilever N.V., Unilever United States, Inc. and Titan Acquisition Company. A copy of the amended and restated merger agreement is attached to this proxy statement as Appendix A. This proxy statement and the enclosed form of proxy are first being mailed to Bestfoods stockholders on August 30, 2000.


RECORD DATE AND VOTING


    The holders of record of Bestfoods common stock and of Bestfoods Series B preferred stock as of the close of business on August 18, 2000, the record date, are entitled to receive notice of, and to vote at, the special meeting. On the record date, there were 277,473,705 shares of Bestfoods common stock and 1,619,894 shares of Bestfoods Series B preferred stock outstanding. Each share of Bestfoods Series B preferred stock is entitled to cast 4.37968 votes at the special meeting.



    The holders of a majority of the voting power represented by the Bestfoods shares entitled to vote on August 18, 2000, represented in person or by proxy, will constitute a quorum for purposes of the special meeting. A quorum is necessary to hold the special meeting. Any shares of Bestfoods common stock held in treasury by Bestfoods or by any of its subsidiaries are not considered to be outstanding for purposes of determining a quorum. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment or postponement of the special meeting, unless the holder is present solely to object to the special meeting. However, if a new record date is set for an adjourned special meeting, then a new quorum will have to be established.


REQUIRED VOTE


    Completion of the merger requires the adoption of the merger agreement by the affirmative vote of the holders of a majority of the voting power represented by the outstanding shares of Bestfoods common stock and shares of Bestfoods Series B preferred stock, voting together as a single class. Each outstanding share of Bestfoods common stock on August 18, 2000 entitles the holder to one vote at the special meeting. Each outstanding share of Bestfoods Series B preferred stock on August 18, 2000 entitles the holder to 4.37968 votes at the special meeting. 142,284,162 votes are required to adopt the merger agreement. You may vote your shares (1) by returning the enclosed proxy,
(2) through the Internet or by telephone, as outlined on the enclosed proxy card or (3) by voting in person at the special meeting. As of August 18, 2000, the directors and executive officers of Bestfoods owned, in the aggregate, 3,228,475 shares of Bestfoods common stock, or less than 2% of the outstanding shares of Bestfoods common stock on that date, and owned, in the aggregate, 86,274 shares of Bestfoods Series B preferred stock, or less than 6% of the outstanding shares of Series B preferred stock on that date. Together, the Bestfoods shares held by the directors and executive officers represent less than 6% of the total votes that may be cast at the special meeting. The directors and executive officers have informed Bestfoods that they intend to vote all of their shares of Bestfoods common stock and Bestfoods Series B preferred stock FOR adoption of the merger agreement.


    Under the rules of the New York Stock Exchange, Inc., brokers who hold shares in street name for customers have the authority to vote on 'routine' proposals when they have not received instructions from beneficial owners. Under the rules of the New York Stock Exchange, Inc., brokers are precluded from exercising their voting discretion with respect to the approval of non-routine matters such as adoption of the merger agreement and thus, absent specific instructions from the beneficial owner of such shares, brokers are not empowered to vote these shares with respect to the approval of non-routine proposals (i.e., 'broker non-votes'). Abstentions and properly executed broker non-votes will be treated as shares that are present and entitled to vote at the special meeting for purposes of determining whether a quorum exists and will have the same effect as votes against adoption of the merger agreement.

PROXIES; REVOCATION

    If you vote your shares of Bestfoods common stock or Bestfoods Series B preferred stock by signing a proxy, your shares will be voted at the special meeting as you indicate on your proxy card. If no instructions are indicated on your signed proxy card, your shares of Bestfoods common stock will be voted FOR adoption of the merger agreement.

    If you participate in the Bestfoods Stock Fund or the ESOP component of the Bestfoods Savings/Retirement Plan for Salaried Employees, or if you are entitled to vote under the Bestfoods Special Benefits Trust, your proxy will instruct the trustee of the Plan or Special Benefits Trust, as applicable, how to vote. If you participate in the Plan and you have not indicated your choice on your proxy card, the trustee will vote your shares held in the Plan, together with the unallocated shares held by the trustee of the Plan, in proportion to the way other participants in the Plan as a group have voted their shares. If you are entitled to vote under the Bestfoods Special Benefits Trust and you have not indicated your choice on your proxy card, the trustee will vote your shares held in the Special Benefits Trust in proportion to the way the other participants in the Special Benefits Trust as a group have voted their shares. Thus, by returning your completed proxy, you will direct the voting of your own shares as well as the vote by the trustee with respect to unallocated shares and allocated shares for which no instructions are received. If you vote your shares of Bestfoods common stock or Bestfoods Series B preferred stock through the Internet or by telephone, your shares will be voted at the special meeting as instructed.

    You may revoke your proxy at any time before the special meeting. A proxy may be revoked prior to the vote at the special meeting by submitting a written revocation to the Secretary of Bestfoods at 700 Sylvan Avenue, International Plaza, Englewood Cliffs, New Jersey 07632, or by submitting a new proxy, in either case, dated after the date of the proxy that is being revoked. In addition, a proxy may also be revoked by voting in person at the special meeting. Simply attending the special meeting without voting will not revoke your proxy.

    Your board of directors is not currently aware of any other business to be brought before the special meeting. If, however, other matters are properly brought before the special meeting or there is any adjournment or postponement of the special meeting, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies in accordance with their discretion and judgment.


    Officers and employees of Bestfoods may solicit proxies by telephone or in person. However, they will not be paid for soliciting proxies. Bestfoods also will request that persons and entities holding shares in their names or in the names of their nominees that are beneficially owned by others send proxy materials to and obtain proxies from those beneficial owners, and will reimburse those holders for their reasonable expenses in performing those services. Bestfoods has retained D.F. King & Co., Inc. to assist it in the solicitation of proxies, using the means referred to above, at an anticipated cost of $20,000, plus reimbursement of out-of-pocket expenses.


ADJOURNMENTS OR POSTPONEMENTS


    Although it is not expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies or for other reasons as determined by the Bestfoods board of directors. Any adjournment or postponement may be made without notice, including by an announcement made at the special meeting, by approval of the holders of a majority of the voting power represented by the outstanding shares of Bestfoods stock present in person or represented by proxy at the special meeting, whether or not a quorum exists. Any signed proxies received by Bestfoods will be voted in favor of an adjournment or postponement in these circumstances unless a written note on the proxy by the stockholder directs otherwise. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies or for other reasons will allow Bestfoods stockholders who have already sent in their proxies to revoke them at any time prior to their use.

                                   THE MERGER

BACKGROUND OF THE MERGER

    Several factors have led to consolidation pressures in the food industry in recent years, including slower growth rates in the food sector, rapid consolidation in retail grocery store chains and fierce competition between branded food manufacturers and private-label manufacturers.

    Dating as far back as the 1980's, Bestfoods has maintained a consistent strategy of seeking growth through strategic acquisitions. Nearly one-half of Bestfoods' growth has traditionally come from strategic acquisitions. Bestfoods has primarily sought acquisitions of small and medium-sized companies -- companies with strong brands and focused product lines to be integrated into Bestfoods' international distribution system.

    Beginning in 1992, Bestfoods engaged in intermittent exploratory discussions at the highest levels with a number of major participants (not including Unilever) in the food industry regarding potential business combinations. While the prospect of a business combination had been on the list of possible considerations for Bestfoods, Bestfoods remained interested only in a combination which would fit within the framework of the company's strategic vision of becoming the best international food company in the world. None of those discussions resulted in any negotiations or in any agreements or understandings being reached.

    In 1999, Bestfoods began discussions with one consumer food company regarding a potential stock-for-stock 'merger of equals.' These discussions progressed, and the Bestfoods board of directors held a number of meetings to analyze the potential transaction. The parties conducted a mutual due diligence review and engaged in negotiations. However, ultimately they could not reach agreement on a number of issues, and those discussions terminated. Bestfoods thereafter began periodic discussions about possible combinations with other similarly-sized consumer foods companies that continued into the spring of 2000.

    On April 20, 2000, C.R. Shoemate, the Chairman and Chief Executive Officer of Bestfoods, received a telephone call from Niall FitzGerald, the Chairman of Unilever PLC, and Anthony Burgmans, the Chairman of Unilever N.V. In that telephone call, Mr. FitzGerald and Mr. Burgmans made an oral all cash proposal for the outstanding shares of Bestfoods at between $61.00 and $64.00 per share. Mr. FitzGerald and Mr. Burgmans asked to meet with Mr. Shoemate in person to discuss their proposal. Mr. Shoemate responded that he did not believe a meeting with Mr. FitzGerald and Mr. Burgmans was warranted before he discussed the offer with the Bestfoods board of directors. Later that same day, Mr. Shoemate received a letter from Mr. FitzGerald and Mr. Burgmans confirming the oral proposal made earlier in the day. In the letter, Mr. FitzGerald and Mr. Burgmans set out the basic terms of the proposal, requesting a meeting with Mr. Shoemate prior to any meeting of the Bestfoods board of directors. Messrs. FitzGerald and Burgmans also added that the offer was subject to receipt of governmental and regulatory approvals, as well as to negotiation of a mutually acceptable merger agreement.

    The following day, Mr. Shoemate responded by telephone to Unilever's letter, indicating that Bestfoods would study and submit the proposal to the Bestfoods board of directors for review and consideration at a special meeting to be convened as soon as the information relevant to the Bestfoods board of directors' analysis of the Unilever proposal could properly be gathered. During this conversation, Mr. Shoemate indicated that Unilever should provide Bestfoods with any information beyond that which was contained in its letter that might be relevant to the board of directors' full and fair consideration of Unilever's proposal. Mr. Shoemate also assured Unilever that Bestfoods would take no preclusive actions at the upcoming special meeting when the Unilever proposal would be considered.

    On April 26, 2000, Mr. FitzGerald called Mr. Shoemate to again request a meeting in person prior to the Bestfoods board of directors meeting.
Mr. Shoemate informed Mr. FitzGerald that he would bring the Unilever proposal to the Bestfoods board of directors at the meeting scheduled for May 2, 2000, and that he did not think it was appropriate to meet prior to the Bestfoods board of directors' consideration of Unilever's proposal.

    On April 27, 2000, Mr. FitzGerald and Mr. Burgmans sent another letter to Mr. Shoemate, reiterating their belief that a face-to-face meeting with Mr. Shoemate was important prior to the Bestfoods board of directors' consideration of Unilever's proposal. Following receipt of that letter, Mr. Shoemate called Mr. FitzGerald and, again, declined to meet with Mr. FitzGerald and Mr. Burgmans prior to discussing the Unilever proposal with the Bestfoods board of directors on the basis that Bestfoods had all of the information necessary to evaluate Unilever's proposal. However, Mr. Shoemate assured Mr. FitzGerald and Mr. Burgmans that the Bestfoods board of directors would give full consideration to Unilever's proposal and, once more, invited them to provide him with any additional information concerning the proposal.

    Mr. FitzGerald and Mr. Burgmans sent another letter to Mr. Shoemate on April 28, 2000, stating that they wished to outline Unilever's objectives and explain why Unilever believed that a transaction between the two companies would be attractive to the constituencies of both Unilever and Bestfoods. In the letter, Mr. FitzGerald and Mr. Burgmans requested that a copy of the letter be provided to the Bestfoods board of directors.

    On May 1, 2000, Mr. Shoemate received another letter from Mr. FitzGerald and Mr. Burgmans. In that letter, Mr. FitzGerald and Mr. Burgmans increased the offer by Unilever to $66.00 per share in cash, subject to the satisfaction of certain conditions, including receipt of all applicable stockholder and necessary regulatory approvals and the negotiation of a mutually satisfactory merger agreement on an exclusive basis. They indicated that Unilever's $66.00 proposal would expire at 5:00 p.m. on May 4, 2000, unless negotiations had commenced prior to that time.

    On May 2, 2000, the Bestfoods board of directors held a special meeting to consider Unilever's $66.00 proposal at which the Bestfoods financial advisors, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc., and their legal advisors, Fried, Frank, Harris, Shriver & Jacobson, were present. Bestfoods' senior management, financial advisors and legal counsel made various presentations concerning the proposed transaction. At that meeting, the Bestfoods board of directors determined that Unilever's $66.00 proposal was financially inadequate and not in the best interests of Bestfoods and its stockholders, given Bestfoods' successful business strategies and growth prospects and, accordingly, unanimously voted to reject Unilever's $66.00 proposal.

    Immediately following that meeting, Mr. Shoemate sent a letter to Mr. FitzGerald and Mr. Burgmans indicating that the Bestfoods board of directors had rejected Unilever's $66.00 proposal. In the letter, Mr. Shoemate noted that the Bestfoods board of directors had determined that it was not opportune to consider a sale of the company and that Unilever's $66.00 proposal would preclude the Bestfoods stockholders from reaping the rewards inherent in Bestfoods' progress and strategic positioning. Mr. Shoemate added that Bestfoods' financial flexibility, operating strengths and size meant that Bestfoods would be able to capitalize on the company's numerous attractive growth opportunities that were often unavailable to others in the food industry.

    Later that day, Bestfoods issued a press release publicly announcing the determination of the Bestfoods board of directors and released a copy of the letter that Mr. Shoemate had sent to Mr. FitzGerald and Mr. Burgmans.

    On May 3, 2000, Unilever issued a press release confirming its proposal to Bestfoods. In the press release, Unilever indicated it was disappointed with Bestfoods' response to its proposal and unwillingness to discuss its proposal. Unilever stated that it believed that Bestfoods should reconsider Unilever's $66.00 proposal.

    Following the May 2, 2000 Bestfoods board of directors meeting, Bestfoods approached a number of consumer food companies with proposals for possible strategic business combinations, including certain of those companies with which it had held previous discussions.

    At its regularly scheduled board meeting on May 16, 2000, the Bestfoods board of directors renewed its discussions of Bestfoods' pursuit of a potential business combination. The board of directors was presented with a legal analysis by Fried, Frank, Harris, Shriver & Jacobson and a financial analysis by representatives of Merrill Lynch and Salomon Smith Barney. The financial analysis focused primarily upon a discussion of a number of potential strategic combination transactions with the companies Bestfoods had approached and a description of the product and geographic mix, the synergies, strategic fit and focus, and market reaction that could result from each of the potential transactions. The Bestfoods board of directors authorized management to continue these discussions regarding the possibility of a strategic business combination. Shortly after the May 16 meeting, one company advised Bestfoods that it was not an appropriate time to discuss a business combination with Bestfoods.

    During the remainder of the month of May 2000, Bestfoods continued discussions with various companies not including Unilever concerning possible combination transactions, and the Bestfoods board of directors met weekly via telephone conference to discuss the status of the various proposed transactions.

    In the case of one consumer foods company, discussions regarding a possible combination ended before the companies began negotiating the significant terms of a business combination, as the company decided that it did not wish to proceed with further discussions with Bestfoods at that time.

    In another situation, a confidentiality agreement was signed concerning a possible acquisition of a consumer foods business by Bestfoods for a combination of stock and cash. Business due diligence was conducted and negotiations focused on valuation.

    In another case, a confidentiality agreement was signed and negotiations proceeded for a possible 'merger of equals' transaction whereby Bestfoods would combine with a consumer foods company for consideration consisting of stock and cash. The two companies engaged in mutual due diligence, with serious negotiations of the terms of a possible transaction, and ultimately reached an agreement on the significant principles of the proposed transaction. Bestfoods also reached understandings with certain major stockholders of this company on selected general principles of the proposed transaction.

    On May 30, 2000, a representative of Merrill Lynch received a telephone call from a representative of Goldman, Sachs & Co., Unilever's financial advisors. In that telephone call, the representative of Goldman Sachs indicated that Unilever was prepared to raise its proposal for Bestfoods from $66.00 per share to $72.00 per share. The following day, Mr. Shoemate received a letter from Mr. Burgmans and Mr. FitzGerald of Unilever. In that letter, Mr. Burgmans and Mr. FitzGerald indicated that they continued to be in favor of a combination of Bestfoods and Unilever. Mr. Burgmans and Mr. FitzGerald also stated that they had re-examined the financial assumptions and the synergies available from a possible combination and were now prepared to pay $72.00 per share in cash. This offer was subject to several conditions, including the negotiation of a definitive merger agreement and receipt of applicable stockholder and necessary regulatory approvals.

    After discussing Unilever's $72.00 proposal on May 31, 2000 with Bestfoods' legal and financial advisors and after discussing the offer at a special meeting of the Bestfoods board of directors on June 1, 2000 by telephone, Mr. Shoemate called Mr. FitzGerald and Mr. Burgmans, and informed them that Bestfoods management would be willing to meet with them on Friday, June 2, 2000 to learn more about the proposal and, if appropriate, to hold further discussions about the possible combination and meet with senior members of Unilever's management. Mr. Shoemate further indicated that Unilever would have the opportunity to conduct financial and legal due diligence over the weekend. Mr. Shoemate requested that Bestfoods be provided with Unilever's 'best and final offer' and with a copy of a merger agreement ready for execution by Sunday night, June 4, 2000. Mr. Shoemate informed Mr. FitzGerald and Mr. Burgmans that he would present Unilever's proposal to the Bestfoods board of directors at a special meeting scheduled for 5:00 p.m. on Monday, June 5, 2000. On June 2, 2000, Unilever and Bestfoods entered into a confidentiality agreement.

    Over the weekend, senior members of Bestfoods' management team met with representatives of Unilever to discuss possible synergies and to conduct financial due diligence. Representatives of Fried, Frank, Harris, Shriver & Jacobson, together with Bestfoods' management and in-house counsel, met with representatives of Cravath, Swaine & Moore, Unilever's legal counsel, together with in-house counsel from Unilever, to comment upon a draft merger agreement that had been furnished by Cravath, Swaine & Moore. Representatives of Unilever also conducted a legal due diligence investigation of Bestfoods.

    At the same time, Bestfoods continued to negotiate definitive agreements with one of the consumer foods companies with which it had been negotiating earlier. Also during that time Bestfoods continued negotiations for the acquisition of the consumer foods business mentioned above in an effort to reach an agreement on price.

    On Sunday night June 4, 2000, Unilever delivered a letter to Mr. Shoemate, with a copy of a proposed merger agreement. In the letter, Unilever increased its offer to $73.00 per share, conditioned on the execution of the merger agreement. On the evening of June 4, 2000, Fried, Frank, Harris, Shriver & Jacobson presented additional comments on the merger agreement to Cravath, Swaine & Moore.

    On Monday, June 5, 2000, at 5:00 p.m., the Bestfoods board of directors met to consider Unilever's $73.00 proposal, the status of the other proposals being negotiated by Bestfoods with respect to a potential business combination or similar transaction and the possibility of not pursuing a transaction and continuing to carry out the Bestfoods' strategic plan. Representatives of Bestfoods' senior management and its legal and financial advisors made presentations on the proposed Unilever merger, the other alternatives being considered by the Bestfoods board of directors and reviewed the matters set forth under ' -- Bestfoods' Reasons for the Merger; Recommendation of the Bestfoods Board of Directors.' After considering the presentations and reviewing the various factors relating to the alternative proposals, the board of directors meeting was adjourned until the following morning.

    On the morning of June 6, 2000, Bestfoods had further discussions with one of the consumer foods companies on the terms of a possible transaction. At this meeting, that company revised the terms of the transaction under discussion. On the same day, Bestfoods also had further discussions with Unilever. Following these discussions, the Bestfoods board of directors met. Merrill Lynch and Salomon Smith Barney rendered oral opinions, subsequently confirmed in writing, that, as of the date of that meeting, the consideration to be received by the holders of Bestfoods common stock in the merger was fair to those holders from a financial point of view. The Bestfoods board of directors unanimously approved the merger agreement with Unilever and the related transactions.

    After the requisite approvals were obtained from the Bestfoods board of directors, the merger agreement was executed on June 6, 2000, and the execution of the merger agreement was announced that day.


    On July 7, 2000, the parties executed an amendment to the merger agreement amending Section 5.04. On August 22, 2000, the parties executed an amended and restated merger agreement reflecting the amendment executed on July 7, 2000 and the assignment by Conopco, Inc. of its rights, interests and obligations in the merger agreement to Unilever United States, Inc.


BESTFOODS' REASONS FOR THE MERGER; RECOMMENDATION OF THE BESTFOODS BOARD OF DIRECTORS

    At a special board meeting on June 6, 2000, the Bestfoods board of directors determined that the merger is advisable, fair to, and in the best interests of, Bestfoods and its stockholders, and it unanimously approved the merger agreement. Accordingly, the Bestfoods board of directors unanimously recommends that holders of Bestfoods common stock and Bestfoods Series B preferred stock vote FOR adoption of the merger agreement. Two members of the Bestfoods board of directors who are executive officers have interests in the merger which may create possible conflicts of interest. See ' -- Interests of Certain Persons in the Merger; Possible Conflicts of Interest.'

    In reaching its decision to approve the merger agreement and to recommend that holders of Bestfoods common stock and Bestfoods Series B preferred stock vote to adopt the merger agreement, the Bestfoods board of directors considered the following factors that supported the Bestfoods board of directors' recommendation:

     the presentations by Merrill Lynch and Salomon Smith Barney on June 5,
     2000,

     the opinion of Merrill Lynch that, as of June 6, 2000, and based on and subject to the matters set forth in that opinion, the $73.00 per share in cash to be received by holders of Bestfoods common stock under the merger agreement was fair from a financial point of view to such holders. See
     ' -- Opinions of Bestfoods' Financial Advisors,'

     the opinion of Salomon Smith Barney that, as of June 6, 2000, and based on and subject to the matters set forth in that opinion, the $73.00 per share in cash to be received by holders of Bestfoods common stock under the merger agreement was fair from a financial point of view to such holders. See ' -- Opinions of Bestfoods' Financial Advisors,'

     the fact that the merger consideration is all cash, which provides certainty of value to holders of Bestfoods common stock and Bestfoods Series B preferred stock compared to a transaction in which stockholders would retain stock; the Bestfoods board of directors was aware that an all cash transaction would be taxable to stockholders of Bestfoods for United States federal income tax purposes whereas a stock transaction could generally be structured in a manner that would not be taxable for United States federal income tax purposes to the extent of the stock retained or received, the advice of financial advisors of the Bestfoods board of directors that the trading value for shares of Bestfoods common stock was not likely to exceed the merger price in the near term either if Bestfoods remained independent or effected a combination with another food company under terms that were being evaluated, the potential stockholder value that could be expected to be generated from the other options available to Bestfoods, including the options of
     (1) remaining independent and continuing Bestfoods' strategic plan and
     (2) pursuing the other strategic alternatives, as well as the risks and uncertainties associated with those alternatives,

     the current and historical market prices of Bestfoods common stock relative to general market indices, and the fact that the $73.00 per share merger consideration represented a 44% premium over the closing price of Bestfoods common stock on the last trading day prior to the public announcement of Unilever's $66.00 proposal, prior presentations by Bestfoods management and Bestfoods' financial advisors regarding the business, operations, properties and assets, financial condition, competitive position, business strategy, and prospects of Bestfoods (as well as the risks involved in achieving these prospects), the nature of the consumer foods industry in which Bestfoods competes, and current industry, economic and market conditions, both on an historical and on a prospective basis, the terms of the merger agreement, as reviewed by the Bestfoods board of directors with its legal advisors, including:

      -- the undertakings by Unilever with respect to obtaining regulatory approvals and the agreement to divest assets, other than certain specified assets, if necessary to obtain regulatory approvals,

      --  the absence of a financing condition,

      -- a termination fee of $100 million if Unilever shareholders do not approve the transaction and

      -- Bestfoods' ability to furnish information to and conduct negotiations with a third party, terminate the merger agreement, and enter into an agreement relating to a superior proposal under certain circumstances, as more fully described under 'The Merger Agreement -- No Solicitation of Transactions,' ' -- Termination' and ' -- Termination Fees' and

     the fact that no other offers to acquire Bestfoods were made after the public announcement of the unsolicited offer by Unilever on May 2, 2000, and the Bestfoods board of directors' determination based on advice of Bestfoods' financial advisors that the probability that a superior offer would be made was insufficient to justify the risk of delay in proceeding with the favorable transaction with Unilever.

    The Bestfoods board of directors also considered a variety of risks and other possibly negative factors in deliberations concerning the merger. In particular, the Bestfoods board of directors considered:

     Bestfoods will no longer exist as an independent company and its stockholders will forego the upside opportunity embedded in Bestfoods' stand-alone business plan as well as possible growth with potential combination partners and under the terms of the merger agreement, we cannot solicit other proposals and must pay to Unilever a termination fee if we terminate the merger agreement under certain circumstances, which may prevent others from proposing an alternative transaction that may be more advantageous to our stockholders.

    The Bestfoods board of directors also considered in its deliberations concerning the merger the interests of officers of Bestfoods (including two who are directors) in the merger described under ' -- Interests of Certain Persons in the Merger; Possible Conflicts of Interest' and the effects of the merger on Bestfoods' employees and other constituencies, and the terms of the merger agreement relating to these matters.

    The foregoing discussion addresses the material information and factors considered by the Bestfoods board of directors in its consideration of the merger. After considering these factors, the Bestfoods board of directors concluded that the positive factors described above outweighed the negative factors described above. In view of the variety of factors and the amount of information considered, the Bestfoods board of directors did not find it practicable to make specific assessments of or otherwise assign relative weights to the specific factors and analyses considered in reaching its determination. The determination to approve the merger agreement was made after consideration of all of the factors and analyses as a whole. In addition, individual members of the Bestfoods board of directors may have given different weights to different factors.

OPINIONS OF BESTFOODS' FINANCIAL ADVISORS

    Bestfoods retained Merrill Lynch and Salomon Smith Barney (together, the 'Financial Advisors'), to act as its financial advisors in connection with a possible transaction involving Bestfoods.

    Merrill Lynch is an internationally recognized investment banking and advisory firm. As part of its investment banking business, Merrill Lynch is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Bestfoods selected Merrill Lynch to act as its financial advisor in connection with a possible transaction involving Bestfoods based on Merrill Lynch's qualifications, expertise and reputation, as well as upon its prior investment banking relationship with Bestfoods.

    Salomon Smith Barney is an internationally recognized investment banking firm that provides financial services in connection with a wide range of business transactions. As part of its business, Salomon Smith Barney regularly engages in the valuation of companies and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other purposes. Bestfoods selected Salomon Smith Barney to act as its financial advisor in connection with a possible transaction involving Bestfoods based on Salomon Smith Barney's qualifications, expertise and reputation, as well as upon its prior investment banking relationship with Bestfoods.

    OPINION OF MERRILL LYNCH. Merrill Lynch rendered to the Bestfoods board of directors its written opinion, dated June 6, 2000 (the 'Merrill Lynch Opinion'), that, as of that date, based upon and subject to the factors and assumptions set forth in its written opinion, the merger consideration to be received by the holders of Bestfoods common stock, other than Unilever and its affiliates, pursuant to the merger was fair from a financial point of view to such holders.

    THE FULL TEXT OF THE MERRILL LYNCH OPINION, DATED AS OF JUNE 6, 2000, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED, AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY MERRILL LYNCH, IS ATTACHED AS
APPENDIX B TO THIS PROXY STATEMENT AND IS INCORPORATED BY REFERENCE. THE SUMMARY OF THE MERRILL LYNCH OPINION SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THIS OPINION. HOLDERS OF BESTFOODS COMMON STOCK ARE URGED TO READ THE OPINION IN ITS ENTIRETY. THE MERRILL LYNCH OPINION WAS PROVIDED TO THE BESTFOODS BOARD OF DIRECTORS FOR ITS USE AND BENEFIT IN CONNECTION WITH ITS CONSIDERATION OF THE MERGER AND IS DIRECTED ONLY TO THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE MERGER CONSIDERATION TO THE HOLDERS OF THE BESTFOODS COMMON STOCK. THE MERRILL LYNCH OPINION DOES NOT ADDRESS THE MERITS OF THE UNDERLYING DECISION BY BESTFOODS TO ENGAGE IN THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY BESTFOODS STOCKHOLDER AS TO HOW THE STOCKHOLDER SHOULD VOTE ON THE ADOPTION OF THE MERGER AGREEMENT OR ANY MATTER RELATED TO THE MERGER.

    In arriving at its opinion, Merrill Lynch, among other things:

     reviewed certain publicly available business and financial information relating to Bestfoods that it deemed relevant,

     reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of Bestfoods furnished to it by Bestfoods,

     conducted discussions with members of senior management of Bestfoods concerning the matters described above,

     reviewed the market prices and valuation multiples for Bestfoods common stock and compared them with those of certain publicly traded companies that it deemed relevant,

     reviewed the results of operations of Bestfoods and compared them with those of certain publicly traded companies that it deemed relevant,

     compared the proposed financial terms of the merger with the financial terms of certain other transactions it deemed relevant,

     participated in certain discussions and negotiations among representatives of Bestfoods and Unilever and their financial and legal advisors,

     reviewed a draft of the merger agreement dated as of June 5, 2000, in the form provided to it, and reviewed such other financial studies and analyses and took into account such other matters as it deemed necessary, including its assessment of general economic, market and monetary conditions.

    In preparing its opinion, Merrill Lynch assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to it, discussed with or reviewed by or for it, or publicly available. Merrill Lynch did not assume any responsibility for independently verifying such information nor did it undertake an independent evaluation or appraisal of any of the assets or liabilities of Bestfoods, nor was it furnished with any such evaluation or appraisal. In addition, Merrill Lynch did not assume any obligation to conduct any physical inspection of the properties or facilities of Bestfoods. With respect to the financial forecast information furnished to or discussed with Merrill Lynch by Bestfoods, Merrill Lynch assumed that it had been reasonably prepared and reflected the best currently available estimates and judgment of Bestfoods' management as to the expected future financial performance of Bestfoods. The Merrill Lynch Opinion expresses no view as to this information or the assumptions on which it is based. Merrill Lynch also assumed that the final form of the merger agreement would be substantially similar to the last draft reviewed by it, which is the case.

    The Merrill Lynch Opinion is necessarily based upon market, economic, and other conditions as they existed and could be evaluated on, and on the information made available to Merrill Lynch as of the date of such opinion.

    In connection with the Merrill Lynch Opinion, Merrill Lynch was not requested to, and did not, solicit third party indications of interest in the possible acquisition of all or part of Bestfoods. At the request of Bestfoods, however, Merrill Lynch did participate in discussions with third parties to determine their interest in possible alternative transactions with Bestfoods. The Merrill Lynch Opinion expresses no view as to, and does not address, the relative merits of the merger as compared to any alternative business strategies that might exist for Bestfoods or the effect of any other transaction in which Bestfoods might engage.

    Merrill Lynch has acted as financial advisor to the Bestfoods board of directors in connection with the merger and will receive a fee from Bestfoods for its services, a significant portion of which is contingent upon the completion of the merger. In addition, Bestfoods has agreed to indemnify Merrill Lynch for certain liabilities arising out of its engagement. Merrill Lynch has, in the past, provided financial advisory and financing services to Bestfoods and Unilever and/or their affiliates, and may continue to do so and has received, and may receive, fees for the rendering of such services. In addition, in the ordinary course of its business, Merrill Lynch may actively trade Bestfoods common stock and other securities of Bestfoods, as well as securities of Unilever, for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

    OPINION OF SALOMON SMITH BARNEY. Salomon Smith Barney rendered to the Bestfoods board of directors its written opinion, dated June 6, 2000 (the 'Salomon Smith Barney Opinion'), that, as of such date, based upon and subject to the factors and assumptions set forth in such written opinion, the merger consideration was fair to the holders of Bestfoods common stock, other than Unilever and its affiliates, from a financial point of view.

    THE FULL TEXT OF THE SALOMON SMITH BARNEY OPINION, DATED AS OF JUNE 6, 2000, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED, AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY SALOMON SMITH BARNEY, IS ATTACHED AS APPENDIX C TO THIS PROXY STATEMENT AND IS INCORPORATED BY REFERENCE. THE SUMMARY OF THE SALOMON SMITH BARNEY OPINION SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION. HOLDERS OF BESTFOODS COMMON STOCK ARE URGED TO READ THIS OPINION IN ITS ENTIRETY. THE SALOMON SMITH BARNEY OPINION WAS PROVIDED TO THE BESTFOODS BOARD OF DIRECTORS FOR ITS INFORMATION IN CONNECTION WITH ITS CONSIDERATION OF THE MERGER AND IS DIRECTED ONLY TO THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE MERGER CONSIDERATION TO THE HOLDERS OF THE BESTFOODS COMMON STOCK. THE SALOMON SMITH BARNEY OPINION DOES NOT CONSTITUTE A RECOMMENDATION CONCERNING HOW STOCKHOLDERS OF BESTFOODS SHOULD VOTE WITH RESPECT TO ADOPTION OF THE MERGER AGREEMENT OR THE MERGER.

    In connection with its opinion, Salomon Smith Barney, among other things:

     reviewed certain publicly available information concerning Bestfoods and certain other financial information concerning Bestfoods, including financial forecasts, that were provided by Bestfoods,

     discussed the past and current business operations, financial condition and prospects of Bestfoods with certain officers and employees of Bestfoods and considered such other information, financial studies, analyses, investigations and financial, economic and market criteria that Salomon Smith Barney deemed relevant.

    In its review and analysis and in arriving at its opinion, Salomon Smith Barney assumed and relied upon the accuracy and completeness of the information reviewed by it for the purpose of its opinion and did not assume any responsibility for independent verification of this information. With respect to the financial forecasts of Bestfoods, Salomon Smith Barney was advised by the management of Bestfoods that these forecasts had been reasonably prepared on bases reflecting its best currently available estimates and judgments, and Salomon Smith Barney expressed no opinion with respect to these forecasts or the assumptions on which they are based. In addition, Salomon Smith Barney did not assume any responsibility for any independent evaluation or appraisal of any of the assets (including properties and facilities) or liabilities of Bestfoods.

    Salomon Smith Barney was not asked to, and did not, solicit other proposals to acquire Bestfoods. At the request of Bestfoods, however, Salomon Smith Barney did participate in discussions with third parties to determine their interest in possible alternative transactions with Bestfoods. The Salomon Smith Barney Opinion expresses no view as to, and does not address, the relative merits of the merger as compared to any alternative business strategies that might exist for Bestfoods or the effect of any other transaction in which Bestfoods might engage.

    The Salomon Smith Barney Opinion was necessarily based upon conditions as they existed and could be evaluated on the date of the opinion. The Salomon Smith Barney Opinion does not address Bestfoods' underlying business decision to effect the merger. The Salomon Smith Barney Opinion is directed only to the fairness, from a financial point of view, of the merger consideration to holders of Bestfoods common stock and does not constitute a recommendation concerning how holders of Bestfoods common stock should vote with respect to adoption of the merger agreement or the merger.

    Salomon Smith Barney has acted as financial advisor to the Bestfoods board of directors in connection with the merger and will receive a fee for its services, a significant portion of which is contingent upon completion of the merger. In addition, Bestfoods has agreed to indemnify Salomon Smith Barney for certain liabilities arising out of its engagement. In the ordinary course of business, Salomon Smith Barney and its affiliates may actively trade the securities of Bestfoods, as well as the securities of Unilever, for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. In addition, Salomon Smith Barney and its affiliates have previously rendered certain investment banking and financial advisory services to Bestfoods and Unilever for which it has received customary compensation. Salomon Smith Barney and its affiliates (including Citigroup, Inc.) may have other business relationships with Bestfoods and Unilever in the ordinary course of their businesses.

    FINANCIAL ANALYSIS. The following is a summary of the material financial analyses of the merger jointly presented by the Financial Advisors to the Bestfoods board of directors in connection with their respective opinions to the Bestfoods board of directors and does not purport to be a complete description of the analyses performed by the Financial Advisors.


    Summary of Key Financial Terms. The Financial Advisors reviewed the key financial terms of the proposed merger, including selected premiums and selected multiples. Based upon the cash offer price per share of Bestfoods common stock of $73.00, the Financial Advisors noted that the equity value of the merger was $20.3 billion and the firm value was $24.3 billion. The Financial Advisors also noted that the merger consideration represented a premium of:


     49% over the closing price of $49.13, as of April 19, 2000 (the date prior to the original Unilever offer);

     44% over the closing price of $50.56, as of May 2, 2000 (the date prior to the announcement of Unilever's revised offer); and

     22% over the highest closing price of $59.69 for the 52-week period ending May 2, 2000 (reached on November 18, 1999).

    Historical Trading Analysis. The Financial Advisors reviewed information regarding historical stock price performance for the Bestfoods common stock. The review noted that, for the 52-week period beginning on May 2, 1999, and ending on May 2, 2000, the range for the Bestfoods common stock was from a daily closing price low of $38.19 to a daily closing price high of $59.69. The review also indicated that for the one-month, one-year, three-year, and five-year periods ended May 2, 2000, the average per share closing prices of Bestfoods common stock were $49.54, $49.58, $49.94 and $43.15, respectively.

    Publicly-Traded Comparables. Using publicly available information, the Financial Advisors calculated an implied value for Bestfoods, excluding any change of control premium, based upon the comparison of certain financial information relating to Bestfoods with corresponding financial information for the following publicly traded branded food companies (the 'Comparable Companies'):

 Campbell          Kellogg
 Danone            Nabisco
 General Mills     Nestle
 Heinz             Quaker Oats
 Hershey           Unilever

    The Comparable Companies were chosen because they are publicly-traded companies with operations that for purposes of analysis may be considered similar to certain operations of Bestfoods. The Financial Advisors calculated and compared various financial multiples and ratios for Bestfoods with those of the Comparable Companies, as indicated below. The multiples and ratios for Bestfoods and each of the Comparable Companies were based on the most recent publicly-available information and on estimates provided by Bestfoods' management.

    In conducting their analysis, the Financial Advisors calculated the relationships of common stock prices to earnings per share ('P/E multiples') and of P/E multiples to growth rates ('P/E to growth multiples') based on May 2, 2000, prices and estimated earnings per share ('EPS') and growth rates as of that date. The Financial Advisors then (i) applied the P/E multiples derived to Bestfoods' 2000 estimated EPS, and (ii) applied the P/E to growth multiples derived to Bestfoods' growth rate and applied the product to Bestfoods' 2000 estimated EPS. This analysis yielded the following results:

            PARAMETER              REFERENCE RANGE   IMPLIED EQUITY VALUE
            ---------              ---------------   --------------------
May 2, 2000 Forward P/E                18x  - 22x       $   49  - $60
May 2, 2000 Forward P/E to Growth    1.6x  - 2.2x       $   48  - $66

    The Financial Advisors also calculated P/E multiples and P/E to growth multiples on dates within the last five years that yielded the highest such multiples for the one year forward. The Financial Advisors then (i) applied the P/E multiples derived to Bestfoods' 2000 estimated EPS, and (ii) applied the P/E to growth multiples derived to Bestfoods' growth rate and applied the product to Bestfoods' 2000 estimated EPS. These values were calculated without regard to any premium that would result in a third party acquisition transaction. This analysis yielded the following results, assuming that market conditions were to return to the conditions prevailing on the dates these multiples were observed:

            PARAMETER              REFERENCE RANGE   IMPLIED EQUITY VALUE
            ---------              ---------------   --------------------
Recent High Forward P/E                22x  - 28x       $   60  - $76
Recent High Forward P/E to Growth    1.8x  - 2.4x       $   54  - $72

    The Financial Advisors noted that no Comparable Company reviewed was identical to Bestfoods and that, accordingly, an analysis of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operational characteristics of Bestfoods that could affect its financial information and value relative to the companies to which it was being compared.

    Comparable Acquisition Transactions Analyses. The Financial Advisors reviewed certain publicly available information regarding selected acquisition transactions in order to conduct three different comparable acquisition transactions analyses.

    Food Sector Acquisitions: The Financial Advisors analyzed the financial terms, to the extent publicly available, of selected acquisition transactions in the food sector industry (collectively, the 'Comparable Food Transactions') that the Financial Advisors deemed relevant in evaluating the merger. The Comparable Food Transactions (with the date the transaction was announced) analyzed by the Financial Advisors are as follows:

     Unilever - Slim Fast Foods (04/12/00)

     Group Danone - McKesson HBOC (McKesson Water Products Co.) (01/11/00)

     Procter & Gamble Co. - IAMS Co. (08/11/99)

     PepsiCo - Tropicana Products (Seagram Co. Ltd.) (07/20/98)

     The Pillsbury Company (Grand Metropolitan PLC) - Pet Incorporated
     (01/09/95)

     Campbell Soup Company - Pace Foods Inc. (11/30/94)

     The Quaker Oats Company - Snapple Beverage Corp. (11/01/94)

     Kohlberg, Kravis, Roberts & Co. - Borden, Inc. (09/12/94)

     Sandoz SA - Gerber Products (05/22/94)

     Campbell Soup Company - Arnotts Limited (10/12/92)

     Philip Morris Companies, Inc. - Frela Maribou AS (09/28/92)

     Philip Morris Companies, Inc. - Jacobs Suchard AG (06/22/90)

     Kohlberg, Kravis, Roberts & Co. - RJR Nabisco (12/01/88)

     Philip Morris Companies, Inc. - Kraft, Inc. (10/18/88)

     Grand Metropolitan PLC - The Pillsbury Company (10/04/88)

     Nestle SA - Buitoni Group SpA (03/24/88)

    The Financial Advisors reviewed the prices paid in such transactions in terms of the enterprise value as a multiple of last twelve months EBITDA. This analysis resulted in a multiple reference range of 12x to 16x which was then applied to Bestfoods' last twelve months EBITDA of $1.7 billion. This analysis yielded an implied equity value range for Bestfoods common stock of $57.00 to $80.00 per share.

    Premiums Paid in Large Transactions: The Financial Advisors used certain publicly available information to analyze the premiums paid in representative acquisition transactions exceeding $10 billion in value that had occurred within the last 2 years (collectively, the 'Comparable Size Transactions') that the Financial Advisors deemed relevant in evaluating the merger. The Financial Advisors reviewed the premiums paid based on the prices one day prior to the transactions and derived a premium reference range of 20% to 60% which was then applied to Bestfoods' closing stock price of $50.56 on May 2, 2000. This analysis resulted in an implied equity value range for Bestfoods common stock of $61.00 to $81.00 per share.

    Premiums Paid in Large Unsolicited Transactions: The Financial Advisors used certain publicly available information to analyze the premiums paid in representative unsolicited transactions exceeding $5 billion in value that had occurred within the last 5 years (collectively, the 'Comparable Unsolicited Transactions') that the Financial Advisors deemed relevant in evaluating the merger. The Financial Advisors reviewed the premiums paid based on the prices one day prior to the transactions and derived a premium reference range of 30% to 70% which was then applied to Bestfoods' closing stock price of $50.56 on May 2, 2000. This analysis resulted in an implied equity value range for Bestfoods common stock of $66.00 to $86.00 per share.

    The Financial Advisors noted that no transaction reviewed was identical to the merger and that, accordingly, an analysis of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operational characteristics of Bestfoods that could affect its acquisition value relative to the transactions to which it was being compared.

    Discounted Cash Flow Analysis. The Financial Advisors performed a discounted cash flow analysis of the after-tax, unlevered free cash flow of Bestfoods based upon Bestfoods' management's projections for the years 2000 through 2004. Using these projections, the Financial Advisors initially calculated an implied equity value range for Bestfoods (excluding any estimated synergies resulting from the merger) by applying discount rates ranging from 9% to 11% per year, determined by analyzing the weighted average cost of capital for selected publicly traded companies in the branded food industry, to the projected cash flows and a terminal value calculated using multiples ranging from 10x to 12x estimated 2004 EBITDA. This analysis resulted in an implied valuation range of $51.00 to $67.00 per share. Using Bestfoods' management's estimates of the synergies resulting from the proposed merger with Unilever, and applying a perpetual growth rate of 2% to 3% to the estimated 2004 synergies and discount rates ranging from 9% to 11% per year, the Financial Advisors then calculated an incremental implied present value of all of the synergies resulting from the merger. This analysis resulted in an implied valuation range for the Unilever synergies of $25.00 to $39.00 per share. Together, these analyses resulted in an aggregate implied equity valuation range for the Bestfoods common stock including 100% of the value of the Unilever synergies of $76.00 to $106.00 per share.

    The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, is not necessarily susceptible to partial analysis or summary description. Select portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying the opinions of the Financial Advisors. In arriving at its fairness determination, each Financial Advisor considered the results of all these analyses and did not attribute any particular weight to any factor or analysis considered by it; rather each Financial Advisor made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all such analyses. In addition, in performing its analyses, each Financial Advisor made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters. No company or transaction used in the above analyses as a comparison is directly comparable to Bestfoods or the contemplated transaction. The analyses were prepared solely for purposes of the Financial Advisors providing their respective opinions to the Bestfoods board of directors as to the fairness of the merger consideration to the holders of Bestfoods common stock and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Bestfoods, Salomon Smith Barney, Merrill Lynch or any other person assumes responsibility if future results are materially different from those forecast. As described above, the Financial Advisors' opinions to the Bestfoods board of directors were among many factors taken into consideration by the Bestfoods board of directors in making its determination to approve the merger agreement. The parties to the merger agreement determined the amount of consideration to be paid pursuant to the merger agreement as the result of arms' length negotiations, and the Financial Advisors were not asked to, and did not, propose the specific amount to the Bestfoods board of directors.

RETENTION OF FINANCIAL ADVISORS


    Pursuant to Bestfoods' engagement letters with each of Merrill Lynch and Salomon Smith Barney, upon completion of the merger, Bestfoods will pay Merrill Lynch an aggregate transaction fee equal to 0.18% of the total consideration to be received in the merger (i.e., the total consideration paid for Bestfoods' equity securities, including amounts paid to holders of options, warrants and convertible securities, plus the value of all indebtedness for borrowed money as set forth in the most recent consolidated balance sheet of Bestfoods at the time of the merger) reduced by the amount of any fees previously paid to Merrill Lynch pursuant to its engagement letter, and Salomon Smith Barney an aggregate transaction fee equal to 0.15% of the total consideration to be received in the merger reduced by the amount of any fees previously paid to Salomon Smith Barney pursuant to its engagement letter, for an aggregate fee for the Financial Advisors of approximately $80.5 million using $21.3 billion as the equity value of the merger (including $1.0 billion for payment of stock options, performance units and similar rights) and assumed indebtedness of $3.1 billion. Bestfoods has also agreed to pay Merrill Lynch and Salomon Smith Barney their reasonable out-of-pocket expenses, including the fees and disbursements of their attorneys, and to indemnify Merrill Lynch and Salomon Smith Barney against certain liabilities, including certain liabilities arising under the United States federal securities laws.

CERTAIN FINANCIAL PROJECTIONS

    Bestfoods does not as a matter of course make public forecasts as to its future financial performance. However, in connection with the preliminary discussions concerning the feasibility of the merger, Bestfoods furnished Unilever with certain financial goals and projections.

    The goals and projections set forth below are derived or excerpted from information provided by Bestfoods and are based on numerous assumptions concerning future events. The goals and projections have not been adjusted to reflect the effects of the merger. The goals and projections should be read together with the information contained in 'Selected Financial Data of Bestfoods.'

    The goals and projections included preliminary operating goals and projections for Bestfoods for the calendar years 2000, 2001 and 2002 (Bestfoods reports its financial results based on a December 31 fiscal year end) developed by Bestfoods' senior management in October 1999 (and not updated since that date) and are predicated on their then preliminary assumptions for macroeconomic conditions, gross profits and operating expenses. The goals and projections exclude the results of Arisco Produtos Alimenticios S.A., which was acquired by Bestfoods in February 2000. Bestfoods' calendar year 2000 goals estimated total net sales of $9,335 million, operating income of $1,450 million and earnings per share (fully diluted) of $2.73. Bestfoods' calendar year 2001 and 2002 projections, which Bestfoods informed Unilever are highly preliminary and speculative, estimated total net sales of $9,942 million and $10,523 million, respectively, operating income of $1,555 million and $1,713 million, respectively, and earnings per share growth in a range of 10% - 12% per year.

    THE GOALS AND PROJECTIONS WERE NOT PREPARED WITH A VIEW TO PUBLIC DISCLOSURE OR COMPLIANCE WITH PUBLISHED GUIDELINES OF THE SEC OR THE GUIDELINES ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS REGARDING PROJECTIONS OR FORECASTS AND ARE INCLUDED ONLY BECAUSE THIS INFORMATION WAS PROVIDED TO UNILEVER. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE GOALS AND PROJECTIONS. THE GOALS AND PROJECTIONS REFLECT NUMEROUS ASSUMPTIONS, ALL MADE BY MANAGEMENT OF BESTFOODS, WITH RESPECT TO INDUSTRY PERFORMANCE, GENERAL BUSINESS, ECONOMIC, MARKET AND FINANCIAL CONDITIONS AND OTHER MATTERS, ALL OF WHICH ARE DIFFICULT TO PREDICT, AND MANY OF WHICH ARE BEYOND BESTFOODS' CONTROL. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THE ASSUMPTIONS MADE IN PREPARING THE GOALS AND PROJECTIONS WILL PROVE ACCURATE, AND ACTUAL RESULTS MAY BE MATERIALLY GREATER OR LESS THAN THOSE CONTAINED IN THE GOALS AND PROJECTIONS. THE INCLUSION OF THE GOALS AND PROJECTIONS SHOULD NOT BE REGARDED AS AN INDICATION THAT BESTFOODS CONSIDERED OR CONSIDERS THE GOALS AND PROJECTIONS TO BE A RELIABLE PREDICTION OF FUTURE EVENTS, AND THE GOALS AND PROJECTIONS SHOULD NOT BE RELIED UPON. NEITHER BESTFOODS NOR UNILEVER ASSUME ANY RESPONSIBILITY FOR THE VALIDITY, REASONABLENESS, ACCURACY OR COMPLETENESS OF THE GOALS AND PROJECTIONS. NEITHER BESTFOODS NOR UNILEVER HAS MADE, OR MAKES, ANY REPRESENTATION TO ANY PERSON REGARDING THE INFORMATION CONTAINED IN THE GOALS AND PROJECTIONS OR INTENDS TO UPDATE OR OTHERWISE REVISE THE GOALS AND PROJECTIONS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE GOALS AND PROJECTIONS ARE SHOWN TO BE IN ERROR.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

    General. The following is a summary of the material United States federal income tax consequences of the merger to Bestfoods stockholders. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the 'Code'), applicable current and proposed United States Treasury Regulations, judicial authority, and administrative rulings and practice. Legislative, judicial or administrative rules and interpretations are subject to change, possibly on a retroactive basis, at any time and, therefore, the following statements and conclusions could be altered or modified. It is assumed that the shares of Bestfoods common stock are held as capital assets by a United States person (i.e., a citizen or resident of the United States or a domestic corporation). This discussion does not address all aspects of United States federal income taxation that may be relevant to a particular Bestfoods stockholder in light of that Bestfoods stockholder's personal investment circumstances, or those Bestfoods stockholders subject to special treatment under the United States federal income tax laws (for example, life insurance companies, tax-exempt organizations, financial institutions, United States expatriates, foreign corporations and nonresident alien individuals), Bestfoods stockholders who hold shares of Bestfoods common stock as part of a hedging, 'straddle,' conversion or other integrated transaction, or Bestfoods stockholders who acquired their shares of Bestfoods common stock through the exercise of employee stock options or other compensation arrangements. In addition, the discussion does not address any aspect of foreign, state or local taxation or estate and gift taxation that may be applicable to a Bestfoods stockholder.

    Consequences of the Merger to Bestfoods Stockholders. The receipt of the merger consideration in the merger (including any cash amounts received by Bestfoods stockholders that exercise appraisal rights) will be a taxable transaction for United States federal income tax purposes (and also may be a taxable transaction under applicable state, local and other income tax laws). In general, for United States federal income tax purposes, a holder of Bestfoods common stock will recognize gain or loss equal to the difference between his or her adjusted tax basis in Bestfoods common stock converted in the merger or subject to appraisal rights, and the amount of cash received. Gain or loss will be calculated separately for each block of shares converted in the merger (i.e., shares acquired at the same cost in a single transaction). The gain or loss will be capital gain or loss (other than, with respect to the exercise of appraisal rights, amounts, if any, which are or are deemed to be interest for federal income tax purposes, which amounts will be taxed as ordinary income), and will be short-term gain or loss if, at the effective time of the merger, the shares of Bestfoods common stock so converted were held for one year or less. If the shares were held for more than one year, the gain or loss would be long-term, subject (in the case of stockholders who are individuals) to tax at a maximum United States federal income tax rate of 20%.

    Backup Tax Withholding. Under the United States federal income tax backup withholding rules, unless an exemption applies, Unilever is required to and will withhold 31% of all payments to which a Bestfoods stockholder or other payee is entitled in the merger, unless the Bestfoods stockholder or other payee provides a tax identification number (social security number, in the case of an individual, or employer identification number, in the case of other stockholders), and certifies under penalties of perjury that this number is correct. Each Bestfoods stockholder and, if applicable, each other payee, should complete and sign the substitute Form W-9 that will be part of the letter of transmittal to be returned to the paying agent (or other agent) in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is otherwise proved in a manner satisfactory to the paying agent (or other agent). The exemptions provide that certain Bestfoods stockholders (including, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, however, he or she must submit a signed statement (such as a Certificate of Foreign Status on Form W-8) attesting to his or her exempt status. Any amounts withheld will be allowed as a credit against the holder's United States federal income tax liability for that year.

    THIS SECTION DOES NOT DISCUSS ALL ASPECTS OF UNITED STATES FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR BESTFOODS STOCKHOLDER IN LIGHT OF THE STOCKHOLDER'S PARTICULAR CIRCUMSTANCES AND INCOME TAX SITUATION. BESTFOODS STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE UNITED STATES FEDERAL, STATE AND LOCAL AND FOREIGN TAX CONSEQUENCES OF THE MERGER TO THEM IN VIEW OF THEIR OWN PARTICULAR CIRCUMSTANCES.

GOVERNMENTAL AND REGULATORY APPROVALS


    European Union Antitrust. The merger is being reviewed by the European Commission. Notice of the merger was given to the European Commission on August 16, 2000 and the merger is now subject to a possible two phase review procedure: a first phase, consisting of a one month review, which may be extended to six weeks if undertakings are offered to meet European Commission concerns, and a second phase, consisting of a more detailed review which can take up to four further months if, at the end of the first phase, the European Commission still has doubts about the compatibility of the merger with the European Union common market. If those doubts cannot be resolved, the European Commission may withhold approval or condition that approval on undertakings offered by the parties, including the divestiture of assets and businesses. During this review period the merger may not be completed. Unilever has initiated discussions with and intends to propose to the European Commission that Unilever will undertake a program of significant business disposals in the European Union after the completion of the merger in areas of overlap. Unilever believes that, taking into account the effect of these proposed disposals, the acquisition is compatible with the European Union common market.



    United States Antitrust. Under the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the 'HSR Act') applicable to the merger, the merger may not be completed until the expiration of a 30-day waiting period following the filing of notifications by both parties with the Department of Justice and the Federal Trade Commission. If a request for additional information or documentary material is received from the Federal Trade Commission or the Department of Justice, the waiting period will be extended further. In that case, the merger may not be completed until 20 days following the substantial compliance with that request by both parties, unless the 20-day period is earlier terminated by the Department of Justice or the Federal Trade Commission. Unilever and Bestfoods filed notifications under the HSR Act in July 2000. Prior to expiration of the initial 30-day waiting period, at the request of the Federal Trade Commission, Bestfoods and Unilever withdrew and re-filed their notifications. The initial waiting period for the re-filed HSR reports will now expire on September 8, 2000.



    The Department of Justice and the Federal Trade Commission frequently scrutinize the legality under the antitrust laws of transactions such as the merger. At any time before or after the merger, the Department of Justice or the Federal Trade Commission could take any action under the antitrust laws as deemed necessary or desirable in the public interest, including seeking to enjoin the merger or seeking divestiture of substantial assets of Unilever or Bestfoods or their subsidiaries. In addition, private parties and state attorneys general may also bring actions under the antitrust laws challenging the merger.



    Canada Regulatory Review. The merger is a 'notifiable transaction' for purposes of Part IX of the Competition Act (Canada) (the 'Competition Act'). In July 2000, Unilever and Bestfoods submitted a short-form pre-merger notification filing to the Commissioner of Competition in respect of the merger pursuant to section 114 of the Competition Act. The 14-day waiting period has expired, but the Commissioner's investigation is continuing; however, we expect it to be completed shortly.


    Other. Bestfoods and Unilever each conduct business in numerous countries throughout the world. Certain of these countries have mandatory premerger notification requirements. In certain other countries the merger can be completed, but the transaction cannot be implemented locally without regulatory approval. The authorities in each country may review the merger to determine if it is compatible with their national laws on merger control. If a national authority concludes that the transaction is incompatible with applicable law, it could withhold its approval or condition its approval of the merger locally on the receipt of undertakings by the parties, including the divestiture of assets or businesses.

    There can be no assurance that a challenge to the merger on antitrust grounds will not be made by antitrust authorities or, if a challenge is made, of the result. Under the merger agreement, Unilever and Bestfoods have agreed to use their reasonable best efforts to avoid or eliminate impediments under any antitrust laws asserted by any governmental entity to enable the merger to be completed, including the disposition of assets, other than certain specified assets. See 'The Merger Agreement -- Efforts to Complete the Merger.' The merger agreement requires the European Commission to have issued a decision declaring the merger to be compatible with the European Union common market, and the waiting period applicable to completion of the merger under the HSR Act to have expired or been terminated before completion of the merger. With respect to other competition, merger control, antitrust or similar approvals or waiting periods, the merger agreement requires that these approvals or waiting periods be obtained or expire or terminate before completion of the merger, if the failure to obtain these approvals or have the waiting periods expire or be terminated would reasonably be expected to materially and adversely affect the business of Unilever and Bestfoods following completion of the merger or result in the commission of a criminal offense. See 'The Merger Agreement -- Conditions to the Merger.'

    Bestfoods and Unilever conduct business in a number of other foreign countries, some of which have mandatory or voluntary merger notification procedures. If any other approval or action is required, Bestfoods and Unilever currently contemplate that such approval or action will be sought.

ACCOUNTING TREATMENT

    The merger will be accounted for under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16, 'Business Combinations,' as amended. Under this method of accounting, the purchase price will be allocated to assets acquired and liabilities assumed based on their estimated fair values at the completion of the merger (with the excess of the purchase price after the allocations being recorded as goodwill).

TREATMENT OF THE BESTFOODS SERIES B PREFERRED STOCK IN THE MERGER

    Under the terms of the Restated Certificate of Incorporation of Bestfoods, dated January 4, 1999, each outstanding share of Bestfoods Series B preferred stock will, without any action on the part of Bestfoods or any stockholder, be automatically converted into 4.37968 shares of Bestfoods common stock immediately prior to the completion of the merger. Following this conversion, each share of the Bestfoods common stock will be converted into the right to receive $73.00 in cash, without interest.

MERGER FINANCING


    Unilever's obligations to complete the merger are not subject to its receipt of financing arrangements. It is expected that Unilever will require approximately $24.4 billion in order to complete the merger, including payments to be made to Bestfoods stockholders and holders of Bestfoods stock options, payments under certain Bestfoods employee benefit plans and contracts, the refinancing of Bestfoods indebtedness, and the payment of fees and expenses. Unilever has obtained commitments for a standby credit facility to provide the necessary financing to satisfy the terms of the offer from a bank group led by ABN-AMRO N.V., Deutsche Bank A.G. London, Goldman Sachs International and UBS Warburg. On August 9, 2000, Unilever sold approximately $7.35 billion of short-term notes in private placements in the United States and Europe. Unilever anticipates using the proceeds from the sale of these notes to pay the merger consideration and expenses related to the merger. Unilever anticipates obtaining the remainder of the funds required to pay merger consideration and expenses related to the merger by a combination of any or all of the sale of commercial paper, the sale of debt securities in the public and/or private markets and/or pursuant to the terms of the standby credit facility.


INTERESTS OF CERTAIN PERSONS IN THE MERGER; POSSIBLE CONFLICTS OF INTEREST

    General. All of Bestfoods officers, including two who are directors of Bestfoods have certain interests in the merger that are different from or in addition to the interests of Bestfoods' stockholders generally. These interests may create potential conflicts of interest. These additional interests relate to provisions in the merger agreement or Bestfoods employee benefit plans and arrangements regarding:

     certain change in control severance agreements,

     the treatment of outstanding Bestfoods stock options, restricted stock and performance units under the Bestfoods equity plans and the vesting of benefits under certain Bestfoods employee benefits and deferred compensation plans by reason of the merger.

    All of these additional interests, to the extent material, are described below. UNDER EACH OF THE AGREEMENTS AND PLANS DESCRIBED BELOW, ADOPTION OF THE MERGER AGREEMENT BY BESTFOODS STOCKHOLDERS WILL CONSTITUTE A CHANGE OF CONTROL, UNLESS OTHERWISE NOTED. These individuals have, to the knowledge of Bestfoods, no material interest in the merger apart from those of the Bestfoods stockholders generally except as described below. The Bestfoods board of directors was aware of these interests and considered them, in approving the merger agreement and the transactions contemplated thereby.

    Officer Severance Agreements. Bestfoods currently maintains severance agreements with its officers intended to ensure the continued and dedicated service of Bestfoods' officers in the regular course of business, or in the event of an actual or threatened change in control. The severance agreements provide for severance payments and benefits following terminations involuntarily other than for 'cause' or voluntarily for 'good reason' within two years after a 'change in control' (each as defined in the severance agreement and any amendments) or for terminations in anticipation of the change in control.

    As of the date of the merger agreement, 22 officers were parties to the severance agreements, including the following five named executive officers, two of whom serve on the Bestfoods board of directors:

     Charles R. Shoemate, chairman, president and chief executive officer and director

     Robert J. Gillespie, executive vice president and director

     Bernard H. Kastory, senior vice president

     Axel C. A. Krauss, senior vice president

     Ian M. Ramsay, senior vice president

    Pursuant to the severance agreements, upon the termination of the employment of an officer other than for cause, death or disability, or by the officer for good reason during the two-year period following a change in control, the officer will be entitled to receive the following payments and benefits:

     accrued but unpaid compensation and vacation,

     a severance benefit equal to three times the sum of:

     (1) his or her highest annual salary during any 12 consecutive months within the 36 months immediately preceding termination and

     (2) his or her highest annual bonus awarded for any of the three calendar years immediately preceding the calendar year of termination,

     additional benefit accruals under the applicable Bestfoods defined benefit pension plan as if he or she had continued to be employed by Bestfoods for three years and continuation of coverage of all medical and insurance benefits (but excluding any disability, business travel, or spending account plans) for three years following termination.

    The severance agreements also provide that, if any payments under the severance agreements or otherwise would be subject to the excise tax under
Section 4999 of the Code, Bestfoods will provide an additional payment so that the officer will retain an amount equal to the payments the officer would have retained if the excise tax had not applied.

    Under the severance agreements, termination of employment for 'cause' means:

     willful engagement in conduct which involves dishonesty or moral turpitude in connection with employment and which either:

     (1) results in substantial personal enrichment of the officer at the expense of Bestfoods or

     (2) is demonstrably and materially injurious to the financial condition or reputation of Bestfoods or willful violation of the provisions of a confidentiality or non-competition agreement.

    Under the severance agreements, termination of employment for 'good reason' means:

     reduction in base salary,

     relocation more than 35 miles from the current place of employment,

     failure to maintain benefit plans and vacation accruals,

     reduction in any manner (which an executive reasonably considers important) of title, job authorities or responsibilities,

     failure of a successor to assume the obligations of the severance agreements or a purported termination with cause where the board of directors fails to provide both written notice of termination and an opportunity to rebut the board of directors' determination that termination is for cause.

    In the merger agreement, Bestfoods has agreed to enter into letter agreements with each of Bestfoods' five named executive officers prior to the completion of the merger that amend the definition of good reason under each of their severance agreements. The letter agreements will provide that:

     during the six-month period immediately following the completion of the merger, the named executive officer will not have good reason to terminate employment with Bestfoods:

     (A) due solely to the fact that Bestfoods will cease to be a public company and will become a subsidiary of another corporation, so long as the named executive officer retains his or her title and retains job authorities and responsibilities consistent in all material respects with those of his or her counterparts in the substantial subsidiaries of Unilever, or

     (B) due to the fact that the named executive officer does not receive equity-based compensation or awards at least as beneficial as the named executive officer received before the completion of the merger, so long as the named executive officer is provided with equity-based compensation which is comparable to that provided to similarly situated employees of Unilever or its subsidiaries (as determined based upon title, position, geographical location and comparability of business unit size);

     during the six-month period immediately following the completion of the merger, the named executive officer's death or disability (as specified in the severance agreement) will be deemed a termination of employment by the named executive officer for good reason entitling the named executive officer to all severance benefits and payments under the severance agreement; and

     during the ninety-day period following the six-month anniversary of the completion of the merger, any voluntary termination by the named executive officer will be deemed a termination of employment by the named executive officer for good reason entitling the named executive officer to all severance benefits and payments under the severance agreement.

    Upon the close of the ninety-day period following the six-month anniversary, the definition of good reason under the severance agreement in effect prior to the execution of the letter agreement will continue to apply without the modification described above. The letter agreements are not intended to limit the grounds for which each named executive officer may terminate employment for good reason under his or her severance agreement.

    Key Employee Severance Agreements. Bestfoods currently maintains severance agreements with certain of its key employees who are not officers intended to ensure the continued and dedicated service of these employees in the event of an actual or threatened change in control. The severance agreements provide for severance payments and benefits following terminations involuntarily other than for 'cause' or voluntarily for 'good reason' within two years after a 'change in control' (each as defined in the severance agreement and any amendments) or for terminations in anticipation of the change in control. As of the date of the merger agreement, 40 key employees were parties to the severance agreements, none of whom serve on the Bestfoods board of directors.

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

    Pursuant to these severance agreements, upon the termination of the employment of the executive other than for cause, death or disability, or by the executive for good reason during the two-year period following a change in control, the executive will be entitled to receive the following payments and benefits:

     accrued but unpaid compensation and vacation,

     a severance benefit equal to the sum of:

     (1) his or her highest annual salary during any 12 consecutive months within the 36 months immediately preceding termination and

     (2) his or her highest annual bonus for any of the 3 calendar years immediately preceding the calendar year of termination,

     additional benefit accruals under the applicable Bestfoods defined benefit pension plan as if he or she had continued to be employed by Bestfoods for one year and continuation of coverage of all medical and insurance benefits (but excluding any disability, business travel, or spending account plans) for one year following termination.

    The key employee severance agreements include the same definitions of 'cause' and 'good reason' as provided under the officer severance agreements. See ' -- Officer Severance Agreements.'


    Effect of the Merger on the Bestfoods Equity Plans. Under the equity-based plans, upon a change in control of Bestfoods, the unvested stock options granted under the equity-based plans will generally vest, the restrictions on restricted stock will generally lapse, and the performance targets on performance units will be deemed met. The aggregate numbers of shares of stock options and performance units held by the named executive officers that will become vested or have performance targets deemed met in connection with the merger are 100,000 and 828,310, respectively. None of the named executive officers currently holds restricted stock. The non-employee directors of Bestfoods do not have stock options, restricted stock or performance units. For a discussion of the consideration that holders of stock options, restricted stock and performance units will receive in the merger, pursuant to the merger agreement, see 'The Merger Agreement -- Treatment of Stock Options and Other Rights.'


    Effect of the Merger on the Bestfoods Annual Incentive Plan. Under the Bestfoods' Annual Incentive Plan, upon a change in control of Bestfoods, the corporate 'Vision Targets' will be deemed met and the resulting aggregate corporate pool will be established from which individual awards will be made. Each previously approved participant will be eligible to receive an Annual Incentive Plan payment and each participant who has a reserve account from prior years will receive a lump-sum cash payment of the reserve account.

    Effect of the Merger on the Bestfoods Deferred Stock Unit Plan. Under the Bestfoods Deferred Stock Unit Plan, upon a change in control of Bestfoods, Bestfoods will pay to each participant in a lump-sum cash payment an amount equal to the value of the participant's account as of the date of the change in control regardless of the participant's previous distribution election.

    Effect of the Merger on the Bestfoods Cash Balance Pension Plan for Salaried Employees. Under the Bestfoods Cash Balance Pension Plan for Salaried Employees, participants who terminate employment with Bestfoods for any reason within two years following a change in control will become fully vested in their accounts under the plan.

    Effect of the Merger on the Bestfoods Savings/Retirement Plan for Salaried Employees. Under the employee stock ownership plan ('ESOP') component of the Bestfoods Savings/Retirement Plan for Salaried Employees, upon the closing of the merger, the outstanding ESOP loan will be repaid in full from the cash consideration received with respect to unallocated ESOP shares, and the remaining proceeds will then be allocated per capita to the eligible participants in the plan. In addition, all participants will become fully vested in their ESOP accounts.

    Effect of the Merger on the Bestfoods Cash Balance Pension Plan for International Employees. Under the Bestfoods Cash Balance Pension Plan for International Employees, with respect to participants who have not terminated service as international employees (as defined in the plan) as of the date of a change in control, participants will become fully vested in their accounts following five years of service rather than ten years of service.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Unilever has agreed that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the completion of the merger as provided in the certificate of incorporation and by-laws of Bestfoods and its subsidiaries as in effect at the time of the completion of the merger, or in the indemnification agreements identified by Bestfoods in the disclosure schedule attached to the merger agreement, will be assumed by the surviving corporation and will survive the merger and continue in full force and effect in accordance with their terms.

    The merger agreement further requires that, for a period of six years after completion of the merger, Unilever will maintain in effect the current policies of directors' and officers' liability insurance on behalf of our directors and officers that are currently covered by our existing directors' and officers' liability insurance maintained by Bestfoods or policies of at least the same coverage, except that Unilever is not required to pay aggregate annual premiums in excess of $1.5 million.

AMENDMENT TO BESTFOODS RIGHTS AGREEMENT

    In accordance with the merger agreement, as of June 6, 2000, Bestfoods has amended its rights agreement, dated January 4, 1999, between Bestfoods and First Chicago Trust Company of New York, to provide that neither the execution of the merger agreement nor the completion of the merger will cause the rights to become exercisable and that the rights will expire immediately prior to completion of the merger.

                              THE MERGER AGREEMENT

    THE FOLLOWING DESCRIPTION OF THE MERGER AGREEMENT DESCRIBES THE MATERIAL PROVISIONS OF THE MERGER AGREEMENT BUT DOES NOT PURPORT TO DESCRIBE ALL OF THE TERMS OF THE MERGER AGREEMENT. THE FULL TEXT OF THE MERGER AGREEMENT IS ATTACHED TO THIS PROXY STATEMENT AS APPENDIX A AND IS INCORPORATED BY REFERENCE. ALL BESTFOODS STOCKHOLDERS ARE URGED TO READ THE MERGER AGREEMENT IN ITS ENTIRETY BECAUSE IT IS THE LEGAL DOCUMENT THAT GOVERNS THE MERGER.

THE MERGER


    When the merger occurs, Titan Acquisition Company, a wholly owned subsidiary of Unilever United States, Inc., will be merged with and into Bestfoods. Bestfoods will survive the merger as a wholly owned subsidiary of Unilever United States, Inc.


WHAT YOU WILL RECEIVE


    In the merger, each share of Bestfoods common stock outstanding immediately before the merger, other than treasury shares, shares of Bestfoods common stock owned by Unilever PLC, Unilever, N.V., Unilever United States, Inc. and Titan Acquisition Company and shares held by holders of Bestfoods common stock that exercise and perfect appraisal rights under Section 262 of the Delaware General Corporation Law, will be converted into the right to receive $73.00 in cash, without interest. Each share of Bestfoods Series B preferred stock will be automatically converted into 4.37968 shares of Bestfoods common stock immediately prior to completion of the merger, with each share of Bestfoods common stock converted into the right to receive $73.00 in cash, without interest. At that time, each holder of a certificate representing any of these shares of Bestfoods common stock will no longer have any rights with respect to the shares, except for the right to receive the merger consideration. Each share of Bestfoods common stock held by Bestfoods, as treasury stock, Unilever PLC, Unilever N.V., Unilever United States, Inc. or Titan Acquisition Company at the time of the merger will be canceled without any payment.


EFFECTIVE TIME OF THE MERGER

    The completion of the merger will take place on the second business day following the date when the last of the conditions to the merger set forth in
Section 6.01 of the merger agreement is satisfied or waived, or at any other time and date that Bestfoods and Unilever agree upon in writing. On the closing date of the merger, the parties will file a certificate of merger with the Secretary of State of the State of Delaware. At that time, or at any later time set forth in the certificate of merger, the merger will become effective.

TREATMENT OF STOCK OPTIONS AND OTHER RIGHTS

    The merger agreement provides that, upon completion of the merger: (a) each option to purchase shares of Bestfoods common stock outstanding immediately prior to the completion of the merger, whether vested or unvested, will be converted into the right to receive the excess of $73.00 over the exercise price per share of the stock option multiplied by the number of shares of common stock subject to the stock option; (b) all other rights to receive Bestfoods common stock, whether vested or unvested, will be converted into the right to receive an amount of cash equal to the number of shares of common stock subject to the stock right outstanding immediately prior to the completion of the merger multiplied by $73.00; (c) each Bestfoods performance unit outstanding immediately prior to the completion of the merger, whether vested or unvested, will be converted into the right to receive an amount of cash equal to the sum of (i) the product of $73.00 multiplied by the percent with respect to which the performance unit is earned or deemed earned (upon stockholder adoption of the merger agreement) for its performance cycle and (ii) the excess of $73.00 over the average of the high and low trading price of shares of Bestfoods common stock on the first trading day of the year in which the performance unit was granted; and (d) the Bestfoods board of directors will make any other changes to the company stock plans as Bestfoods and Unilever agree are appropriate to give effect to the merger. All amounts payable are subject to applicable withholding taxes.

PAYMENT FOR SHARES


    Before the merger, Unilever United States, Inc. will appoint a bank or trust company that is reasonably acceptable to Bestfoods to act as paying agent for the payment of the merger consideration. Promptly following completion of the merger, Unilever will deposit with the paying agent funds necessary to pay the merger consideration.



    After the merger, the paying agent will mail a letter of transmittal, which will include instructions for the delivery of certificates formerly representing Bestfoods common stock to the paying agent, to all record holders of Bestfoods common stock as of the time of the completion of the merger. The letter of transmittal will also describe the procedures for electronic delivery of shares. Former holders of Bestfoods common stock at the time of the merger should use this letter of transmittal in sending certificates formerly representing Bestfoods common stock to the paying agent. After surrendering certificates formerly representing Bestfoods common stock to the paying agent for cancellation, together with a properly completed letter of transmittal, holders of these surrendered certificates will be entitled to receive a cash payment in an amount equal to the number of shares formerly represented by the certificate or certificates they surrendered multiplied by the merger consideration of $73.00. Each surrendered share will be canceled. BESTFOODS STOCKHOLDERS SHOULD NOT SEND IN THEIR BESTFOODS STOCK CERTIFICATES UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL.


    If a transfer of ownership of Bestfoods common stock is not registered in Bestfoods' stock transfer books, payment of the merger consideration may be made to a person other than the person in whose name the surrendered certificate is registered if:

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

     the certificate is properly endorsed or otherwise in proper form for transfer and the person requesting the payment pays any transfer or other taxes resulting from the payment of the merger consideration to a person other than the registered holder of that certificate or establishes to the satisfaction of Unilever United States, Inc. that the taxes have been paid or are not applicable.


    All cash paid upon the surrender of certificates formerly representing Bestfoods common stock in accordance with the merger agreement will be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Bestfoods common stock so surrendered. After the completion of the merger, no transfers of shares of Bestfoods common stock will be made on the transfer books of the surviving corporation.

    If your Bestfoods stock certificate has been lost, stolen or destroyed, you will be entitled to obtain payment only by signing an affidavit to that effect and, if required by the surviving corporation, posting a bond in an amount sufficient to protect the surviving corporation against claims by any other party related to your Bestfoods stock certificate.

REPRESENTATIONS AND WARRANTIES

    The merger agreement contains representations and warranties made by us, including representations and warranties relating to:

     our corporate organization and similar corporate matters,

     our subsidiaries,

     our capital structure,

     the authorization, execution, delivery and enforceability of the merger agreement and the specification of any required consents or approvals,

     the absence of conflict with, violation or breach of, or default under our charter, by-laws, debt instruments, other contracts and applicable laws in connection with the merger agreement and related matters, the inapplicability of our stockholder rights agreement to the merger,

     the accuracy of our reports and financial statements filed with the SEC,

     the absence of material adverse changes to our business or material adverse events since the end of our most recent fiscal year,

     any material litigation in which we are involved,

     our compliance with applicable laws since January 1, 1998,

     the absence of changes in our employee benefit plans, employment agreements and labor relations,

     environmental matters,

     our compliance with the Employment Retirement Income Security Act of 1974, as amended,

     tax matters,

     the inapplicability of state takeover statutes,

     stockholder voting requirements,

     fees payable in connection with the merger and

     the delivery of fairness opinions by our financial advisors.


    The merger agreement also contains customary representations and warranties by Unilever, Unilever United States, Inc. and Titan Acquisition Company relating to:


     corporate organization and similar corporate matters,

     the authorization, execution, delivery and enforceability of the merger agreement and the specification of any required consents or approvals,

     the absence of conflict with, violation or breach of, or default under the charter, by-laws, debt instruments, other contracts and applicable laws in connection with the merger agreement and related matters, the operations of Titan Acquisition Company since its formation and the sufficiency of Unilever's resources to pay the total merger consideration.

    The representations and warranties of each of the parties to the merger agreement will expire upon completion of the merger.

COVENANTS; CONDUCT OF THE BUSINESS OF BESTFOODS PRIOR TO THE MERGER

    We have agreed that during the period from the date of the merger agreement until the completion of the merger, we will, and will cause our subsidiaries to:

     carry on our businesses in the ordinary course of business consistent with past practice,

     use reasonable best efforts to maintain our respective assets and our respective relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with us, provide Unilever reasonable access to our properties, records and advisors as well as information about our business that Unilever reasonably requests, and confer with Unilever regarding operational and other matters and promptly notify Unilever of any material adverse change or material adverse effect on or respecting Bestfoods.

    We have also agreed that, during the period from the date of the merger agreement until the completion of the merger, neither we nor our subsidiaries, except as previously agreed upon with Unilever, will take any of the following actions without Unilever's written approval:

     declare or pay any dividend or other distribution, except for dividends paid by our wholly owned subsidiaries and our regular quarterly cash dividends and regular cash dividends on the Bestfoods Series B preferred stock, purchase, redeem or otherwise acquire any of our capital stock or other securities or the capital stock or other securities of our subsidiaries,

     split, combine or reclassify our outstanding common stock or change our authorized capitalization, other than the conversion of Bestfoods Series B preferred stock,

     issue any of our capital stock or rights to acquire our capital stock, other than (a) upon the exercise of stock options and other rights to purchase or receive Bestfoods common stock or (b) conversion of shares from our Series B preferred stock, amend our certificate of incorporation or by-laws or those of our subsidiaries,

     acquire any business or material assets other than inventory in the ordinary course of our business consistent with past practice,

     sell, lease, license, dispose of or encumber any of our assets, except for sales of inventory or obsolete or excess equipment in the ordinary course of our business consistent with past practice,

     repurchase, prepay, incur or guarantee additional debt, except for short-term borrowings in the ordinary course of our business consistent with past practice, or make any loans, capital contributions or other investments in any person other than our wholly owned subsidiaries, incur or authorize material capital expenditures materially inconsistent with (a) our capital expenditure budget for fiscal 2000 or (b) a capital expenditure budget which is subject to reasonable approval by Unilever for fiscal 2001, pay, discharge, settle or satisfy any material claims, liabilities or obligations, other than the payment, discharge, settlement or satisfaction in the ordinary course of our business consistent with past practice of claims, liabilities or obligations reserved against in our most recent audited financial statements or incurred since the date of our most recent financial statements in the ordinary course of our business consistent with past practice, waive, release, grant or transfer any right of material value other than in the ordinary course of our business consistent with past practice, or waive any material benefits of, agree to modify in any adverse respect or fail to enforce any confidentiality, standstill or similar agreement, except as required by law or as permitted by the terms of any contract or Bestfoods benefit plan as in existence on the date of the merger agreement, and except as authorized by the merger agreement, (a) fund or in any other way secure the payment of compensation or benefits, (b) accelerate the vesting or payment of any compensation or benefit or (c) increase the compensation of any current or former director, officer or other employee, except in the ordinary course of business consistent with past practice or authorize any of, or commit, resolve or agree to take any of, the foregoing actions.

    In addition, we have agreed on behalf of ourselves and our subsidiaries not to make any material tax election.

    We have agreed, on behalf of ourselves and our subsidiaries, to take no action that would cause any of our representations or warranties in the merger agreement to become untrue in any material respect or cause any condition to the completion of the merger not to be satisfied.


    Each of Unilever PLC, Unilever N.V., Unilever United States, Inc. and Titan Acquisition Company has agreed that from the date of the merger agreement to the earlier of the completion of the merger or the termination of the merger agreement it, and its controlled affiliates, will not, except as consented to in writing by Bestfoods, (i) make any material acquisition of brands or businesses which would be reasonably likely to materially impair its ability to consummate the merger or cause a material delay in the completion of the merger or
(ii) purchase any shares of Bestfoods common stock, except by way of the merger, purchases after a third party has made a takeover proposal and purchases by employee benefit plans.


NO SOLICITATION OF TRANSACTIONS

    We have agreed not to, and to not permit or authorize any of our subsidiaries or any of our or our subsidiaries' directors, officers or employees or advisors or representatives to, solicit, initiate or encourage or take any other action to knowingly facilitate any takeover proposal (as defined below) or participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate in any way with, any takeover proposal. We may, however, prior to the date of the special meeting:

     provide information to anyone who has made a competitive proposal (as defined below) under a customary confidentiality agreement that contains terms no less favorable to us than the terms of the confidentiality agreement between Bestfoods and Unilever and participate in discussions or negotiations with anyone who has made a competitive proposal regarding that proposal,

in each case, only if we have promptly notified Unilever that we have received a competitive proposal, including the terms and conditions of, and the identity of the person making, that proposal.

    In addition, we have agreed that neither the Bestfoods board of directors nor any of its committees will:


     withdraw, or modify in a manner adverse to Unilever, Unilever United States, Inc. or Titan Acquisition Company, its approval of or recommendation with respect to the merger agreement or publicly propose to do so, unless the Bestfoods board of directors determines in good faith, after consultation with legal counsel, that the failure to take this action would be reasonably likely to result in a breach of its fiduciary duties under applicable law, adopt, approve or recommend any takeover proposal or publicly propose to do so,

     cause or agree to cause Bestfoods to enter into any letter of intent or other agreement constituting or related to, or that is intended to or could reasonably be expected to lead to, any takeover proposal or agree or resolve to take any of the foregoing actions.

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

    The Bestfoods board of directors may, however, terminate the merger agreement prior to the date of the special meeting in response to an unsolicited superior proposal (as defined below) if:

     it delivers written notice to Unilever, three days prior to terminating the merger agreement, advising Unilever that it has received an unsolicited superior proposal, including the terms and conditions of, and the identity of the person making, the superior proposal, and that it intends to accept the superior proposal, before or concurrently with the termination, Bestfoods pays to Unilever the $625 million termination fee and simultaneously with the termination, Bestfoods enters into a definitive agreement containing the terms of the superior proposal.

    Nothing described above limits our ability to take actions to comply with specified rules under the Securities Exchange Act of 1934, as amended, or make any disclosure to Bestfoods stockholders if, in the good faith judgment of the Bestfoods board of directors, after consultation with outside counsel, failure so to disclose would be inconsistent with applicable law.

    We have agreed to promptly notify Unilever of any takeover proposal or of any request for information or other inquiry we receive that we reasonably believe could lead to a takeover proposal, the terms, conditions, and identity of the person making a request, proposal or inquiry and to keep Unilever informed of all developments relating to any request, inquiry or takeover proposal.

    The merger agreement defines the term 'takeover proposal' to mean any inquiry, proposal or offer that is reasonably likely to lead to any direct or indirect acquisition of assets or businesses that constitute (i) 20% or more of the total revenue, operating income, EBITDA or assets of Bestfoods and its subsidiaries, taken as a whole, or (ii) 20% or more of the outstanding shares of Bestfoods common stock or of any class of capital stock or other equity or voting interests in any of Bestfoods' subsidiaries directly or indirectly holding assets or businesses referred to in clause (i) above.

    The merger agreement defines the term 'competitive proposal' to mean any bona fide written takeover proposal that the Bestfoods board of directors determines in good faith is or could reasonably be expected to be more favorable to the Bestfoods stockholders than the merger.

    The merger agreement defines the term 'superior proposal' to mean:

     any bona fide, unsolicited written offer by a third party that if consummated would result in the third party, or its stockholders, acquiring, directly or indirectly, all or substantially all of the voting power of Bestfoods' common stock or all or substantially all of the combined assets of Bestfoods and its subsidiaries and that is made for consideration in cash and/or securities that the Bestfoods board of directors determines in its good faith judgment, after consultation with a nationally recognized financial advisor and taking into account the person making the offer, the consideration offered, the likelihood of consummation (including the legal, financial and regulatory aspects of the offer) as well as any other factors deemed relevant by the Bestfoods board of directors, to have a higher value than the consideration payable in the merger.

    In concluding that a proposal is a superior proposal, the Bestfoods board of directors must consider any counterproposals that Unilever may make in response to a superior proposal or otherwise.

EMPLOYEE BENEFITS

    Following completion of the merger, Unilever has agreed to honor, and to cause the surviving corporation to honor, all Bestfoods employment agreements and benefit plans that have been disclosed to Unilever in Bestfoods' SEC filings or in the disclosure schedule attached to the merger agreement in accordance with their current terms. For a period of two years immediately following the completion of the merger, Unilever will provide, or cause the surviving corporation to provide, to persons who are employed by Bestfoods and its subsidiaries at the time of the merger:

     employee benefit plans and arrangements including salary and bonus opportunities, excluding equity or equity-based programs, which are substantially similar in the aggregate to those provided to the Bestfoods employees immediately prior to the completion of the merger and equity or equity-based programs which are comparable to those provided to similarly situated employees of Unilever or its subsidiaries.

    Unilever has agreed to give Bestfoods employees full credit for their service with Bestfoods and its subsidiaries, to the same extent their service is recognized by Bestfoods and its subsidiaries, for purposes of eligibility, early retirement subsidies, vesting and benefit accrual under any employee benefit plan maintained by Unilever and its subsidiaries. Unilever has agreed to waive all limitations as to pre-existing conditions, exclusions and waiting periods applicable to the Bestfoods employees under any welfare benefit plans to the extent waived under the applicable Bestfoods employee benefit plan prior to the completion of the merger. Unilever has also agreed to provide each Bestfoods employee with credit for co-payments and deductibles paid under Bestfoods welfare plans prior to the completion of the merger.

    With respect to Bestfoods employees who are employed outside the United States, Unilever has agreed that, following completion of the merger, Unilever will continue the terms and conditions of their employment as in effect immediately before the completion of the merger, to the extent required by local law.

    In connection with the execution of the merger agreement, Bestfoods will enter into letter agreements with the five named executive officers that amend the definition of good reason under each of their severance agreements. See 'The Merger -- Interests of Certain Persons in the Merger; Possible Conflicts of Interest.'

EFFORTS TO COMPLETE THE MERGER

    Upon the terms and subject to the conditions set forth in the merger agreement, Bestfoods and Unilever have each agreed to use their reasonable best efforts to take, or cause to be taken, all actions necessary, proper or advisable to complete the merger, including using their reasonable best efforts to accomplish the following:

     satisfying the conditions to the completion of the merger and obtaining all necessary government and third party waivers, consents and other approvals or authorizations and making all necessary governmental registrations, declarations and filings.

    Bestfoods and Unilever have agreed that they will not be required to agree or offer to divest or hold separate, or enter into any licensing or similar arrangement with respect to certain specified products and businesses. Bestfoods has agreed that neither it nor any of its subsidiaries will take any action with respect to these businesses or assets without the written consent of Unilever.

CONDITIONS TO THE MERGER


    The obligations of Bestfoods, Unilever, Unilever United States, Inc. and Titan Acquisition Company to complete the merger are subject to the satisfaction of the following conditions:


     the merger agreement having been adopted by the holders of a majority of the voting power represented by the shares of Bestfoods stock entitled to vote, voting together as a single class,

     the European Commission having issued a decision declaring the merger to be compatible with the European Union common market, and the waiting period applicable to completion of the merger under the HSR Act having expired or been terminated, any other competition, merger control, antitrust or similar approval or waiting period having been obtained or expired or terminated, other than approvals and waiting periods the failure of which to have been obtained or terminated or to have expired would not reasonably be expected to materially and adversely affect the business of Unilever and Bestfoods following completion of the merger or result in the commission of a criminal offense and no temporary restraining order, preliminary or permanent injunction or other order or decree existing that prevents completion of the merger.


    Unless waived by Unilever, Unilever United States, Inc. and Titan Acquisition Company, the obligation of Unilever, Unilever United States, Inc. and Titan Acquisition Company to complete the merger is subject to the satisfaction of the following additional conditions:


     our representations and warranties contained in the merger agreement must be true and correct on and as of the effective time of the merger (except to the extent that these representations and warranties speak as of an earlier date), except for those failures to perform or to be true and correct that would not reasonably be expected to have a material adverse effect on us and our subsidiaries taken as a whole, and Unilever having received a certificate signed by either our chief executive officer or chief financial officer certifying that the representations and warranties contained in the merger agreement are true and correct, subject to the limitations outlined in this clause, we must have performed in all material respects all obligations required to be performed by us at or prior to the date on which the merger is completed, and Unilever having received a certificate signed by either our chief executive officer or chief financial officer certifying that we have performed in all material respects all obligations required to be performed by us, the receipt of all governmental and third party consents, approvals, authorizations, qualifications and orders, except for those the failure of which to be obtained would not, individually or in the aggregate, be expected to have a materially adverse effect on us and our subsidiaries, taken as a whole, and except for consents or approvals under any competition, antitrust or merger control law which are covered by the condition described above, and the approval of the merger agreement by the shareholders of Unilever PLC and Unilever N.V.

    Unless waived by Bestfoods, the obligations of Bestfoods to complete the merger are subject to the satisfaction of the following additional conditions:


     the representations and warranties of Unilever, Unilever United States, Inc. and Titan Acquisition Company contained in the merger agreement must be true and correct in all material respects on and as of the effective time of the merger (except to the extent that these representations and warranties speak as of an earlier date), and we must have received a certificate signed by an executive officer of Unilever certifying that the representations and warranties contained in the merger agreement are true and correct, subject to the limitations outlined in this provision and



     Unilever, Unilever United States, Inc. and Titan Acquisition Company must have performed in all material respects all obligations required to be performed by them at or prior to the date on which the merger is completed; and we must have received a certificate signed by an executive officer of Unilever certifying that they have performed in all material respects all obligations required to be performed by them.


TERMINATION

    The merger agreement may be terminated and the merger may be abandoned at any time:


    1. by mutual consent of Bestfoods, Unilever, Unilever United States, Inc. and Titan Acquisition Company;


    2. by either Unilever or Bestfoods if:

       the merger is not completed by March 6, 2001, any injunction, ruling or other legal restraint or prohibition preventing the completion of the merger is in effect and has become final and cannot be appealed, the holders of a majority of voting power of Bestfoods stock do not adopt the merger agreement at the special meeting or if the shareholders of Unilever PLC and Unilever N.V. do not approve the merger agreement at the meetings of those shareholders held to obtain those approvals,

    3. by Bestfoods if:


       (a) Unilever, Unilever United States, Inc. or Titan Acquisition Company has materially breached any of its representations or warranties, or failed to perform its covenants or other agreements in any material respect, and (b) that breach is not cured, or is incapable of being cured, within 20 days after notice from Bestfoods, before the special meeting:

         --  in response to an unsolicited superior proposal,

         -- Bestfoods gives Unilever notice of its intention to accept the superior proposal at least three business days before its acceptance of the proposal and, after taking into account any counterproposal from Unilever in response to that proposal, that proposal continues to be a superior proposal at the end of the three-day period,

         -- before or concurrently with the termination, Bestfoods pays to Unilever the $625 million termination fee and

         -- simultaneously with the termination, Bestfoods enters into a definitive agreement containing the terms of the superior proposal or

    4. by Unilever if:

       (a) Bestfoods has breached any of its representations or warranties, which breach would have a material adverse effect on Bestfoods, or failed to perform its covenants or other agreements in any material respect, and
       (b) the breach is not cured, or is incapable of being cured, within 20 days after notice from Unilever, or the Bestfoods board of directors or any committee of the board withdraws or modifies its recommendation to Bestfoods stockholders in favor of the adoption of the merger agreement, or recommends the approval of a proposal from a third party regarding a merger or similar transaction involving Bestfoods or the acquisition of 20% or more of Bestfoods common stock or a business that constitutes 20% or more of the combined revenue, operating income or assets of Bestfoods and its subsidiaries.

TERMINATION FEES

    We have agreed to pay Unilever a termination fee of $625 million if the merger agreement is terminated under any of the following circumstances:

     before the special meeting

      -- a takeover proposal has been made known to Bestfoods or its stockholders or any person has announced an intention to make a takeover proposal,

      -- Unilever or Bestfoods then terminates the merger agreement for the first or third reason described in paragraph 2 above under ' -- Termination' and

      -- within 12 months of the termination Bestfoods enters into any letter of intent or other agreement with respect to, or completes, any takeover proposal, except that for purposes of this clause, the references to 20% in the definition of 'takeover proposal' are deemed to be references to 40%, we terminate the merger agreement for the second reason described in paragraph 3 above under ' -- Termination' or

     Unilever terminates the merger agreement for the second reason described in paragraph 4 above under ' -- Termination.'

    Unilever has agreed to pay to Bestfoods a fee equal to $100 million if the merger agreement is terminated because the shareholders of Unilever PLC and Unilever N.V. do not approve the merger agreement at the meetings of those shareholders held to obtain those approvals.

EXPENSES

    The merger agreement provides that all costs and expenses incurred in connection with the merger agreement will be paid by the party incurring these expenses, whether or not the merger is completed.

AMENDMENT

    The merger agreement may be amended only by written agreement of the parties. Any amendment may be made at any time before the completion of the merger. After the Bestfoods stockholders adopt the merger agreement, however, no amendment or waiver that requires further approval of the Bestfoods stockholders may be made without the further approval of the Bestfoods stockholders.

                        DISSENTERS' RIGHTS OF APPRAISAL

    Under Section 262 ('Section 262') of the Delaware General Corporation Law (the 'DGCL'), if you do not vote your outstanding shares of Bestfoods common stock in favor of adoption of the merger agreement, you will be entitled to dissent and elect to have the 'fair value' of your shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, judicially determined by the Delaware Court of Chancery and paid to you in cash. You will not have appraisal rights for shares of Bestfoods Series B preferred stock.

    The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, a copy of which is provided as Appendix D to this proxy statement. All references in Section 262 and in this summary to a 'stockholder' are to the record holder of the shares of Bestfoods common stock as to which appraisal rights are asserted. If you have a beneficial interest in shares of common stock held of record in the name of another person, such as a broker or nominee, you must act promptly to cause the record holder to follow properly the steps summarized below and in a timely manner to perfect your appraisal rights.

    Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, as in the case of the special meeting of Bestfoods stockholders described in this proxy statement, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders on the record date entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement is that notice to you, and a copy of the applicable statutory provisions of the DGCL are attached to this proxy statement as Appendix D. If you wish to exercise your appraisal rights or wish to preserve the right to do so, you should review carefully Section 262 and seek advice of legal counsel, since failure to comply fully with the procedures of that Section will result in the loss of appraisal rights.

    If you wish to exercise the right to dissent from the merger and demand appraisal under Section 262, you must satisfy each of the following conditions:

     you must deliver to Bestfoods a written demand for appraisal of your shares of Bestfoods common stock before the vote on adoption of the merger agreement at the special meeting, which demand will be sufficient if it reasonably informs Bestfoods of your identity and that you intend to demand the appraisal of your shares, you must not vote in favor of adoption of the merger agreement. Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the merger agreement, if you vote by proxy and wish to exercise appraisal rights, you must vote against adoption of the merger agreement or abstain from voting on adoption of the merger agreement and you must continuously hold your shares from your date of making a written demand through the effective time of the merger. If you are the record holder of shares of common stock on the date the written demand for appraisal is made but thereafter transfer these shares prior to the effective time of the merger, you will lose any right to appraisal in respect of the shares.

    Neither voting in person or by proxy against, abstaining from voting on or failing to vote on the proposal to adopt the merger agreement will constitute a written demand for appraisal within the meaning of Section 262. The written demand for appraisal must be in addition to and separate from any such proxy or vote.

    Only a holder of record of shares of Bestfoods common stock issued and outstanding immediately prior to the effective time of the merger is entitled to assert appraisal rights for the shares of common stock registered in that holder's name. A demand for appraisal should be executed by or on behalf of the stockholder of record, fully and correctly, as that stockholder's name appears on the stock certificates, should specify the stockholder's name and mailing address, the number of shares of common stock owned and that the stockholder intends thereby to demand appraisal of the stockholder's shares of Bestfoods common stock.

    If your shares of Bestfoods common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a written demand should be made in that capacity. If your shares of Bestfoods common stock are owned of record by more than one person as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a stockholder; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is acting as agent for the owner or owners.

    A record holder such as a broker who holds shares of Bestfoods common stock as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of Bestfoods common stock held for one or more other beneficial owners while not exercising those rights with respect to the shares of Bestfoods common stock held for one or more beneficial owners; in that case, the written demand should set forth the number of shares of Bestfoods common stock as to which appraisal is sought, and where no number of shares is expressly mentioned, the demand will be presumed to cover all shares of Bestfoods common stock held in the name of the record owner. If you hold your shares of Bestfoods common stock in brokerage accounts or other nominee forms and wish to exercise appraisal rights, you are urged to consult with your broker to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

    A stockholder who elects to exercise appraisal rights under Section 262 should mail or deliver a written demand to Bestfoods, 700 Sylvan Avenue, International Plaza, Englewood Cliffs, New Jersey 07632, Attention: Corporate Secretary.

    Within ten days after the completion of the merger, the surviving corporation must send a notice as to the effectiveness of the merger to each former Bestfoods stockholder who has made a written demand for appraisal in accordance with Section 262 and who has not voted in favor of adoption of the merger agreement. Within 120 days after the completion of the merger, but not thereafter, either Bestfoods or any holder of dissenting shares of Bestfoods common stock who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the value of all shares of Bestfoods common stock held by dissenting stockholders. Bestfoods is under no obligation to and has no present intent to file a petition for appraisal, and you should not assume that Bestfoods will file a petition or that Bestfoods will initiate any negotiations with respect to the fair value of the shares. Accordingly, if you desire to have your shares appraised, you should initiate any petitions necessary for the perfection of your appraisal rights within the time periods and in the manner prescribed in Section 262.

    Within 120 days after the effective time of the merger, any stockholder who has complied with the provisions of Section 262 to that point in time will be entitled to receive from Bestfoods, upon written request, a statement setting forth the aggregate number of shares of Bestfoods common stock not voted in favor of adoption of the merger agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of the shares. Bestfoods must mail this statement to the stockholder within 10 days of receipt of a request.

    A stockholder timely filing a petition for appraisal with the Delaware Court of Chancery must deliver a copy to Bestfoods, which will then be obligated within 20 days to provide the Delaware Court of Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded appraisal of their shares of Bestfoods common stock. After notice to the stockholders, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine which stockholders are entitled to appraisal rights. The Delaware Court of Chancery may require stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the requirement, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

    After determining the stockholders entitled to an appraisal, the Delaware Court of Chancery will appraise the 'fair value' of their shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. The costs of the action may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable. Upon application of a holder of dissenting shares of Bestfoods common stock, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all of the shares of Bestfoods common stock entitled to appraisal.

    IF YOU CONSIDER SEEKING APPRAISAL, YOU SHOULD BE AWARE THAT THE FAIR VALUE OF YOUR SHARES AS DETERMINED UNDER SECTION 262 COULD BE MORE THAN, THE SAME AS OR LESS THAN THE $73.00 PER SHARE YOU WOULD RECEIVE UNDER THE MERGER AGREEMENT IF YOU DID NOT SEEK APPRAISAL OF YOUR SHARES. YOU SHOULD ALSO BE AWARE THAT INVESTMENT BANKING OPINIONS ARE NOT OPINIONS AS TO FAIR VALUE UNDER SECTION 262.

    In determining fair value and, if applicable, a fair rate of interest, the Delaware Court of Chancery is to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that 'proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court' should be considered, and that 'fair price obviously requires consideration of all relevant factors involving the value of a company.' The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. In Weinberger, the Delaware Supreme Court further stated that 'elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.' Section 262 provides that fair value is to be 'exclusive of any element of value arising from the accomplishment or expectation of the merger.'

    Any stockholder who has duly demanded an appraisal in compliance with
Section 262 will not, after the completion of the merger, be entitled to vote the shares subject to this demand for any purpose or to receive payment of dividends or other distributions on those shares (except dividends or other distributions payable to holders of record of shares as of a record date prior to the completion of the merger).

    If any stockholder who demands appraisal of shares of Bestfoods common stock under Section 262 fails to perfect, or effectively withdraws or loses, the right to appraisal, the stockholder's shares of Bestfoods common stock will be converted into the right to receive $73.00 per share in cash in accordance with the merger agreement, without interest. A stockholder will fail to perfect, or effectively lose or withdraw, the right to appraisal if no petition for appraisal is filed within 120 calendar days after the completion of the merger. A stockholder may withdraw a demand for appraisal by delivering to Bestfoods a written withdrawal of the demand for appraisal and acceptance of the merger consideration, except that any such attempt to withdraw made more than 60 calendar days after the completion of the merger will require the written approval of Bestfoods. Once a petition for appraisal has been filed, the appraisal proceeding may not be dismissed as to any stockholder, absent approval of the Delaware Court of Chancery.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


    Security Ownership of Certain Beneficial Owners. To our best knowledge, there was no beneficial owner (person or group) of more than five percent of the outstanding Bestfoods common stock, as of August 18, 2000.



    Security Ownership of Management. The following table sets forth, as of August 18, 2000, the amount of Bestfoods common stock beneficially owned by each of its directors, the five executive officers identified in 'The
Merger -- Interests of Certain Persons in the Merger; Possible Conflicts of Interest' and all directors and executive officers as a group:



                                                                                 STOCK
                      NAME                         SHARES OWNED(1)   OTHER(2)   UNITS(3)   TOTAL(4)*
                      ----                         ---------------   --------   --------   ---------
C. Castellini....................................         2,000           --      5,867        7,867
A. C. DeCrane, Jr................................         1,000           --     14,402       15,402
W. C. Ferguson...................................         5,767           --     15,752       21,519
R. J. Gillespie..................................        94,853      180,374     26,113      301,340
B. S. Gordon.....................................            --           --      1,420        1,420
E. R. Gordon.....................................         4,000           --     24,520       28,520
L. I. Higdon, Jr.................................         2,000           --      6,254        8,254
R. G. Holder.....................................            --        4,000     17,756       21,756
B. H. Kastory....................................       118,994        4,200     41,629      164,823
E. S. Kraus......................................           400           --     13,566       13,966
A. C. A. Krauss..................................       103,424           --     32,556      135,980
H. McGraw III....................................         1,000           --        868        1,868
H. de C. Meirelles...............................            --           --      6,545        6,545
W. S. Norman.....................................         2,067           --     10,749       12,816
I. M. Ramsay.....................................        51,509           --         --       51,509
C. R. Shoemate...................................     1,256,357      239,625    111,004    1,606,986
All directors and executive officers as a group
  (33 persons)...................................     2,168,170      639,991    420,314    3,228,475


---------

* Ownership in each case is less than one percent of the outstanding shares of Bestfoods common stock, except in the case of all directors and executive officers as a group, in which case it is less than two percent.


(1) Includes all shares which may be purchased before October 17, 2000 upon the exercise of stock options as follows: R. J. Gillespie, 93,382; B. H. Kastory, 54,620; A. C. A. Krauss, 48,321; I. M. Ramsay, 13,700; C. R.
    Shoemate, 1,256,357; and all directors and executive officers as a group, 1,846,082. Also includes shares held in the Bestfoods Stock Fund of the Savings Plan.


(2) Includes shares held jointly with or owned by spouses or minor children or held in trust. C. R. Shoemate and all directors and executive officers as a group disclaim beneficial ownership of 46,408 and 83,873, respectively, of these shares.

(3) For the executive officers, the stock units represent an annual bonus that is deferred and credited in the form of common stock under the Deferred Stock Unit Plan. These bonuses are payable in cash following retirement or termination of employment. For the outside directors, the stock units represent retainer and fees deferred in the form of common stock under the Deferred Compensation Plan for Outside Directors.


(4) In addition, Messrs. Gillespie, Kastory, Krauss, and Shoemate have, respectively, 7,286; 7,503; 3,212; and 7,334 shares, and all executive officers as a group have a total of 86,274 shares of ESOP preferred stock allocated to their accounts in the Savings Plan.

                      SELECTED FINANCIAL DATA OF BESTFOODS


    Our selected historical financial data set forth below for the five years ended December 31, 1999 has been derived from our audited consolidated financial statements. The financial data for the six-month periods ended June 30, 2000 and 1999 has been derived from unaudited financial statements. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which we consider necessary for a fair presentation of the financial positions and the results of operations for these periods. The financial data should be read in connection with our previously filed financial statements and related notes. See 'Incorporation of Certain Documents by Reference.'



                                        SIX MONTHS
                                      ENDED JUNE 30,         FOR THE YEAR ENDED DECEMBER 31,
                                      ---------------   ------------------------------------------
                                       2000     1999     1999     1998     1997     1996     1995
                                      ------   ------   ------   ------   ------   ------   ------
                                              (IN MILLIONS, EXCEPT FOR PER SHARE AMOUNTS)
OPERATING STATEMENT DATA:
Revenues............................  $4,426   $4,350   $8,637   $8,413   $8,438   $8,518   $7,236
Income from continuing operations
  before cumulative effects of
  changes in accounting
  principles........................  $  323   $  320   $  717   $  640   $  429   $  557   $  377
Net income..........................  $  323   $  320   $  717   $  624   $  344   $  580   $  512
Income per share
    Diluted --
      Income from continuing
        operations before cumulative
        effects of changes in
        accounting principles.......  $ 1.13   $ 1.10   $ 2.48   $ 2.15   $ 1.43   $ 1.85   $ 1.24
Net income per share................  $ 1.13   $ 1.10   $ 2.48   $ 2.09   $ 1.15   $ 1.93   $ 1.68
Cash dividends per common share.....  $  .53   $  .49   $ 1.02   $  .94   $  .86   $  .79   $  .74
SELECTED BALANCE SHEET DATA:
Property and equipment, net.........  $2,040   $1,909   $1,964   $1,965   $1,941   $2,023   $1,978
Total assets........................  $6,866   $6,199   $6,232   $6,435   $6,100   $7,251   $6,848
Long-term debt, net of current
  portion...........................  $1,789   $1,899   $1,842   $2,053   $1,818   $1,681   $1,071
Stockholders' equity................  $  766   $  831   $  938   $  981   $1,042   $2,084   $1,987


                         INDEPENDENT PUBLIC ACCOUNTANTS

    KPMG LLP, independent public auditors for Bestfoods, has advised Bestfoods that it will have representatives present at the special meeting. The representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                             STOCKHOLDER LITIGATION

    Following the public announcement on May 2, 2000 of the Bestfoods board of directors' determination to reject Unilever's $66.00 proposal, ten stockholders, each purporting to sue on behalf of a class of all Bestfoods stockholders, filed putative class actions against the company and the board of directors in the Court of Chancery for the State of Delaware in and for New Castle County. All actions allege violations of fiduciary duty by the board of directors in relation to its May 2, 2000 rejection of Unilever's unsolicited acquisition proposal at a price of $66.00 per share. Each action seeks an order enjoining the board of directors from violating its fiduciary duties to the public stockholders by, among other things, informing itself about offers from and negotiating with Unilever and other bona fide offerors for the company and otherwise acting so as to maximize the value of the stockholders' investments. Additionally, each action seeks unspecified actual damages as well as the costs of bringing the action, including attorneys' fees, experts' fees and disbursements. No material action has been taken by the plaintiffs in these actions subsequent to the filing of the complaints. Bestfoods believes that these actions are without merit and intends vigorously to defend them.

                             STOCKHOLDER PROPOSALS

    Bestfoods will hold an annual meeting in 2001 only if the merger is not completed. If the annual meeting is to be held, any Bestfoods stockholder who wishes to submit a proposal for inclusion in the proxy materials relating to this meeting must deliver that proposal to the Secretary of Bestfoods. The proposal must be received at our executive offices (700 Sylvan Avenue, International Plaza, Englewood Cliffs, New Jersey 07632) no later than
November 17, 2000. Any Bestfoods stockholder who intends to present any other business at this meeting, including the nomination of candidates for director, must notify the Secretary in writing of the business or candidates between November 17, 2000 and December 16, 2000. We reserve the right to disregard or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                      WHERE YOU CAN FIND MORE INFORMATION


    Each of Bestfoods and Unilever is subject to the informational requirements of the Securities Exchange Act of 1934, as amended. We file reports, proxy statements and other information with the SEC; Unilever files Forms 20-F with, and furnishes Forms 6-K and other documents to, the SEC. You may read and copy such reports, proxy statements and other information at the SEC's Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following regional SEC offices: 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10004; and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. You may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website, located at http://www.sec.gov, that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC. Unilever does not file electronically with the SEC.


    You may also read reports, proxy statements, in the case of Bestfoods, and other information relating to Bestfoods and Unilever at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    Bestfoods hereby incorporates by reference into this proxy statement the following documents that have been filed with the SEC (File No. 001-04199):

     Bestfoods Annual Report on Form 10-K for the year ended December 31, 1999, previously filed with the SEC on March 27, 2000,

     Bestfoods Quarterly Report on Form 10-Q for the period ended March 31, 2000, previously filed with the SEC on May 9, 2000,


     Bestfoods Quarterly Report on Form 10-Q for the period ended June 30, 2000, previously filed with the SEC on August 3, 2000,



     Bestfoods Quarterly Report on Form 10-Q/A-1 for the period ended June 30, 2000, previously filed with the SEC on August 10, 2000,



     Bestfoods Current Reports on Form 8-K, previously filed with the SEC on May 4, 2000 and June 21, 2000, and




     Bestfoods Form 8-A/A dated June 23, 2000, amending the Bestfoods Form 8-A dated November 20, 1998.

    All documents and reports filed by Bestfoods under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this proxy statement and on or prior to the date of the special meeting are deemed to be incorporated by reference in this proxy statement from the date of filing of these documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference in this proxy statement will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this proxy statement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

    Any person receiving a copy of this proxy statement may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference except for the exhibits to these documents (other than the exhibits expressly incorporated in such documents by reference). Requests should be directed to: Bestfoods, 700 Sylvan Avenue, International Plaza, Englewood Cliffs, New Jersey 07632, Attention: Manager Corporate Secretarial Services (telephone number 201-894-4000). A copy will be provided by first class mail or other equally prompt means within one business day after receipt of your request.

    WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION ABOUT THE PROPOSED MERGER OR OUR COMPANY THAT DIFFERS FROM OR ADDS TO THE INFORMATION CONTAINED IN THIS DOCUMENT OR IN THE DOCUMENTS WE HAVE PUBLICLY FILED WITH THE SEC. THEREFORE, IF ANYONE SHOULD GIVE YOU ANY DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT.

    THE INFORMATION CONTAINED IN THIS DOCUMENT SPEAKS ONLY AS OF THE DATE INDICATED ON THE COVER OF THIS DOCUMENT UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

                                                                      APPENDIX A


               AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER
                                  by and among
                                 UNILEVER PLC,
                                 UNILEVER N.V.,
                          UNILEVER UNITED STATES, INC.
                           TITAN ACQUISITION COMPANY
                                      and
                                   BESTFOODS
            Dated as of June 6, 2000, as amended as of July 7, 2000,
                 as amended and restated as of August 22, 2000

                               TABLE OF CONTENTS


                                                                              PAGE
                                                                              ----
                                    ARTICLE I
                                    THE MERGER
SECTION 1.01.   The Merger..................................................   A-1
SECTION 1.02.   Closing.....................................................   A-1
SECTION 1.03.   Effective Time..............................................   A-2
SECTION 1.04.   Effects of the Merger.......................................   A-2
SECTION 1.05.   Certificate of Incorporation and By-laws....................   A-2
SECTION 1.06.   Directors...................................................   A-2
SECTION 1.07.   Officers....................................................   A-2

                                    ARTICLE II
                             CONVERSION OF SECURITIES
SECTION 2.01.   Conversion of Capital Stock.................................   A-2
SECTION 2.02.   Exchange of Certificates....................................   A-3

                                   ARTICLE III
                          REPRESENTATIONS AND WARRANTIES
SECTION 3.01.   Representations and Warranties of the Company...............   A-4
SECTION 3.02.   Representations and Warranties of the Parents, UNUS and
                  Delaware Sub..............................................  A-14

                                    ARTICLE IV
                    COVENANTS RELATING TO CONDUCT OF BUSINESS
SECTION 4.01.   Conduct of Business.........................................  A-16
SECTION 4.02.   No Solicitation.............................................  A-18

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS
SECTION 5.01.   Preparation of the Proxy Statement; Stockholders Meeting....  A-20
SECTION 5.02.   Access to Information; Confidentiality......................  A-20
SECTION 5.03.   Reasonable Best Efforts; Notification.......................  A-21
SECTION 5.04.   Company Stock Options.......................................  A-22
SECTION 5.05.   Indemnification, Exculpation and Insurance..................  A-22
SECTION 5.06.   Fees and Expenses...........................................  A-23
SECTION 5.07.   Information Supplied........................................  A-23
SECTION 5.08.   Benefits Matters............................................  A-24
SECTION 5.09.   Public Announcements........................................  A-25
SECTION 5.10.   Rights Agreement; Consequences if Rights Triggered..........  A-26
SECTION 5.11.   Parents' Shareholders' Meetings.............................  A-26
SECTION 5.12.   Stockholder Litigation......................................  A-26
SECTION 5.13.   Control of the Company's Operations.........................  A-26
SECTION 5.14.   Parents' Conduct............................................  A-26

                                    ARTICLE VI
                               CONDITIONS PRECEDENT
SECTION 6.01.   Conditions to Each Party's Obligation to Effect the
                  Merger....................................................  A-26
SECTION 6.02.   Conditions to Obligations of the Parents, UNUS and
                  Delaware Sub..............................................  A-27
SECTION 6.03.   Conditions to Obligation of the Company.....................  A-27
SECTION 6.04.   Frustration of Closing Conditions...........................  A-28

                                                                              PAGE
                                                                              ----
                                   ARTICLE VII
                        TERMINATION, AMENDMENT AND WAIVER
SECTION 7.01.   Termination.................................................  A-28
SECTION 7.02.   Effect of Termination.......................................  A-29
SECTION 7.03.   Amendment...................................................  A-29
SECTION 7.04.   Extension; Waiver...........................................  A-29

                                   ARTICLE VIII
                                GENERAL PROVISIONS
SECTION 8.01.   Nonsurvival of Representations and Warranties...............  A-29
SECTION 8.02.   Notices.....................................................  A-29
SECTION 8.03.   Definitions.................................................  A-30
SECTION 8.04.   Interpretation..............................................  A-31
SECTION 8.05.   Counterparts................................................  A-31
SECTION 8.06.   Entire Agreement; No Third-Party Beneficiaries..............  A-31
SECTION 8.07.   Governing Law...............................................  A-31
SECTION 8.08.   Assignment..................................................  A-31
SECTION 8.09.   Enforcement.................................................  A-31

ANNEX I         Index of Defined Terms......................................  A-33

EXHIBIT A       Certificate of Incorporation of the Surviving Corporation...  A-35

               AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER



    AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER dated as of June 6, 2000, as amended as of July 7, 2000, as amended and restated as of August 22, 2000, by and among UNILEVER PLC, a company incorporated under the laws of and registered in England ('PLC'), UNILEVER N.V., a Netherlands corporation ('N.V.' and, together with PLC, the 'Parents'), UNILEVER UNITED STATES, INC., a Delaware corporation and a direct subsidiary of the Parents ('UNUS'), TITAN ACQUISITION COMPANY, a Delaware corporation and a wholly owned subsidiary of UNUS ('Delaware Sub'), and BESTFOODS, a Delaware corporation (the 'Company').



    WHEREAS the Parents, Conopco, Inc., a New York corporation and a wholly owned subsidiary of UNUS ('Conopco'), Delaware Sub and the Company entered into an Agreement and Plan of Merger dated as of June 6, 2000, as amended (the 'Amendment') as of July 7, 2000 (the 'Original Merger Agreement'), and they now desire to amend and restate the Original Merger Agreement to reflect (x) the Amendment and (y) the assignment dated as of August 22, 2000, to UNUS by Conopco of all Conopco's rights, interests and obligations under the Original Merger Agreement (it being understood that all references herein to this 'Agreement' refer to the Original Merger Agreement as amended and restated hereby and that all references herein to the date hereof or the date of this Agreement refer to June 6, 2000);



    WHEREAS the Board of Directors of each of the Company and Delaware Sub has approved and declared advisable, and the Board of Directors of each of the Parents and UNUS has approved, this Agreement and the merger of Delaware Sub with and into the Company (the 'Merger'), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $.25 per share, of the Company (the 'Company Common Stock') not owned by the Parents, UNUS, Delaware Sub or the Company, other than the Appraisal Shares (as defined in Section 2.01(d)), will be converted into the right to receive $73.00 in cash;



    WHEREAS the Parents, UNUS, Delaware Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;


    NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I
                                   THE MERGER

    SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the 'DGCL'), Delaware Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.03). At the Effective Time, the separate corporate existence of Delaware Sub shall cease and the Company shall continue as the surviving corporation (the 'Surviving Corporation') and shall succeed to and assume all the rights and obligations of Delaware Sub in accordance with the DGCL.

    SECTION 1.02. Closing. Upon the terms and subject to the conditions set forth in this Agreement, the closing of the Merger (the 'Closing') shall take place at 11:00 a.m., New York time, on the second business day after the satisfaction or waiver of the conditions set forth in Section 6.01 (other than those that by their terms cannot be satisfied until the time of the Closing), at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York,
New York 10019, or at such other time, date or place agreed to in writing by the Parents, on the one hand, and the Company, on the other hand; provided, however, that if all the conditions set forth in Article VI shall not have been satisfied or waived on such second business day, then the Closing shall take place on the first business day on which all such conditions shall have been satisfied or waived. The date on which the Closing occurs is referred to in this Agreement as the 'Closing Date'.

    SECTION 1.03. Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, as soon as practicable on or after the Closing Date, a certificate of merger or other appropriate documents (in any such case, the 'Certificate of Merger') shall be duly prepared, executed and acknowledged by the parties in accordance with the relevant provisions of the DGCL and filed with the Secretary of State of the State of Delaware. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such subsequent time or date as the Parents, on the one hand, and the Company, on the other hand, shall agree and specify in the Certificate of Merger. The time at which the Merger becomes effective is referred to in this Agreement as the 'Effective Time'.

    SECTION 1.04. Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

    SECTION 1.05. Certificate of Incorporation and By-laws. (a) The Certificate of Incorporation of the Surviving Corporation shall be amended at the Effective Time to read in the form of Exhibit A and, as so amended, such Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

    (b) The By-laws of Delaware Sub as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

    SECTION 1.06. Directors. The directors of Delaware Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

    SECTION 1.07. Officers. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                   ARTICLE II
                            CONVERSION OF SECURITIES

    SECTION 2.01. Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of the Company or Delaware Sub:

        (a) Capital Stock of Delaware Sub. Each issued and outstanding share of common stock of Delaware Sub shall be converted into and become one fully paid and nonassessable share of common stock, par value $1.00 per share, of the Surviving Corporation.


        (b) Cancelation of Treasury Stock, the Parents-Owned Stock and UNUS-Owned Stock. Each share of Company Common Stock that is owned by the Company as treasury stock, or by any of the Parents, UNUS or Delaware Sub, immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.


        (c) Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.01(b) and the Appraisal Shares) shall be converted into the right to receive $73.00 in cash, without interest (the 'Merger Consideration'). At the Effective Time all such shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any such shares (a 'Certificate') shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration with respect to each such share.

        (d) Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, shares (the 'Appraisal Shares') of Company Common Stock issued and outstanding immediately prior to the Effective Time that are held by any holder who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL
    ('Section 262') shall not be converted into the right to receive the Merger Consideration as provided in Section 2.01(c), but instead such holder shall be entitled to payment of the fair value of such shares in accordance with the provisions of Section 262. At the Effective Time, all Appraisal Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of Appraisal Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such shares in accordance with the provisions of Section 262. Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under
    Section 262 or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262, then the right of such holder to be paid the fair value of such holder's Appraisal Shares under Section 262 shall cease and each such Appraisal Share shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive the Merger Consideration as provided in
    Section 2.01(c). The Company shall provide reasonably prompt notice to the Parents of any demands for appraisal of any shares of Company Common Stock, and the Parents shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of the Parents, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.


    SECTION 2.02. Exchange of Certificates. (a) Paying Agent. Prior to the Effective Time, UNUS shall designate a bank or trust company reasonably acceptable to the Company to act as agent for the payment of the Merger Consideration upon surrender of Certificates (the 'Paying Agent'). Prior to the Effective Time, UNUS will enter into a disbursing agent agreement with the Paying Agent, in form and substance reasonably acceptable to the Company. Promptly following the Effective Time, the Parents shall deposit or cause to be deposited with the Paying Agent in trust for the benefit of the Company's stockholders cash in an aggregate amount necessary to make the payments pursuant to Section 2.01(c) to holders of shares of Company Common Stock in respect of each such share (such amounts being collectively hereinafter referred to as the 'Exchange Fund'). The Paying Agent shall invest the Exchange Fund, as UNUS directs, in direct obligations of the United States of America, obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of all principal and interest or commercial paper obligations receiving the highest rating from either Moody's Investors Service, Inc. or Standard & Poor's, a division of The McGraw Hill Companies, or a combination thereof, provided that, in any such case, no such instrument shall have a maturity exceeding three months. Any net profit resulting from, or interest or income produced by, such investments shall be payable to UNUS. The Exchange Fund shall not be used for any other purpose except as provided in this Agreement.



    (b) Exchange Procedure. As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to each holder of record of a Certificate (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates held by such person shall pass, only upon proper delivery of the Certificates to the Paying Agent and shall be in customary form and have such other provisions as UNUS may reasonably specify) and (ii) instructions for use in effecting the surrender of a Certificate in exchange for the Merger Consideration with respect to each share of Company Common Stock formerly represented by such Certificate. The Paying Agent shall also establish customary procedures for electronic or in-person delivery of Certificates and payment therefor. Upon surrender of a Certificate for cancelation to the Paying Agent or to such other agent or agents as may be appointed by UNUS, together with such letter of transmittal, duly completed and validly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash into which the shares formerly represented by such Certificate shall have been converted pursuant to
Section 2.01(c) into the right to receive, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the stock transfer books of the Company, the proper amount of cash may be paid in exchange therefor to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of UNUS that such tax has been paid or is not applicable. No interest shall be paid or shall accrue on the cash payable upon surrender of any Certificate.


    (c) No Further Ownership Rights in Company Common Stock. All cash paid upon the surrender of a Certificate in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificate. At the close of business on the day on which the Effective Time occurs, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for transfer or any other reason, they shall be canceled and exchanged as provided in this Article II.


    (d) No Liability. None of the Parents, UNUS, Delaware Sub, the Company or the Paying Agent shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to three years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration would otherwise escheat to or became the property of any Governmental Entity (as defined in Section 3.01(d)), any such Merger Consideration in respect thereof shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.


    (e) Lost Certificates. If any Certificate shall have been lost, stolen, defaced or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen, defaced or destroyed and, if reasonably required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall pay in respect of such lost, stolen, defaced or destroyed Certificate the Merger Consideration with respect to each share of Company Common Stock formerly represented by such Certificate.


    (f) Withholding Rights. UNUS, the Surviving Corporation or the Paying Agent shall be entitled to deduct and withhold any applicable taxes from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock.



    (g) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Company Common Stock for six months after the Effective Time shall be delivered to UNUS, upon demand, and any holder of Company Common Stock who has not theretofore complied with this Article II shall thereafter look only to UNUS for payment of its claim for Merger Consideration.


                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES


    SECTION 3.01. Representations and Warranties of the Company. Except as set forth on the disclosure schedule (with specific reference to the Section or Subsection of this Agreement to which the information stated in such disclosure relates) delivered by the Company to the Parents prior to the execution of this Agreement (the 'Company Disclosure Schedule') (it being agreed that disclosure of any item under a Subsection of this Section 3.01 in the Company Disclosure Schedule shall be deemed disclosure with respect to other Subsections of this
Section 3.01 (other than Section 3.01(e) and 3.01(f)) if the applicability of such item to any such other Subsection is readily apparent from the face of the Company Disclosure Schedule), the Company represents and warrants to the Parents, UNUS and Delaware Sub as follows:

        (a) Organization, Standing and Power. Each of the Company and its Significant Subsidiaries (as defined in Section 8.03) (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the requisite corporate, company or partnership power and authority to carry on its business as now being conducted and
    (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than (except in the case of clause (i) above with respect to the Company) where the failure to be so organized, existing, qualified or licensed or in good standing individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect (as defined in Section 8.03). The Company has delivered to the Parents true and complete copies of its Restated Certificate of Incorporation and By-laws as amended to the date of this Agreement. The Company has made available to the Parents and their representatives true and complete copies of the minutes of all meetings of the stockholders, the Board of Directors and each committee of the Board of Directors of the Company held since January 1, 1997 (other than any such minutes to the extent relating to the Company's consideration of the Merger or other contemporaneous strategic alternatives).

        (b) Subsidiaries. Except as set forth on Exhibit 21 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 on file with the Securities and Exchange Commission (the 'SEC'), all the outstanding shares (other than any director qualifying shares) of capital stock of, or other equity or voting interests in, each subsidiary (as defined in Section 8.03) of the Company listed on such Exhibit 21 are owned by the Company, by another wholly owned subsidiary of the Company or by the Company and another wholly owned subsidiary of the Company, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, 'Liens'), and are duly authorized, validly issued, fully paid and nonassessable. Except for the capital stock of, or other equity or voting interests in, its subsidiaries, the Company does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any corporation, partnership, joint venture, association, limited liability company or other entity, in any such case, which entity conducts any activity which is material to the Company or with respect to which the Company, directly or indirectly through one or more subsidiaries or otherwise, has any material monetary or other obligations or exposure to liability.

        (c) Capital Structure. The authorized capital stock of the Company consists of 900,000,000 shares of Company Common Stock, and 25,000,000 shares of preferred stock, par value $1.00 per share (the 'Company Preferred Stock'). Prior to the Effective Time, each issued and outstanding share of Series B ESOP Convertible Preferred Stock of the Company (the 'Company Series B Preferred Stock') shall automatically be converted into 4.37968 shares of Company Common Stock pursuant to the Restated Certificate of Incorporation of the Company, as amended to the date of this Agreement. As of the close of business on May 31, 2000, (A) 277,292,968 shares of Company Common Stock (excluding shares held by the Company as treasury shares but including 2,631,306 shares of Company Common Stock held in a rabbi trust) were issued and outstanding, (B) 113,249,920 shares of Company Common Stock were held by the Company as treasury shares, (C) 37,000,000 shares of Company Common Stock were originally reserved for issuance pursuant to the Company's 1984 Stock and Performance Plan, 1993 Stock and Performance Plan, Deferred Compensation Plan for Outside Directors and Deferred Stock Unit Plan (such plans, collectively, the 'Company Stock Plans'), of which (as of June 6, 2000) 8,569,819 shares were subject to outstanding Company Stock Options (as defined below), (D) 1,633,766 shares of Company Series B Preferred Stock were issued and outstanding, (E) 7,155,374 shares of Company Common Stock were reserved for issuance upon conversion of the Company Series B Preferred Stock and (F) 2,000,000 shares of Company Preferred Stock were reserved for issuance in connection with the rights (the 'Company Rights') issued pursuant to the Rights Agreement dated as of January 4, 1999 (as amended from time to time, the 'Company Rights Agreement'), between the Company and First Chicago Trust Company of New York, as Rights Agent. Other than

    2,345,349 issued and outstanding performance unit rights (whether or not currently earned) that are linked to the price of Company Common Stock and have been granted under the Company Stock Plans (collectively, the 'Company Performance Units'), there are no outstanding stock appreciation rights or other rights that are linked to the price of Company Common Stock granted under any Company Stock Plan whether or not granted in tandem with a related Stock Option. No shares of Company Common Stock are owned by any subsidiary of the Company. The Company has delivered to the Parents a true and complete list, as of the close of business on June 6, 2000, of all outstanding Company Performance Units granted under the Company Stock Plans, the grant dates and the fair market value (as determined under the applicable Company Stock Plans) of Company Common Stock on such grant dates and the names of the holders thereof. During the period from the close of business on April 30, 2000 to the date of this Agreement, no Company Performance Units have been granted by the Company. The Company has delivered to the Parents a true and complete list, as of the close of business on June 6, 2000, of all outstanding options to purchase Company Common Stock granted under the Company Stock Plans (collectively, the 'Company Stock Options') and all other rights to purchase or receive Company Common Stock (collectively, the 'Company Stock Issuance Rights') granted under the Company Stock Plans, the number of shares subject to each such Company Stock Option or Company Stock Issuance Right, the grant dates and exercise prices of each such Company Stock Option or, as applicable, Company Stock Issuance Right and the names of the holder thereof. As of the close of business on June 6, 2000, there were outstanding Company Stock Options (stand-alone or detached from canceled Company Performance Units) to purchase 8,569,819 shares of Company Common Stock with exercise prices on a per share basis lower than the Merger Consideration, and the weighted average exercise price of such Company Stock Options was equal to $42.90. Except as set forth above, as of the close of business on May 31, 2000, no shares of capital stock of, or other equity or voting interests in, the Company, or options, warrants or other rights to acquire any such stock or securities, were issued, reserved for issuance or outstanding. During the period from May 31, 2000 to the date of this Agreement, (x) there have been no issuances by the Company of shares of capital stock of, or other equity or voting interests in, the Company other than issuances of shares of Company Common Stock pursuant to the exercise of Company Stock Options outstanding on such date as required by their terms as in effect on the date of this Agreement and (y) there have been no issuances by the Company of options, warrants or other rights to acquire shares of capital stock or other equity or voting interests from the Company. All outstanding shares of capital stock of the Company are, and all shares that may be issued pursuant to the Company Stock Plans will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company or any of its subsidiaries, and, except as set forth above, no securities or other instruments or obligations of the Company or any of its subsidiaries, having in any such case at any time (whether actual or contingent) the right to vote (or which are convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company or any of its subsidiaries may vote. Except as set forth above and except as specifically permitted under Section 4.01(a), there are no Contracts (as defined in Section 3.01(d)) of any kind to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of, or other equity or voting interests in, or securities convertible into, or exchangeable or exercisable for, shares of capital stock of, or other equity or voting interests in, the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right or Contract. There are no outstanding contractual obligations of the Company or any of its subsidiaries to (I) repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity or voting interests in, the Company or any of its subsidiaries or (II) vote or dispose of any shares of the capital stock of, or other equity or voting interests in, any of its subsidiaries. To the knowledge of the Company as of the date of this Agreement, there are no irrevocable proxies and no voting agreements with respect to any shares of the capital stock of, or other equity or voting interests in, the Company or any of its subsidiaries. The Company has made available to the Parents a complete and correct copy of the Company Rights Agreement, as amended to the date of this Agreement (prior to the amendments thereto referred to in Section 3.01(d)(ii)).

        (d) Authority; Noncontravention. (i) The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to approve this Agreement or to consummate the transactions contemplated hereby, subject, in the case of the consummation of the Merger, to obtaining the Company Stockholder Approval (as defined in Section 3.01(n)). This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to
    (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and
    (ii) general equitable principles. The Board of Directors of the Company, at a meeting duly called and held at which directors of the Company constituting a quorum were present, duly adopted resolutions (i) approving and declaring advisable the Merger and this Agreement and the transactions contemplated hereby, (ii) declaring that it is in the best interests of the Company's stockholders that the Company enter into this Agreement and consummate the Merger on the terms and subject to the conditions set forth in this Agreement, (iii) declaring that the consideration to be paid to the Company's stockholders in the Merger is fair to such stockholders,
    (iv) directing that this Agreement be submitted to a vote at a meeting of the Company's stockholders and (v) recommending that the Company's stockholders adopt this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and compliance with the provisions hereof do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of the Company or any of its subsidiaries under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) the Restated Certificate of Incorporation or By-laws of the Company or the certificate of incorporation or by-laws (or similar organizational documents) of any of its subsidiaries,
    (ii) any loan or credit agreement, bond, debenture, note, mortgage, indenture, guarantee, lease or other contract, commitment, agreement, instrument, arrangement, understanding, obligation, undertaking, permit, concession, franchise or license, whether oral or written (each, including all amendments thereto, a 'Contract'), to which the Company or any of its subsidiaries is a party or any of their respective properties or assets is subject or otherwise under which the Company or any of its subsidiaries have rights or benefits or (iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree, in each case applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches, defaults, rights, losses, Liens or entitlements that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. No consent, approval, order or authorization of, or registration, declaration or filing with, any domestic or foreign (whether national, federal, state, provincial, local or otherwise) government or any court, administrative agency or commission or other governmental or regulatory authority or agency, domestic, foreign or supranational (a 'Governmental Entity'), is required by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby or compliance with the provisions hereof, except for (1) the receipt of a decision under
    Article 6(1)(b) or 8(2) of Council Regulation No. 4064/89 of the European Community, as amended (the 'EC Merger Regulation'), declaring the Merger compatible with the EC common market, the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the 'HSR Act'), and the receipt, termination or expiration, as applicable, of such other approvals or waiting periods required under any other applicable competition, merger control, antitrust or similar law or regulation, (2) the filing with the SEC of a proxy statement relating to the adoption by the Company's stockholders of this Agreement (as amended or supplemented from time to time, the 'Proxy Statement') and such reports under the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), as may be required in connection with this Agreement, the Merger and the other transactions contemplated hereby,
    (3) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any of its subsidiaries is qualified to do business, (4) any filings required under the rules and regulations of the New York Stock Exchange ('NYSE') and (5) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

        (ii) The Company and the Board of Directors of the Company have taken all action necessary to (i) render the Company Rights inapplicable to this Agreement, the Merger and the other transactions contemplated hereby and
    (ii) ensure that (A) neither of the Parents nor any of their respective affiliates or associates is or will become an 'Acquiring Person' (as defined in the Company Rights Agreement) by reason of this Agreement, the Merger or any other transaction contemplated hereby, (B) a 'Distribution Date' (as defined in the Company Rights Agreement) shall not occur by reason of this Agreement, the Merger or any other transaction contemplated hereby and
    (C) the Company Rights shall expire immediately prior to the Effective Time.


        (e) SEC Documents. The Company has filed with the SEC all forms, reports, schedules, statements and other documents required to be filed with the SEC by the Company since January 1, 1999 (together with all information incorporated therein by reference, the 'SEC Documents'). No subsidiary of the Company is required to file any form, report, schedule, statement or other document with the SEC. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933 (the 'Securities Act') or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents at the time they were filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any SEC Document filed and publicly available prior to the date of this Agreement (a 'Filed SEC Document') has been revised or superseded by a later filed Filed SEC Document, none of the SEC Documents contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements (including the related notes) included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ('GAAP') (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments). Except as set forth in the Filed SEC Documents, the Company and its subsidiaries have no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), other than (x) liabilities for taxes (as defined in
    Section 3.01(l)(vi)) and (y) liabilities and obligations that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.


        (f) Absence of Certain Changes or Events. Since December 31, 1999, the Company and its subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice, and there has not been
    (i) a Material Adverse Effect, (ii) prior to the date of this Agreement, any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Company's or any of its subsidiaries' capital stock or other equity or voting interests, except for dividends by a wholly owned subsidiary of the Company to its parent and except for the regular quarterly cash dividend with respect to the Company Common Stock in the amount of $0.265 per share and the regular semi-annual cash dividend on the Company Series B Preferred Stock, (iii) prior to the date of this Agreement, any purchase, redemption or other acquisition of any shares of capital stock of, or other equity or voting interests in, the Company or any of its subsidiaries or any options, warrants, calls or rights to acquire such shares or other interests, except as required by the terms of the Company's Stock Options or the Company Series B Preferred Stock or pursuant to share repurchases pursuant to publicly announced programs, (iv) prior to the date of this Agreement, any split, combination or reclassification of any of the Company's or any of its subsidiaries' capital stock or other equity or voting interests or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of, or other equity or voting interests in, the Company or any of its United States subsidiaries and, to the knowledge of the Company, its non-United States subsidiaries, (v) except as provided or made available to the Parents prior to the date of this Agreement or in the ordinary course of business consistent with past practice or as was required under any agreement or benefit plan in effect as of December 31, 1999, any granting by the Company or any of its United States subsidiaries to any current or former director, officer or employee of any increase in compensation, bonus or other benefits or any such granting of any type of compensation or benefits to any current or former director, officer or employee not previously receiving or entitled to receive such type of compensation or benefit, (vi) any payment of any benefit or the grant or amendment of any award (including in respect of stock options, stock appreciation rights, performance units, restricted stock or other stock-based or stock-related awards or the removal or modification of any restrictions in any Company Benefit Agreement or Company Benefit Plan or awards made thereunder) except as required to comply with any applicable law or any Company Benefit Agreement or Company Benefit Plan existing on such date and except as provided or made available to the Parents prior to the date of this Agreement or in the ordinary course of business consistent with past practice, (vii) any damage, destruction or loss, whether or not covered by insurance, that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect,
    (viii) any change in financial or tax accounting methods, principles or practices by the Company or any of its subsidiaries, except insofar as may have been required by a change in GAAP or applicable law or (ix) any revaluation by the Company or any of its subsidiaries of any assets that are material to the Company and its subsidiaries, taken as a whole.

        (g) Litigation. There is no suit, claim, action, investigation or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or any of their respective assets that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect, nor is there any statute, law, ordinance, rule, regulation, judgment, order or decree, of any Governmental Entity or arbitrator outstanding against, or, to the knowledge of the Company, investigation, proceeding, notice of violation, order of forfeiture or complaint by any Governmental Entity involving, the Company or any of its subsidiaries that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

        (h) Compliance with Laws. Except with respect to Environmental Laws (as defined in Section 3.01(j)) and taxes, which are the subject of Sections 3.01(j) and 3.01(l), respectively, the Company and its subsidiaries and their relevant personnel and operations are, and since January 1, 1998 have been, in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders and decrees of any Governmental Entity applicable to their businesses or operations, except for instances of noncompliance that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. None of the Company or any of its subsidiaries has received, since January 1, 1998, a notice or other written communication alleging or relating to a possible violation of any statute, law, ordinance, rule, regulation, judgment, order or decree of any Governmental Entity applicable to its businesses or operations, except for notices or other written communications alleging or relating to possible violations that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have in effect all permits, licenses, variances, exemptions, authorizations, franchises, orders and approvals of all Governmental Entities (collectively, 'Permits'), necessary or advisable for them to own, lease or operate their properties and assets and to carry on their businesses as now conducted, and there has occurred no violation of, default (with or without notice or lapse of time or both) under, or event giving to others any right of termination, amendment or cancelation of, with or without notice or lapse of time or both, any such Permit, except for any such failures to have in effect, violations, defaults or events that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

        (i) Absence of Changes in Company Benefit Plans; Employment Agreements. Except as disclosed in the Filed SEC Documents or as provided or made available to the Parents prior to the date of this Agreement, since
    December 31, 1999, none of the Company or any of its United States subsidiaries has terminated, adopted, amended or agreed to amend in any material respect any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock appreciation, restricted stock, stock option, phantom stock, performance, retirement, thrift, savings, stock bonus, cafeteria, paid time-off, perquisite, fringe benefit, vacation, severance, disability, death benefit, hospitalization, medical, welfare benefit or other plan, program, policy, arrangement or understanding providing benefits to any of the current or former directors, officers or employees of the Company or any of its United States subsidiaries (collectively, 'Company Benefit Plans') or any change in any actuarial or other assumption used to calculate funding obligations with respect to any Company Pension Plan (as defined in Section 3.01(k)) or any change in the manner in which contributions to any Company Pension Plan are made or the basis on which such contributions are determined. Except as disclosed in the Filed SEC Documents or as provided or made available to the Parents prior to the date of this Agreement, there exist no employment, deferred compensation, severance or termination agreements or arrangements between the Company or any of its United States subsidiaries, on the one hand, and either (i) any current or former director or executive officer of the Company, on the other hand, or (ii) any current or former director or executive officer or employee of the Company or its United States subsidiaries, which in the case of this clause (ii) is material to the Company or such United States subsidiary (collectively, 'Company Benefit Agreements'), and no Company Benefit Agreement or Company Benefit Plan provides benefits that are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or its subsidiaries of the nature contemplated by this Agreement. The Company and its United States subsidiaries have consulting agreements with no more than seven individuals, none of which provide for compensation in excess of one million dollars per annum.

        (j) Environmental Matters. Except for such matters that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect and except as set forth in the Filed SEC Documents: (i) each of the Company and its subsidiaries possesses all Environmental Permits (as defined below) necessary to conduct its businesses and operations as currently conducted; (ii) each of the Company and its subsidiaries is in compliance with all applicable Environmental Laws and all applicable Environmental Permits, and none of the

    Company or its subsidiaries has received any (A) written communication from any Governmental Entity or other person that alleges that the Company or any of its subsidiaries has violated or is liable under any Environmental Law or
    (B) written request for information pursuant to applicable Environmental Laws concerning the disposal of Hazardous Materials (as defined below);
    (iii) there are no Environmental Claims (as defined below) pending or, to the knowledge of the Company, threatened (A) against the Company or any of its subsidiaries or (B) against any person whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed, either contractually or by operation of law, and none of the Company or its subsidiaries has contractually retained or assumed any liabilities or obligations that could reasonably be expected to provide the basis for any Environmental Claim; and (iv) there have been no Releases (as defined below) of any Hazardous Materials that could reasonably be expected to form the basis of any Environmental Claim.

        For the purposes of this Agreement: (A) 'Environmental Claims' means any and all administrative, regulatory or judicial actions, orders, decrees, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation by any Governmental Entity or other person alleging liability arising out of, based on or related to (x) the presence, Release or threatened Release of, or exposure to, any Hazardous Materials at any location, whether or not owned, operated, leased or managed by the Company or any of its subsidiaries, or
    (y) circumstances forming the basis of any violation or alleged violation of any Environmental Law or Environmental Permit; (B) 'Environmental Laws' means all laws, rules, regulations, orders, decrees, common law, judgments or binding agreements issued, promulgated or entered into by or with any Governmental Entity relating to pollution or protection of the environment (including ambient air, surface water, groundwater, soils or subsurface strata) or protection of human health as it relates to the environment, including laws and regulations relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, transport, handling of or exposure to Hazardous Materials; (C) 'Environmental Permits' means all permits, licenses, registrations, waivers, exemptions and other authorizations required under applicable Environmental Laws; (D) 'Hazardous Materials' means all hazardous, toxic, explosive or radioactive substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing material, and all other substances or wastes of any nature regulated pursuant to any Environmental Law; and
    (E) 'Release' means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

        (k) ERISA Compliance. (i) Section 3.01(k)(i) of the Company Disclosure Schedule contains a true and complete list of all material United States 'employee welfare benefit plans' (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ('ERISA')), material United States 'employee pension benefit plans' (as defined in Section 3(2) of ERISA) (together, 'Company Pension Plans') and all other Company Benefit Plans maintained or contributed to by the Company or any of its United States subsidiaries or any person or entity that, together with the Company or any of its United States subsidiaries, is treated as a single employer (a 'Commonly Controlled Entity') under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the 'Code'), for the benefit of any current or former directors, officers or employees of the Company or any of its United States subsidiaries. Other than those filed with the Filed SEC Documents, the Company has provided or made available to the Parents true and complete copies of (1) each Company Benefit Plan, (2) the most recent annual report on Form 5500 required to be filed with the Internal Revenue Service (the 'IRS') with respect to each Company Benefit Plan (if any such report was required), (3) the most recent summary plan description for each Company Benefit Plan for which such summary plan description is required and
    (4) each trust agreement and group annuity contract relating to any Company Benefit Plan. Each Company Benefit Plan has been administered in accordance with its terms, except where the failure so to be administered individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries and all the Company Benefit Plans are in compliance with all applicable provisions of ERISA and the Code, except for instances of possible noncompliance that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. All Company Pension Plans (other than the Company's Cash Balance Pension Plan for Salaried Employees) that are intended to be qualified under
    Section 401(a) of the Code have received favorable determination letters from the Internal Revenue Service with respect to 'TRA' (as defined in Section 1 of Rev. Proc. 91-66 or 93-39), to the effect that such Company Pension Plans are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor, to the knowledge of the Company, has revocation been threatened, nor has any such Company Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, there is no pending or, to the knowledge of the Company, threatened litigation relating to the Company Benefit Plans.

        (ii) Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any Commonly Controlled Entity has maintained, contributed to or been obligated to contribute to any Company Pension Plan that is subject to Title IV of ERISA (other than a multiemployer plan within the meaning of Section 3(37) of ERISA) with respect to which the Company or any Commonly Controlled Entity has unfunded liabilities based upon the assumptions utilized in the audited financial statements of the Company included in the Filed SEC Documents under any Company Benefit Plan subject to ERISA. Neither the Company nor any of its subsidiaries, nor to the knowledge of the Company, any officer of the Company or any of its subsidiaries or any of the Company Benefit Plans which are subject to ERISA, including the Company Pension Plans, any trusts created thereunder or any trustee or administrator thereof, has engaged in a 'prohibited transaction' (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that would reasonably be expected to subject the Company, any of its subsidiaries or any officer of the Company or any of its subsidiaries to the tax or penalty on prohibited transactions imposed by such Section 4975 or to any liability under Section 502(i) or 502(1) of ERISA, except for any such tax, penalty or liability that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, all contributions and premiums required to be made under the terms of any Company Benefit Plan as of the date hereof have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Filed SEC Documents.

        (iii) Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, each Company Benefit Plan that is a welfare benefit plan, to the extent applicable, complies in all material respects with the applicable requirements of Section 4980B(f) of the Code.

        (iv) Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, the deduction of any amount payable pursuant to the terms of the Company Benefit Plans or Company Benefit Agreements (including by reason of the transactions contemplated hereby) will not be subject to disallowance under Section 162(m) of the Code.

        (v) The consummation of the Merger or any other transaction contemplated by this Agreement will not (x) entitle any employee, officer or director of the Company or any of its subsidiaries to severance pay or (y) accelerate the time of payment or vesting or trigger any payment or funding (whether through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Company Benefit Plans or Company Benefit Agreements.

        (vi) Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, to the knowledge of the Company all employee benefit plans established or maintained by non-United States subsidiaries of the Company ('Foreign Employee Plans') are in compliance with applicable foreign law. As of December 31, 1999, except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, to the knowledge of the Company there are no unfunded or unaccrued liabilities with respect to Foreign Employee Plans in excess of the amount reflected in the most recent audited financial statements contained in the Filed SEC Documents.

        (l) Taxes. (i) Each of the Company and its subsidiaries has timely filed or caused to be filed all tax returns required to be filed by it and all such tax returns are true and complete, except for such failures to file and such incompleteness or inaccuracies that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. Each of the Company and its subsidiaries has (a) timely paid or duly provided for in its most recent financial statements contained in the Filed SEC Documents all taxes due with respect to the taxable periods covered by such tax returns and all other taxes otherwise due, and (b) duly provided for on its most recent financial statements included in the Filed SEC Documents all taxes not yet due but that are payable for periods or portions thereof through the date of such financial statements, except for such failures to timely pay or duly provide for that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

        (ii) There is no deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any taxes alleged to be due and owing by the Company or any of its subsidiaries whether or not with respect to a tax return filed by the Company or any of its subsidiaries, except for such deficiencies, refund litigation, proposed adjustments or matters in controversy that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. No issues relating to taxes were raised by the relevant taxing authority in any audit or examination presently pending or completed in the last three years, that could reasonably be expected to have a material effect on the Company or any of its subsidiaries. The relevant statute of limitations is closed with respect to all United States Federal income tax returns of the Company and its subsidiaries to the extent set forth in the Company Disclosure Schedule.

        (iii) None of the Company or any of its subsidiaries is a party to or bound by any tax sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice (including any liability for taxes of any other person under Treasury Regulation 1.1502-6 or comparable provision of foreign, state or local law) except for any agreement or liability solely among the Company and its subsidiaries.

        (iv) Neither the Company nor any of its subsidiaries has entered into any (A) advance pricing agreement, closing agreement or similar agreement with the IRS or (B) similar material agreement with any other taxing authority, in either case which is effective as of the date of this Agreement.

        (v) None of the Company or any of its subsidiaries has constituted either a 'distributing corporation' or a 'controlled corporation' (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying or intended to qualify for tax-free treatment under Section 355 of the Code in the three years prior to the date of this Agreement.

        (vi) As used in this Agreement, (A) 'taxes' shall mean all forms of taxation imposed by any Federal, state, local, foreign or other governmental authority, including income, franchise, property, sales, use, excise, employment, unemployment, payroll, social security, estimated, value added, ad valorem, transfer, recapture, withholding and other taxes of any kind, including any interest, penalties and additions thereto and (B) 'tax return' shall mean any return, declaration, report, document, claim for refund, information return or other statement or information required to be filed or supplied to any taxing authority or jurisdiction with respect to taxes, including any schedule or attachment thereto, and including any amendment thereof.

        (m) State Takeover Statutes. No state takeover or similar statute or regulation is applicable to this Agreement, the Merger or the other transactions contemplated hereby.

        (n) Voting Requirements. The affirmative vote at the Stockholders Meeting or any adjournment or postponement thereof of the holders of a majority of the voting power represented by the outstanding shares of Company Common Stock and Company Series B Preferred Stock, voting together as a single class, in favor of adopting this Agreement (the 'Company Stockholder Approval') is the only vote of the holders of any class or series of the Company's capital stock necessary to approve or adopt this Agreement or the Merger. The affirmative vote of the holders of the Company Common Stock or the Company Series B Preferred Stock is not necessary to approve any transaction contemplated by this Agreement other than the consummation of the Merger.

        (o) Brokers; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other person, other than Merrill Lynch & Co. and Salomon Smith Barney, Inc., the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has delivered to the Parents true and complete copies of all agreements under which any such fees or expenses are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees are payable. The Company has previously provided the Parents with its good faith current estimate of the aggregate of the fees and expenses of any accountant, broker, financial advisor (other than Merrill Lynch & Co. and Salomon Smith Barney, Inc.), consultant, legal counsel or other person retained by the Company or any of its subsidiaries in connection with this Agreement or the transactions contemplated hereby which will be paid by or on behalf of the Company in connection with this Agreement and the transactions contemplated hereby.

        (p) Opinions of Financial Advisors. The Company has received the oral opinion (to be subsequently confirmed in writing) of each of Merrill Lynch & Co. and Salomon Smith Barney, Inc., to the effect that, as of the date of this Agreement, the consideration to be received in the Merger by the Company's stockholders is fair to the Company's stockholders from a financial point of view. The Company has requested that such written opinions be delivered to it as promptly as practicable following the execution of this Agreement, and a copy of each such written opinion will be delivered to the Parents promptly after such written opinions have been received by the Company.


    SECTION 3.02. Representations and Warranties of the Parents, UNUS and Delaware Sub. The Parents, UNUS and Delaware Sub, jointly and severally, represent and warrant to the Company as follows:



        (a) Organization. Each of PLC, N.V., UNUS and Delaware Sub is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to carry on its business as now being conducted.



        (b) Authority; Noncontravention. Each of PLC, N.V., UNUS and Delaware Sub has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Parents, UNUS and Delaware Sub and the consummation by the Parents, UNUS and Delaware Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Parents, UNUS and Delaware Sub and no other corporate proceedings on the part of the Parents, UNUS or Delaware Sub are necessary to approve this Agreement or to consummate the transactions contemplated hereby (other than the passing of a resolution at an extraordinary general meeting of shareholders of PLC approving this Agreement and the Merger (the 'PLC Shareholder Approval') and the passing of a resolution at an extraordinary general meeting of shareholders of N.V. approving this Agreement and the Merger (the 'N.V. Shareholder Approval' and, together with the PLC Shareholder Approval, the 'Parents Shareholder Approval')). This Agreement has been duly executed and delivered by the Parents, UNUS and Delaware Sub and constitutes a valid and binding obligation of the Parents, UNUS and Delaware Sub, as applicable, enforceable against the Parents, UNUS and Delaware Sub, as applicable, in accordance with its terms, except that such enforcement may be subject to
    (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and
    (ii) general equitable principles. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and compliance with the provisions of this Agreement do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Parents or UNUS under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) the organizational documents of either of the Parents or the Certificate of Incorporation or By-laws of UNUS or the Certificate of Incorporation or By-laws of Delaware Sub, (ii) any Contract applicable to the Parents, UNUS or Delaware Sub or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree, in each case applicable to the Parents, UNUS or Delaware Sub or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not reasonably be expected to prevent or materially impede or delay the consummation of the Merger or the other transactions contemplated hereby. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to the Parents, UNUS or Delaware Sub in connection with the execution and delivery of this Agreement or the consummation by the Parents, UNUS and Delaware Sub of the transactions contemplated hereby or the compliance with the provisions of this Agreement, except for (1) the receipt of a decision under
    Article 6(1)(b) or 8(2) of the EC Merger Regulation declaring the Merger compatible with the EC common market, the filing of a premerger notification and report form under the HSR Act, and the receipt, termination or expiration, as applicable, of such other approvals or waiting periods required under any other applicable competition, merger control, antitrust or similar law or regulation, (2) the filing with, or furnishing to, the SEC of such reports under the Exchange Act as may be required in connection with this Agreement, the Merger and the other transactions contemplated hereby,
    (3) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (4) the PLC Shareholder Approval, (5) any filings required under the listing rules of the U.K. Listing Authority in relation to the London Stock Exchange or the listing rules and regulations of any other applicable securities exchange and (6) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate would not impair in any material respect the ability of the Parents, UNUS or Delaware Sub to perform its obligations under this Agreement or prevent or materially delay the consummation of the Merger. Each of the PLC Shareholder Approval and the N.V. Shareholder Approval shall require only that the majority of the votes cast by or on behalf of the holders of the issued ordinary shares of each of PLC and N.V., respectively, that are entitled to vote upon the resolution to approve this Agreement and the Merger and are present or represented by proxy at an extraordinary general meeting of the shareholders of each of PLC and N.V., respectively, are cast in favor of such resolution.



        (c) Interim Operations of Delaware Sub. Delaware Sub was formed solely for the purpose of engaging in the transactions contemplated hereby and has engaged in no business other than in connection with the transactions contemplated by this Agreement. Delaware Sub is a wholly owned subsidiary of UNUS.


        (d) Capital Resources. On or prior to the Closing Date, the Parents will have sufficient cash to provide for payment of the Merger Consideration.

                                   ARTICLE IV
                   COVENANTS RELATING TO CONDUCT OF BUSINESS

    SECTION 4.01. Conduct of Business. (a) Conduct of Business by the Company. During the period from the date of this Agreement to the Effective Time, except as consented to in writing by the Parents or as specifically contemplated by this Agreement, the Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and, to the extent consistent therewith, use their reasonable best efforts to preserve their assets and technology and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except as consented to in writing by the Parents, as specifically contemplated by this Agreement or as set forth in Section 4.01(a) of the Company Disclosure Schedule, the Company shall not, and shall not permit any of its subsidiaries to:

        (i) (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock or other equity or voting interests except for (A) dividends by a direct or indirect wholly owned subsidiary of the Company to its parent, (B) regular quarterly cash dividends with respect to the Company Common Stock, not in excess of $0.265 per share, with usual declaration, record and payment dates and in accordance with the Company's past dividend policy and (C) regular cash dividends with respect to outstanding shares of Company Series B Preferred Stock in accordance with the terms thereof as in effect on the date of this Agreement, (y) purchase, redeem or otherwise acquire any shares of capital stock of, or other equity or voting interests in, the Company or its subsidiaries or any options, warrants, calls or rights to acquire any such shares or other interests, except as required by the terms thereof as in effect on the date of this Agreement, or (z) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity or voting interests (other than upon the conversion of shares of Company Series B Preferred Stock into shares of Company Common Stock in accordance with the Restated Certificate of Incorporation of the Company, as amended to the date of this Agreement);

        (ii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other equity or voting interests or any securities convertible into, or exchangeable for, or any options, warrants, calls or rights to acquire, any such shares, interests or securities or any stock appreciation rights or other rights that are linked to the price of Company Common Stock (other than the issuance of shares of Company Common Stock (and associated Company Rights) (1) upon the exercise of Company Stock Options and settlement of Company Stock Issuance Rights in accordance with the terms of such Company Stock Options and Company Stock Issuance Rights as in effect on the date of this Agreement or (2) upon the conversion of shares of Company Series B Preferred Stock into shares of Company Common Stock in accordance with the Restated Certificate of Incorporation of the Company, as amended to the date of this Agreement);

        (iii) amend its certificate of incorporation or by-laws (or similar organizational documents);

        (iv) directly or indirectly acquire or agree to acquire (A) by merging or consolidating with, or by purchasing all or a substantial portion of the assets of, or by any other manner, any assets constituting a business or any corporation, partnership, joint venture, association, limited liability company or other entity or division thereof, or any direct or indirect interest in any of the foregoing, or (B) any assets that are material, individually or in the aggregate, to the Company and its subsidiaries, taken as a whole, other than purchases of inventory in the ordinary course of business consistent with past practice;

        (v) directly or indirectly sell, lease, license, sell and leaseback, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any properties or assets or any interest therein that are material, individually or in the aggregate, to the Company and its subsidiaries, taken as a whole, except sales of inventory and excess or obsolete assets in the ordinary course of business consistent with past practice;

        (vi) (x) repurchase or incur any material indebtedness or guarantee any material indebtedness of another person or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any material debt securities of another person, enter into any 'keep well' or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice and borrowings to refinance existing indebtedness on terms which are reasonably acceptable to the Parents, or
    (y) make any loans, advances or capital contributions to, or investments in, any other person, other than the Company or any direct or indirect wholly owned subsidiary of the Company;

        (vii) incur or commit to incur any capital expenditures, or any obligations or liabilities in connection therewith, (x) with respect to 2000, in any manner materially inconsistent with the Company's current overall capital budget for 2000, a true and complete copy of which has been provided to the Parents prior to the date of this Agreement and (y) with respect to 2001, in any manner materially inconsistent with the Company's overall capital budget for 2001, as reasonably approved in advance by the Parents;

        (viii) pay, discharge, settle or satisfy any material claims (including claims of stockholders), liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or as required by their terms as in effect on the date of this Agreement of claims, liabilities or obligations reflected or reserved against in the most recent audited financial statements (or the notes thereto) of the Company included in the Filed SEC Documents (for amounts not in excess of such reserves) or incurred since the date of such financial statements in the ordinary course of business consistent with past practice, or waive, release, grant or transfer any right of material value, other than in the ordinary course of business consistent with past practice, or waive any material benefits of, or agree to modify in any adverse respect, or fail to enforce, or consent to any matter with respect to which its consent is required under, any confidentiality, standstill or similar agreement to which the Company or any of its subsidiaries is a party;

        (ix) except as required to comply with applicable law or as permitted by any provision of any Company Benefit Agreement, Company Benefit Plan or other Contract as in effect on the date of this Agreement, (A) take any action to fund or in any other way secure the payment of compensation or benefits under any Company Benefit Agreement, Company Benefit Plan or other Contract, (B) take any action to accelerate the vesting or payment of any compensation or benefit under any Company Benefit Agreement, Company Benefit Plan or other Contract or (C) increase the compensation of any current or former director, officer or other employee of the Company or any of its subsidiaries except in the ordinary course of business consistent with past practice;

        (x) take any action that would or could reasonably be expected to result in (A) any representation and warranty of the Company set forth in this Agreement that is qualified as to materiality becoming untrue, (B) any such representation and warranty that is not so qualified becoming untrue in any material respect or (C) any condition to the Merger set forth in Article VI not being satisfied; or

        (xi) authorize any of, or commit, resolve or agree to take any of, the foregoing actions.

    (b) Certain Tax Matters. During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause each of its subsidiaries to, not make any material tax election except pursuant to existing commitments without the Parents' consent (which will not be unreasonably withheld).

    (c) Advice of Changes; Filings. The Company shall (i) confer with the Parents upon their reasonable request to report on operational matters and other matters requested by the Parents and (ii) as promptly as reasonably practicable advise the Parents in writing of any change or event that would reasonably be expected to have a Material Adverse Effect. The Company, on the one hand, and the Parents, on the other hand, shall each promptly provide the other with copies of all filings made by such party with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby, other than the portions of such filings that include confidential information not directly related to the transactions contemplated by this Agreement or which they are not permitted to provide to the other by applicable laws or regulations.


    SECTION 4.02. No Solicitation. (a) The Company shall not, nor shall it permit any of its subsidiaries to, or authorize or permit any director, officer or employee of the Company or any of its subsidiaries or any investment banker, attorney, accountant or other advisor or representative of the Company or any of its subsidiaries (collectively, the 'Representatives') to, directly or indirectly, (i) solicit, initiate or encourage, or take any other action knowingly to facilitate, any Takeover Proposal (as defined below) or (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate in any way with, any Takeover Proposal, in each case other than a Takeover Proposal made by the Parents; provided, however, that, at any time prior to obtaining the Company Stockholder Approval, the Board of Directors of the Company may, in response to a bona fide written Takeover Proposal that the Board of Directors of the Company determines in good faith constitutes or could reasonably be expected to lead to a Takeover Proposal that is more favorable to the stockholders of the Company (taking into account the person making the Takeover Proposal, the consideration offered, the likelihood of consummation (including the legal, financial and regulatory aspects of the Takeover Proposal) as well as any other factors deemed relevant by the Board of Directors of the Company) than this Agreement (a 'Competitive Proposal'), and which was unsolicited and did not otherwise result from a breach of this
Section 4.02, and subject to compliance with Section 4.02(c) and (d),
(x) furnish information with respect to the Company and its subsidiaries to the person making such Competitive Proposal (and its representatives) pursuant to a customary confidentiality agreement (which confidentiality agreement contains terms that are equivalent to, and in no respect less favorable to the Company than, the terms of the Confidentiality Agreement dated June 2, 2000, between Conopco and the Company (as it may be amended from time to time, the 'Confidentiality Agreement')), provided that all such information is provided on a prior or substantially concurrent basis to the Parents, and (y) participate in discussions or negotiations with the person making such Competitive Proposal (and its representatives) regarding such Competitive Proposal. As of the date of this Agreement, the Company has, and has caused each of its subsidiaries and each of the Representatives to have, (i) terminated all discussions or negotiations with all third parties regarding any Takeover Proposal and
(ii) requested the prompt return of all confidential information relating to the Company or any of its subsidiaries previously furnished to any such third parties.


    The term 'Takeover Proposal' means any inquiry, proposal or offer from any person relating to, or that is reasonably likely to lead to, any direct or indirect acquisition, in one transaction or a series of transactions, including by way of any merger, consolidation, tender offer, exchange offer, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction, of (A) assets or businesses that constitute or represent 20% or more of the total revenue, operating income, EBITDA or assets of the Company and its subsidiaries, taken as a whole, or
(B) 20% or more of the outstanding shares of Company Common Stock or capital stock of, or other equity or voting interests in, any of the Company's subsidiaries directly or indirectly holding the assets or businesses referred to in clause (A) above.


    (b) Neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw (or modify in a manner adverse to the Parents, UNUS or Delaware Sub) or propose publicly to withdraw (or modify in a manner adverse to the Parents, UNUS or Delaware Sub) the recommendation or declaration of advisability by such Board of Directors of the Company or any such committee of this Agreement or the Merger, or recommend, or propose publicly to recommend, the approval or adoption of any Takeover Proposal (other than a Takeover Proposal made by the Parents) (each such action being referred to herein as a 'Company Adverse Recommendation Change'), unless the Board of Directors of the Company determines in good faith, based on such matters as it deems appropriate, after consulting with legal counsel, that the failure to take such action would be reasonably likely to result in a breach of its fiduciary duties under applicable law, (ii) adopt or approve, or propose publicly to adopt or approve, any Takeover Proposal (other than a Takeover Proposal made by the Parents), or withdraw its approval of the Merger, or propose publicly to withdraw its approval of the Merger, (iii) cause or permit the Company to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement (each, an 'Acquisition Agreement') constituting or related to, or which is intended to or is reasonably likely to lead to, any Takeover Proposal (other than a confidentiality agreement referred to in Section 4.02(a)) or (iv) agree or resolve to take any of the actions prohibited by clauses (i), (ii) or (iii) of this sentence. Notwithstanding anything in this Section 4.02 to the contrary, at any time prior to obtaining the Company Stockholder Approval, the Board of Directors of the Company may, in response to a Superior Proposal (as defined below) that was unsolicited and that did not otherwise result from a breach of Section 4.02(a), cause the Company to terminate this Agreement pursuant to Section 7.01(f) and concurrently enter into an Acquisition Agreement; provided, however, that the Company shall not terminate this Agreement pursuant to Section 7.01(f), and any purported termination pursuant to Section 7.01(f) shall be void and of no force or effect, unless the Company shall have complied with all the provisions of this Section 4.02, including the notification provisions in this Section 4.02, and with all applicable requirements of Sections 5.06(b) (including the payment of the Termination Fee (as defined in Section 5.06(b)) prior to or concurrently with such termination); and provided further, however, that the Company shall not exercise its right to terminate this Agreement pursuant to Section 7.01(f) until after the third business day following the Parents' receipt of written notice (a 'Notice of Superior Proposal') from the Company advising the Parents that the Board of Directors of the Company has received a Superior Proposal, specifying the terms and conditions of the Superior Proposal, identifying the person making such Superior Proposal and stating that the Board of Directors of the Company intends to exercise its right to terminate this Agreement pursuant to Section 7.01(f) (it being understood and agreed that, prior to any such termination taking effect, any amendment to the price or any other material term of a Superior Proposal shall require a new Notice of Superior Proposal and a new three business day period).


    The term 'Superior Proposal' means any bona fide written offer not solicited by or on behalf of the Company or any of its subsidiaries made by a third party that if consummated would result in such third party (or in the case of a direct merger between such third party and the Company or one of its subsidiaries, the stockholders of such third party) acquiring, directly or indirectly, substantially all of the voting power of the Company Common Stock or all or substantially all the assets of the Company and its subsidiaries, taken as a whole, for consideration consisting of cash and/or securities that the Board of Directors of the Company determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation) (taking into account the person making the offer, the consideration offered, the likelihood of consummation (including the legal, financial and regulatory aspects of the offer) as well as any other factors deemed relevant by the Board of Directors of the Company) to have a higher value than the consideration payable in the Merger, taking into account any changes to the terms of this Agreement proposed by the Parents in response to such Superior Proposal or otherwise.

    (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 4.02, the Company promptly shall advise the Parents orally and in writing of any request for information that the Company reasonably believes could lead to or contemplates a Takeover Proposal or of any Takeover Proposal, or any inquiry the Company reasonably believes could lead to any Takeover Proposal, the terms and conditions of such request, Takeover Proposal or inquiry (including any subsequent amendment or other modification to such terms and conditions) and the identity of the person making any such request, Takeover Proposal or inquiry. The Company shall keep the Parents informed in all material respects of the status and details (including material amendments or proposed amendments) of any such request, Takeover Proposal or inquiry.

    (d) Nothing contained in this Section 4.02 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or
(ii) making any disclosure to the Company's stockholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, failure so to disclose would be inconsistent with applicable law; provided, however, that in no event shall the Company or its Board of Directors or any committee thereof take, agree or resolve to take any action prohibited by Section 4.02(b)(i) or 4.02(b)(ii), except as expressly permitted pursuant to Section 4.02(b).

                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

    SECTION 5.01. Preparation of the Proxy Statement; Stockholders Meeting.
(a) As promptly as practicable following the date of this Agreement, the Company and the Parents shall prepare and file with the SEC the Proxy Statement and the Company shall use its reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect thereto and to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable following the date of this Agreement. The Company shall with reasonable promptness notify the Parents upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide the Parents with copies of all correspondence between the Company and its representatives, on the one hand, and the SEC and its staff, on the other hand. Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company (i) shall provide the Parents an opportunity to review and comment on such document or response and (ii) shall include in such document or response all comments reasonably proposed by the Parents.

    (b) The Company shall establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders (the 'Stockholders Meeting') for the purpose of obtaining the Company Stockholder Approval with the purpose of holding the Stockholders Meeting as promptly as reasonably practicable following the date of this Agreement. Except as expressly permitted pursuant to
Section 4.02(b), the Company shall, through its Board of Directors, recommend to its stockholders that they adopt this Agreement, and shall include such recommendation in the Proxy Statement. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to this
Section 5.01(b) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company or any other person of any Takeover Proposal.

    SECTION 5.02. Access to Information; Confidentiality. Subject to applicable law, the Company shall, and shall cause each of its subsidiaries to, afford to the Parents, and to either of the Parent's or their subsidiaries' officers, employees, investment bankers, attorneys, accountants and other advisors and representatives, reasonable access during normal business hours with reasonable prior notice during the period prior to the Effective Time or the termination of this Agreement to all their respective properties, assets, books, contracts, commitments, directors, officers, employees, attorneys, accountants, auditors, other advisors and representatives and records, and, during such period, the Company shall, and shall cause each of its subsidiaries to, make available to the Parents on a prompt basis (a) a copy of each report, schedule, form, statement and other document filed or received by it during such period pursuant to the requirements of domestic or foreign supranational, national, federal, state or provincial laws and (b) all other information concerning its business, properties and personnel as the Parents may reasonably request (including the work papers of KPMG LLP). Notwithstanding the foregoing, the Company shall not be required to provide any information to the extent that providing such information would result in a waiver of attorney/client privilege or such information is subject to contractual prohibitions on disclosure to third parties. Except as required by law, the Parents will hold, and will direct their and their subsidiaries' respective officers, employees, investment bankers, attorneys, accountants and other advisors and representatives to hold, any and all information received from the Company, directly or indirectly, in confidence in accordance with the Confidentiality Agreement.

    SECTION 5.03. Reasonable Best Efforts; Notification. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions that are necessary, proper or advisable to consummate and make effective the Merger and the other transactions contemplated by this Agreement, including using its reasonable best efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in
Article VI to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity (reasonable steps will include, subject to the second succeeding sentence, agreements or proffers to divest or hold separate the assets and businesses (or portions thereof) of the parties) and
(iii) the obtaining of all necessary consents, approvals or waivers from third parties. In connection with and without limiting the foregoing, the Company and its Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to this Agreement, the Merger or any of the other transactions contemplated hereby, use its reasonable best efforts to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on this Agreement, the Merger and the other transactions contemplated hereby. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, in no event shall any party hereto be required to agree or proffer to divest or hold separate, or take any other action with respect to, any of the assets or any portion of any business set forth in Section 5.03 of the disclosure schedule delivered by the Parents to the Company prior to the execution of this Agreement (the 'Parents Disclosure Schedule'), and the Company shall not, and shall not permit any of its subsidiaries to, take any such action with respect to any such assets or portion of any such business without the express written consent of the Parents. The Company and the Parents shall provide such assistance, information and cooperation to each other as is reasonably requested in connection with the foregoing and, in connection therewith, shall notify the other person promptly following the receipt of any comments from any Governmental Entity and of any request by any Governmental Entity for amendments, supplements or additional information in respect of any registration, declaration or filing with such Governmental Entity and shall supply the other person with copies of all correspondence between such person or any of its representatives, on the one hand, and any Governmental Entity, on the other hand.

    (b) The Company shall, as promptly as reasonably practicable, give notice to the Parents of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate such that the condition set forth in
Section 6.02(a) would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.


    (c) Each of the Parents, UNUS and Delaware Sub shall, as promptly as reasonably practicable, give notice to the Company of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate such that the condition set forth in Section 6.03(a) would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

    SECTION 5.04. Company Stock Options. (a) As soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee administering the Company Stock Plans) shall adopt such resolutions or take such other actions (if any) as may be required to provide that:

        (i) each Company Stock Option outstanding immediately prior to the Effective Time (whether vested or unvested) shall be converted at the Effective Time into the right to receive an amount of cash equal to (A) the excess, if any, of (1) the Merger Consideration over (2) the exercise price per share of Company Common Stock subject to such Company Stock Option, multiplied by (B) the number of shares of Company Common Stock for which such Company Stock Option shall not theretofore have been exercised;

        (ii) each Company Stock Issuance Right outstanding immediately prior to the Effective Time (whether vested or unvested) shall be converted at the Effective Time into the right to receive an amount of cash equal to the product of (A) the Merger Consideration and (B) the number of shares of Company Common Stock subject to such Company Stock Issuance Right;


        (iii) each Company Performance Unit outstanding immediately prior to the Effective Time (whether vested or unvested) shall be converted at the Effective Time into the right to receive an amount of cash equal to the sum of (A) the product of (1) the Merger Consideration multiplied by (2) the percent with respect to which such Company Performance Unit is earned or deemed earned for its performance cycle, and (B) the excess, if any, of (1) the Merger Consideration over (2) the average of the high and low trading price of shares of Company Common Stock as reported on the NYSE (as published in The Wall Street Journal or, if not published therein, any other authoritative source) on the first trading day of the year of grant of such Company Performance Unit; and


        (iv) make such other changes to the Company Stock Plans as the Company and the Parents may agree are appropriate to give effect to the Merger.

    (b) All amounts payable pursuant to Section 5.04(a) shall be subject to any required withholding of taxes or proof of eligibility of exemption therefrom, and shall be paid as soon as practicable following the Effective Time (but in no event later than five business days thereafter), without interest.

    (c) The Company shall use its reasonable best efforts to take all actions determined to be necessary to effectuate the provisions of this Section 5.04 as mutually agreed by the Parents, on the one hand, and the Company, on the other hand. Prior to the Effective Time, the Board of Directors of the Company (or, if appropriate, any committee administering the Company Stock Plans) shall take or cause to be taken such actions as are required to cause (i) the Company Stock Plans to terminate as of the Effective Time and (ii) the provisions in any other Company Benefit Plan providing for the issuance, transfer or grant of any capital stock of the Company or any interest on or following the Effective Time in respect of any capital stock of the Company to be deleted as of the Effective Time.


    SECTION 5.05. Indemnification, Exculpation and Insurance. (a) Each of the Parents, UNUS and Delaware Sub agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Company and its subsidiaries as provided in their respective certificates of incorporation or by-laws (or similar organizational documents) or in the agreements identified in Section 5.05(a) of the Company Disclosure Schedule shall be assumed by the Surviving Corporation, without further action, at the Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms.


    (b) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers or conveys all or substantially all its properties and assets to any person, then, and in each such case, the Parents shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 5.05.

    (c) For six years after the Effective Time, the Parents shall maintain in effect the Company's current directors' and officers' liability insurance covering each person currently covered by the Company's directors' and officers' liability insurance policy for acts or omissions occurring prior to the Effective Time on terms with respect to such coverage and amounts no less favorable in any material respect to such directors and officers than those of such policy as in effect on the date of this Agreement; provided that the Parents may substitute therefor policies of a reputable insurance company the material terms of which, including coverage and amount, are no less favorable in any material respect to such directors and officers than the insurance coverage otherwise required under this Section 5.05(c); provided, however, that in no event shall the Parents be required to pay aggregate annual premiums for insurance under this Section 5.05(c) in excess of $1.5 million, provided that the Parents shall nevertheless be obligated to provide such coverage as may be obtained for $1.5 million.

    (d) The provisions of this Section 5.05 are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives.

    SECTION 5.06. Fees and Expenses. (a) All fees and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

    (b) In the event that (i) (A) a Takeover Proposal shall have been made to the Company or its stockholders, (B) thereafter this Agreement is terminated by either the Parents, on the one hand, or the Company, on the other hand, pursuant to Section 7.01(b)(i) (but only if the Stockholders Meeting has not been held by the date that is five business days prior to the date of such termination) or 7.01(b)(iii) and (C) within 12 months after such termination, the Company or any of its subsidiaries enters into any Acquisition Agreement with respect to, or consummates, any Takeover Proposal (solely for purposes of this Section 5.06(b)(i)(C), the term 'Takeover Proposal' shall have the meaning set forth in the definition of Takeover Proposal contained in Section 4.02(a) except that all references to 20% shall be deemed references to 40%), (ii) this Agreement is terminated by the Company pursuant to Section 7.01(f) or
(iii) this Agreement is terminated by the Parents pursuant to Section 7.01(c), then the Company shall pay the Parents a fee equal to $625 million (the 'Termination Fee') by wire transfer of same day funds to an account designated by the Parents (x) in the case of a termination by the Company pursuant to
Section 7.01(f), concurrently with such termination, (y) in the case of a termination by the Parents pursuant to Section 7.01(c), within two business days after such termination and (z) in the case of a payment as a result of any event referred to in Section 5.06(b)(i)(C), upon the first to occur of such events.

    (c) The Parents shall pay $100 million to the Company in the event this Agreement is terminated by the Company pursuant to Section 7.01(e)(ii) or is terminated by the Parents pursuant to Section 7.01(d)(ii), within two business days after such termination, in either case, so long as the Company is not in breach of any of its representations, warranties or covenants contained in this Agreement. All payments made pursuant to this Section 5.06(c) shall be made by wire transfer in immediately available funds to an account designated by the Company.

    (d) The parties acknowledge that the agreements contained in
Section 5.06(b) and in Section 5.06(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Agreement; accordingly, if the party that is required to pay fails promptly to pay the amounts due pursuant to Section 5.06(b) or
Section 5.06(c), as the case may be, and, in order to obtain such payment, the other party commences a suit that results in a judgment against the party that is required to pay for the amounts set forth in Section 5.06(b) or Section 5.06(c), as the case may be, the party that is required to pay shall pay to the other party interest on the amounts set forth in Section 5.06(b) or Section 5.06(c), as the case may be, from and including the date payment of such amount was due to but excluding the date of actual payment at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.


    SECTION 5.07. Information Supplied. (a) The Company agrees that none of the information included or incorporated by reference in the Proxy Statement will, at the date it is filed with the

SEC or mailed to the Company's stockholders or at the time of the Stockholders Meeting, or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no covenant is made by the Company with respect to statements made in the Proxy Statement based on information supplied by the Parents, UNUS or Delaware Sub specifically for inclusion or incorporation by reference therein. The Company agrees that the Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.



    (b) The Parents, UNUS and Delaware Sub agree that none of the information supplied or to be supplied by the Parents, UNUS or Delaware Sub specifically for inclusion in the Proxy Statement will (except to the extent revised or superseded by amendments or supplements contemplated hereby), at the date the Proxy Statement is filed with the SEC or mailed to the Company's stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.


    SECTION 5.08. Benefits Matters. (a) For purposes hereof, 'Affected Employees' shall mean those individuals who are employees of the Company and its subsidiaries (including those employees who are on vacation, leave of absence, disability or maternity leave) as of the Effective Time.

    (b) The Parents shall, and shall cause the Surviving Corporation to, give the Affected Employees full credit, for purposes of eligibility, early retirement subsidies, vesting and benefit accrual under any employee benefit plans or arrangements maintained by the Parents, the Surviving Corporation and their respective subsidiaries, for the Affected Employees' service with the Company and its subsidiaries to the same extent recognized by the Company and its subsidiaries immediately prior to the Effective Time; provided, however, that the Parents shall have the right to offset, dollar-for-dollar, any benefit accruals under their benefit plans or the benefit plans of their respective subsidiaries relating to service of an Affected Employee prior to the Effective Time to the extent such service is also recognized prior to the Effective Time under a comparable type of benefit plan or arrangement of the Company.

    (c) The Parents shall, and shall cause the Surviving Corporation to,
(i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Affected Employees under any welfare benefit plans in which such employees may be eligible to participate after the Effective Time to the extent waived under the applicable Company Benefit Plan immediately prior to the Effective Time and (ii) provide each Affected Employee with credit for any co-payments and deductibles paid prior to the Effective Time in the calendar year in which the Effective Time occurs in satisfying any applicable deductible or out-of-pocket requirements under any welfare benefit plans in which the Affected Employees are eligible to participate after the Effective Time.

    (d) The Parents agree to honor, and shall cause the Surviving Corporation to honor, the Company Benefit Plans and Company Benefit Agreements disclosed in the Filed SEC Documents or Section 3.01(k)(i) of the Company Disclosure Schedule in accordance with their current terms. For a period of two years immediately following the Effective Time, the Parents shall, or shall cause the Surviving Corporation to, provide to the Affected Employees: (i) employee benefit plans and arrangements including salary and bonus opportunities, but excluding equity or equity-based programs, which are substantially similar in the aggregate to those provided to the Affected Employees immediately prior to the Effective Time; and (ii) equity or equity-based programs which are comparable to those provided to similarly situated employees of the Parents or their subsidiaries (determined, for this purpose, based upon title, position, geographical location and comparability of business unit size) following the Effective Time.

    (e) With respect to Affected Employees who are employed or provide services outside the United States ('Non-U.S. Employees'), to the extent required by applicable local law the Parents shall, or shall cause the Surviving Corporation to, immediately following the Effective Time, continue the terms and conditions of employment as in effect for Non-U.S. Employees immediately prior to the Effective Time. Nothing herein shall be construed to impose on the Parents or the Surviving Corporation any obligation for the continuation of employment of any Non-U.S. Employees or such terms and conditions of employment beyond any period of time required by local law and such terms and conditions of employment. Except as otherwise provided by this Section 5.08, nothing herein shall be construed as (i) guaranteeing any Affected Employee the right to continued employment following the Effective Time or (ii) limiting the Parents' right to amend, modify or terminate any Company Benefit Plan, Company Benefit Agreement or any other plan or arrangement in which Affected Employees are eligible to participate following the Effective Time.

    (f) Prior to the Effective Time, with respect to each named executive officer disclosed in the summary compensation table included in the Company's 2000 proxy statement on file with the SEC who is employed with the Company as of the date of this Agreement and who is a party to a change in control severance agreement (each, a 'Severance Agreement'), the Company shall obtain an executed letter agreement with such named executive officer amending the definition of good reason under the Severance Agreement with such named executive officer to the effect that (i) for a period of six months immediately following the Effective Time, the named executive officer shall not have good reason to terminate employment with the Company (or otherwise have the right to claim that he or she has been constructively terminated from employment) (A) due solely to the fact that the Company shall cease to be a public company and shall become a subsidiary of another corporation as of the Effective Time, so long as the named executive officer retains his or her title and retains job authorities and responsibilities consistent in all material respects with those of his or her counterparts in the substantial subsidiaries of the Parents or (B) due to the fact that the named executive officer does not receive equity-based compensation or awards at least as beneficial as the named executive officer received before the beginning of the protection period, so long as the named executive officer is provided with equity-based compensation which is comparable to that provided to similarly situated employees of the Parents or their subsidiaries (determined, for this purpose, based upon title, position, geographical location and comparability of business unit size), (ii) the named executive officer's death or disability (as specified in the Severance Agreement) during such six-month period shall be deemed a termination of employment by the named executive officer for good reason entitling the named executive officer to all severance benefits and payments under such Severance Agreement, (iii) for a period of ninety days following such six-month period, any voluntary termination by the named executive officer shall be deemed a termination of employment by the named executive officer for good reason entitling the named executive officer to all severance benefits and payments under such Severance Agreement,
(iv) following such ninety-day period, the definition of good reason under the Severance Agreement in effect prior to the execution of the letter agreement shall apply and again be in full force and effect and (v) the letter agreement is not intended to and does not otherwise limit the grounds for which each named executive officer may terminate employment for good reason under his or her Severance Agreement.

    (g) With respect to the Bestfoods Savings/Retirement Plan for Salaried Employees (the 'Savings Plan'), following the Effective Time, the Parents agree to honor, and shall cause the Surviving Corporation to administer, the Savings Plan in conformity with its current terms, including upon the sale for cash pursuant to the transactions contemplated under this Agreement of all shares of Company Common Stock to be issued upon conversion of the Company Series B Preferred Stock, allocation of the net proceeds of such sale after payment of the remaining balance of the Acquisition Loan (as defined in the Savings Plan) to the accounts of the participants, and the termination of the employee stock ownership plan provisions and distribution of employee stock ownership accounts thereafter, as set forth in Amendment 10 of the Savings Plan, effective May 16, 2000.


    SECTION 5.09. Public Announcements. The Parents, UNUS and Delaware Sub on the one hand, and the Company, on the other hand, shall, to the extent reasonably practicable, consult with each other before issuing, and give each other a reasonable opportunity to review and comment upon, any press release or other public statements (other than routine employee communications) with respect to this Agreement, the Merger and the other transactions contemplated by this Agreement. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.


    SECTION 5.10. Rights Agreement; Consequences if Rights Triggered. The Board of Directors of the Company shall take all action requested by the Parents in order to render the Company Rights inapplicable to the Merger and the other transactions contemplated hereby. Except as approved in writing by the Parents, the Board of Directors of the Company shall not (i) amend the Company Rights Agreement, (ii) redeem the Company Rights or (iii) take any action with respect to, or make any determination under, the Company Rights Agreement.

    SECTION 5.11. Parents' Shareholders' Meetings. Each of PLC and N.V. shall cause extraordinary general meetings of their respective shareholders to be duly called and held as soon as reasonably practicable after the date of this Agreement for the purpose of obtaining the Parents Shareholder Approval.


    SECTION 5.12. Stockholder Litigation. The Company agrees that it shall not settle or offer to settle any litigation commenced prior to or after the date hereof against the Company or any of its directors or executive officers by any stockholder of the Company relating to this Agreement, the Merger, any other transaction contemplated hereby or otherwise, without the prior written consent of the Parents (not to be unreasonably withheld). In addition, the Company shall not voluntarily cooperate with any third party that may hereafter seek to restrain or prohibit or otherwise oppose the Merger and shall cooperate with the Parents, UNUS and Delaware Sub to resist any such effort to restrain or prohibit or otherwise oppose the Merger. None of the Parents, UNUS or Delaware Sub, or, after the Effective Time, the Surviving Corporation, shall settle any such litigation unless such settlement provides for the full and unconditional release of the Company's directors and executive officers as of the date of this Agreement.



    SECTION 5.13. Control of the Company's Operations. Nothing contained in this Agreement shall give to any of the Parents, UNUS or Delaware Sub, directly or indirectly, rights to control or direct the Company's operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its operations.



    SECTION 5.14. Parents' Conduct. During the period from the date of this Agreement to the earlier of the Effective Time and the termination of this Agreement in accordance with the terms hereof, except as consented to in writing by the Company, none of the Parents, UNUS, Delaware Sub or any of their controlled affiliates shall: (i) make any material acquisition of brands or businesses (including through joint venture and licensing agreements) which would be reasonably likely to (x) materially impair their ability to consummate the Merger or (y) cause a material delay of the Merger; or (ii) purchase any Company Common Stock other than (x) pursuant to the Merger, (y) purchases made after a Takeover Proposal has been made or (z) purchases by employee benefit plans.


                                   ARTICLE VI
                              CONDITIONS PRECEDENT

    SECTION 6.01. Conditions to Each Party's Obligation to Effect the Merger. The obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

        (a) Company Stockholder Approval. The Company Stockholder Approval shall have been obtained.

        (b) Antitrust. The European Commission shall have issued a decision under Article 6(1)(b) or 8(2) of the EC Merger Regulation (or shall be deemed to have done so under Article 10(6) of the EC Merger Regulation) declaring the Merger compatible with the

    EC common market and any waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired. Any other approval or waiting period required prior to the Effective Time under any other applicable competition, merger control, antitrust or similar law or regulation shall have been obtained or terminated or shall have expired, other than those the failure of which to have been obtained or terminated or to have expired would not reasonably be expected to (x) materially and adversely affect the business of the Parents and the Surviving Corporation following the Effective Time (it being understood for purposes of this clause (x) that no party may rely on the failure of this condition to be satisfied if such failure was caused by such party's failure to comply with the terms of Section 5.03) or (y) result in the commission of a criminal offense.

        (c) No Injunctions or Legal Restraints. No temporary restraining order, preliminary or permanent injunction or other order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition (collectively, 'Legal Restraints') that has the effect of preventing the consummation of the Merger shall be in effect; provided, however, that each of the parties shall have used its reasonable best efforts to prevent the entry of any such Legal Restraint and to appeal as promptly as possible any such Legal Restraint that may be entered.


    SECTION 6.02. Conditions to Obligations of the Parents, UNUS and Delaware Sub. The obligations of the Parents, UNUS and Delaware Sub to effect the Merger are further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:


        (a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct, in each case as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date (except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date), other than for such failures to be true and correct that, individually and in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The Parents shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect. For purposes of determining the satisfaction of this condition, the representations and warranties of the Company shall be deemed not qualified by any references therein to materiality generally or to a Material Adverse Effect.

        (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Parents shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect.

        (c) Consents. The Parents shall have received evidence, in form and substance reasonably satisfactory to them, that the Parents or the Company shall have obtained (i) all consents, approvals, authorizations, qualifications and orders of all Governmental Entities (including any in connection with Environmental Laws) legally required in connection with this Agreement and the transactions contemplated by this Agreement and (ii) all other consents, approvals, authorizations and qualifications of third parties required in connection with this Agreement and the transactions contemplated by this Agreement, except in the case of clauses (i) and (ii) for those the failure of which to be obtained individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. This condition shall not be applicable to consents, approvals, authorizations, qualifications and orders under any competition, merger control, antitrust or similar law or regulation, which are the subject of
    Section 6.01(b).

        (d) Parents Shareholder Approval. The Parents Shareholder Approval shall have been obtained.

    SECTION 6.03. Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

        (a) Representations and Warranties. The representations and warranties of the Parents, UNUS and Delaware Sub contained herein that are qualified as to materiality shall be true and correct, and the representations and warranties of the Parents, UNUS and Delaware Sub contained herein that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date, except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date. The Company shall have received a certificate signed on behalf of each of the Parents by an executive officer of such Parent to such effect.



        (b) Performance of Obligations of the Parents, UNUS and Delaware Sub. The Parents, UNUS and Delaware Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of each of the Parents by an executive officer of such Parent to such effect.



    SECTION 6.04. Frustration of Closing Conditions. None of the Company, the Parents, UNUS and Delaware Sub may rely on the failure of any condition set forth in Section 6.01, 6.02 or 6.03, as the case may be, to be satisfied if such failure was caused by such party's failure to use its reasonable best efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 5.03.


                                  ARTICLE VII
                       TERMINATION, AMENDMENT AND WAIVER

    SECTION 7.01. Termination. This Agreement may be terminated, and the Merger contemplated hereby may be abandoned, at any time prior to the Effective Time, whether before or after the Company Stockholder Approval has been obtained:


        (a) by mutual written consent of the Parents, UNUS, Delaware Sub and the Company;


        (b) by either the Parents or the Company:

           (i) if the Merger shall not have been consummated by March 6, 2001; provided, however, that the right to terminate this Agreement pursuant to this Section 7.01(b)(i) shall not be available to any party whose breach of this Agreement has been a principal reason the Merger has not been consummated by such date;

           (ii) if any Legal Restraint set forth in Section 6.01(c) shall be in effect and shall have become final and nonappealable; or

           (iii) if, upon a vote at a duly held meeting to obtain the Company Stockholder Approval, the Company Stockholder Approval shall not have been obtained.

        (c) by the Parents in the event a Company Adverse Recommendation Change has occurred in accordance with Section 4.02(b)(i);

        (d) by the Parents (i) if the Company shall have breached any of its representations, warranties or covenants contained in this Agreement, which breach (A) would give rise to the failure of a condition set forth in
    Section 6.02(a) or 6.02(b), and (B) has not been or is incapable of being cured by the Company within 20 business days after its receipt of written notice thereof from the Parents; or (ii) if, upon the votes at the duly held meetings to obtain the Parents Shareholder Approval, the Parents Shareholder Approval shall not have been obtained;


        (e) by the Company (i) if the Parents, UNUS or Delaware Sub shall have breached any of their respective representations, warranties or covenants contained in this Agreement, which breach (x) would give rise to the failure of a condition set forth in Section 6.03(a) or 6.03(b), and (y) has not been or is incapable of being cured by the Parents, UNUS or Delaware Sub within 20 business days after their receipt of written notice thereof from the Company or

    (ii) if, upon the votes at the duly held meetings to obtain the Parents Shareholder Approval, the Parents Shareholder Approval shall not have been obtained; or


        (f) by the Company in accordance with the terms and subject to the conditions of Section 4.02(b).


    SECTION 7.02. Effect of Termination. In the event of termination of this Agreement by either the Company or the Parents as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of the Parents, UNUS, Delaware Sub or the Company, other than the provisions of Section 3.01(o), the last sentence of
Section 5.02, Section 5.06, this Section 7.02 and Article VIII; provided, however, that no such termination shall relieve any party hereto from any liability or damages resulting from a wilful breach by such party of any of its representations, warranties or covenants set forth in this Agreement.


    SECTION 7.03. Amendment. This Agreement may be amended by the parties hereto at any time, whether before or after the Company Stockholder Approval has been obtained; provided, however, that after the Company Stockholder Approval has been obtained, there shall be made no amendment that by law requires further approval by stockholders without the further approval of such stockholders and no amendment shall be made to ARTICLE II or Sections 5.05 or 5.08 after the Effective Time. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    SECTION 7.04. Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein; provided, however, that after the Company Stockholder Approval has been obtained, there shall be made no waiver that by law requires further approval by stockholders without the further approval of such stockholders. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure or delay by any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights nor shall any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

    SECTION 8.01. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

    SECTION 8.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    if to the Parents, to:

       Unilever PLC
       Unilever House
       P.O. Box 68
       Blackfriars
       London EC4P 4BQ
       England
       Attention: Stephen G. Williams, Esq.

       and

       Unilever N.V.
       Weena 455
       3013 AL Rotterdam
       The Netherlands
       Attention: J. W. B. Westerburgen, Esq.

       with a copy to:

       Cravath, Swaine & Moore
       Worldwide Plaza
       825 Eighth Avenue
       New York, NY 10019
       Attention: Peter S. Wilson, Esq.
                 Daniel P. Cunningham, Esq.


    if to UNUS or Delaware Sub, to:



       Unilever United States, Inc.
       Lever House
       390 Park Avenue
       New York, NY 10022
       Attention: Ronald M. Soiefer, Esq.


       with a copy to:

       Cravath, Swaine & Moore
       Worldwide Plaza
       825 Eighth Avenue
       New York, NY 10019
       Attention: Peter S. Wilson, Esq.
                 Daniel P. Cunningham, Esq.

    if to the Company, to:

       Bestfoods
       700 Sylvan Avenue
       International Plaza
       Englewood Cliffs, NJ 07632-9976
       Attention: General Counsel

       with a copy to:

       Fried, Frank, Harris, Shriver & Jacobson
       One New York Plaza
       New York, NY 10004
       Attention: Arthur Fleischer, Jr., Esq.
                 Peter Golden, Esq.

    SECTION 8.03. Definitions. For purposes of this Agreement:

        (a) an 'affiliate' of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

        (b) 'Material Adverse Effect' means any state of facts, change, development, effect, condition or occurrence that could reasonably be expected to be material and adverse to the business, assets, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, or, directly or indirectly, to prevent or materially impede or delay the consummation of the Merger, except for any state of facts, change, development, effect, condition or occurrence
    (x) relating to the economy in general or (y) affecting the food manufacturing industry generally and not specifically relating to the Company or its subsidiaries;

        (c) 'person' means an individual, corporation, partnership, joint venture, association, trust, limited liability company, Governmental Entity, unincorporated organization or other entity;

        (d) a 'Significant Subsidiary' of any person means any subsidiary of such person that constitutes a significant subsidiary within the meaning of Rule 1-02 of Regulation S-X of the SEC; and

        (e) a 'subsidiary' of any person means another person of which 50% or more of any class of capital stock, voting securities, other voting ownership or voting partnership interests (or, if there are no such voting interests, 50% or more of the equity interests) are owned or controlled, directly or indirectly, by such first person.

    SECTION 8.04. Interpretation. When a reference is made in this Agreement to a Section, Subsection or Schedule, such reference shall be to a Section or Subsection of, or a Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words 'include', 'includes' or 'including' are used in this Agreement, they shall be deemed to be followed by the words 'without limitation'. The words 'hereof', 'herein' and 'hereunder' and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term 'or' is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. References to a person are also to its permitted successors and assigns.

    SECTION 8.05. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

    SECTION 8.06. Entire Agreement; No Third-Party Beneficiaries. This Agreement and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Section 5.05, are not intended to confer upon any person other than the parties hereto (and their respective successors and assigns) any rights or remedies.

    SECTION 8.07. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.


    SECTION 8.08. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated, in whole or in part (except by operation of law), by any of the parties hereto without the prior written consent of the other parties hereto, except that the Parents, UNUS or Delaware Sub may assign, in their sole discretion, any of or all their respective rights, interests and obligations under this Agreement to N.V. or PLC or to any, direct or indirect, at least 99% owned subsidiary of N.V. or PLC or both of them together, but no such assignment shall relieve the Parents, UNUS or Delaware Sub of any of their respective obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.


    SECTION 8.09. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in any Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any court of the United States located in the State of

Delaware or of any Delaware state court in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a court of the United States located in the State of Delaware or a Delaware state court.


    IN WITNESS WHEREOF, the Parents, UNUS, Delaware Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                                          UNILEVER PLC,

                                          By:  /s/ Niall FitzGerald
                                               _________________________________
                                              Name: Niall FitzGerald
                                              Title:  Chairman


                                          By:  /s/ Keki Dadiseth
                                               _________________________________
                                              Name: Keki Dadiseth
                                              Title:  Director


                                          UNILEVER N.V.,


                                          By:  /s/ Niall FitzGerald
                                               _________________________________
                                              Name: Niall FitzGerald
                                              Title:  Vice Chairman



                                          By:  /s/ Keki Dadiseth
                                               _________________________________
                                              Name: Keki Dadiseth
                                              Title:  Director





                                          UNILEVER UNITED STATES, INC.


                                          By:  /s/ Ronald M. Soiefer
                                               _________________________________
                                              Name: Ronald M. Soiefer
                                              Title:  Secretary

                                          TITAN ACQUISITION COMPANY,

                                          By:  /s/ Mart Laius
                                               _________________________________
                                              Name: Mart Laius
                                              Title:  President

                                          BESTFOODS,

                                          By:  /s/ Charles R. Shoemate
                                               _________________________________
                                              Name: Charles R. Shoemate
                                              Title:  Chairman & CEO

                                    ANNEX I
                  TO THE AMENDED AND RESTATED MERGER AGREEMENT
                             INDEX OF DEFINED TERMS



TERM                                                           SECTION
----                                                           -------
Acquiring Person............................................  3.01(d)
Acquisition Agreement.......................................  4.02(b)
Affected Employees..........................................  5.08(a)
affiliate...................................................  8.03(a)
Amendment...................................................  Recitals
Appraisal Shares............................................  2.01(d)
Certificate.................................................  2.01(c)
Certificate of Merger.......................................  1.03
Closing.....................................................  1.02
Closing Date................................................  1.02
Code........................................................  3.01(k)
Commonly Controlled Entity..................................  3.01(k)
Company.....................................................  Preamble
Company Adverse Recommendation Change.......................  4.02(b)
Company Benefit Agreements..................................  3.01(i)
Company Benefit Plans.......................................  3.01(i)
Company Common Stock........................................  Recitals
Company Disclosure Schedule.................................  3.01
Company Pension Plans.......................................  3.01(k)
Company Performance Units...................................  3.01(c)
Company Preferred Stock.....................................  3.01(c)
Company Rights..............................................  3.01(c)
Company Rights Agreement....................................  3.01(c)
Company Series B Preferred Stock............................  3.01(c)
Company Stockholder Approval................................  3.01(n)
Company Stock Issuance Rights...............................  3.01(c)
Company Stock Options.......................................  3.01(c)
Company Stock Plans.........................................  3.01(c)
Competitive Proposal........................................  4.02(a)
Confidentiality Agreement...................................  4.02(a)
Conopco.....................................................  Recitals
Contract....................................................  3.01(d)
Delaware Sub................................................  Preamble
DGCL........................................................  1.01
Distribution Date...........................................  3.01(d)
EC Merger Regulation........................................  3.01(d)
Effective Time..............................................  1.03
Environmental Claims........................................  3.01(j)
Environmental Laws..........................................  3.01(j)
Environmental Permits.......................................  3.01(j)
ERISA.......................................................  3.01(k)
Exchange Act................................................  3.01(d)
Exchange Fund...............................................  2.02(a)
Filed SEC Document..........................................  3.01(e)
Foreign Employee Plans......................................  3.01(k)
GAAP........................................................  3.01(e)
Governmental Entity.........................................  3.01(d)
Hazardous Materials.........................................  3.01(j)
HSR Act.....................................................  3.01(d)

TERM                                                           SECTION
----                                                           -------
IRS.........................................................  3.01(k)
Legal Restraints............................................  6.01(c)
Liens.......................................................  3.01(b)
Material Adverse Effect.....................................  8.03(b)
Merger......................................................  Recitals
Merger Consideration........................................  2.01(c)
Non-U.S. Employees..........................................  5.08(e)
Notice of Superior Proposal.................................  4.02(b)
N.V.........................................................  Preamble
N.V. Shareholder Approval...................................  5.11
NYSE........................................................  3.01(d)
Original Merger Agreement...................................  Recitals
Parents.....................................................  Preamble
Parents Disclosure Schedule.................................  5.03(a)
Parents Shareholder Approval................................  3.02(b)
Paying Agent................................................  2.02(a)
Permits.....................................................  3.01(h)
person......................................................  8.03(c)
PLC.........................................................  Preamble
PLC Shareholder Approval....................................  3.02(b)
Proxy Statement.............................................  3.01(d)
Release.....................................................  3.01(j)
Representatives.............................................  4.02(a)
SEC.........................................................  3.01(b)
SEC Documents...............................................  3.01(e)
Section 262.................................................  2.01(d)
Securities Act..............................................  3.01(e)
Significant Subsidiary......................................  8.03(d)
Stockholders Meeting........................................  5.01(b)
subsidiary..................................................  8.03(e)
Superior Proposal...........................................  4.02(b)
Surviving Corporation.......................................  1.01
Takeover Proposal...........................................  4.02(a)
taxes.......................................................  3.01(l)
tax return..................................................  3.01(l)
Termination Fee.............................................  5.06(b)
TRA.........................................................  3.01(k)
UNUS........................................................  Preamble

                                                                       EXHIBIT A

                          CERTIFICATE OF INCORPORATION
                                       OF
                             SURVIVING CORPORATION

                                   ARTICLE I

    The name of the corporation (hereinafter called the 'Corporation') is Bestfoods.

                                   ARTICLE II

    The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

    The total number of shares of all classes of stock that the Corporation shall have authority to issue is 1,000 shares of Common Stock having the par value of $1.00 per share.

                                   ARTICLE V

    The number of directors of the Corporation shall be fixed from time to time by the Board of Directors of the Corporation.

                                   ARTICLE VI

    In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the By-laws of the Corporation.

                                  ARTICLE VII

    Unless and except to the extent that the By-laws of the Corporation so require, the election of directors of the Corporation need not be by written ballot.

                                  ARTICLE VIII

    To the fullest extent from time to time permitted by law, no director of the Corporation shall be personally liable to any extent to the Corporation or its stockholders for monetary damages for breach of his fiduciary duty as a director.

                                   ARTICLE IX

    Each person who is or was or had agreed to become a director or officer of the Corporation, and each such person who is or was serving or who had agreed to serve at the request of the Corporation as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise (including the heirs, executor, administrators or estate of such person), shall be indemnified by the Corporation to the fullest extent permitted from time to time by applicable law.

                                                                      APPENDIX B

                         [Letterhead of Merrill Lynch]

June 6, 2000

Board of Directors
Bestfoods
700 Sylvan Avenue
International Plaza
Englewood Cliffs, NJ 07632

Members of the Board of Directors:

    Bestfoods (the 'Company'), Unilever PLC and Unilever N.V. (together, the 'Acquirors'), Conopco, Inc., a wholly owned subsidiary of the Acquirors ('Conopco') and Titan Acquisition Company, a newly formed, wholly owned subsidiary of Conopco (the 'Acquisition Sub'), propose to enter into an Agreement and Plan of Merger dated as of June 6, 2000 (the 'Agreement'). Pursuant to the Agreement, the Acquisition Sub would be merged with the Company in a merger (the 'Transaction') in which each outstanding share of the Company's common stock, par value $0.25 per share, including, without limitation, outstanding shares of common stock resulting from the conversion, pursuant to its terms, of the Company's preferred stock, par value $1.00 per share, immediately prior to the consummation of the Transaction (the 'Company Common Stock'), but excluding Company Common Stock directly or indirectly owned by the Company or the Acquirors or as to which dissenters' rights have been perfected, would be converted into the right to receive $73.00 per share in cash (the 'Consideration').

    You have asked us whether, in our opinion, the Consideration to be received by the holders of the Company Common Stock, other than the Acquirors and their affiliates, pursuant to the Transaction is fair from a financial point of view to such holders.

    In arriving at the opinion set forth below, we have, among other things:

        (1) Reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant;

        (2) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company furnished to us by the Company;

        (3) Conducted discussions with members of senior management of the Company concerning the matters described in clauses 1 and 2 above;

        (4) Reviewed the market prices and valuation multiples for the Company Common Stock and compared them with those of certain publicly traded companies that we deemed to be relevant;

        (5) Reviewed the results of operations of the Company and compared them with those of certain publicly traded companies that we deemed to be relevant;

        (6) Compared the proposed financial terms of the Transaction with the financial terms of certain other transactions that we deemed to be relevant;

        (7) Participated in certain discussions and negotiations among representatives of the Company and the Acquirors and their financial and legal advisors;

        (8) Reviewed a draft of the Agreement dated as of June 5, 2000, in the form provided to us; and

        (9) Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

    In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of the Company or been furnished with any such evaluation or appraisal. In addition, we have not assumed any obligation to conduct any physical inspection of the properties or facilities of the Company. With respect to the financial forecast information furnished to or discussed with us by the Company, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the Company's management as to the expected future financial performance of the Company. We express no view as to such information or the assumptions on which they are based. We have also assumed that the final form of the Agreement will be substantially similar to the last draft reviewed by us.

    Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and upon the information made available to us as of, the date hereof.

    In connection with our opinion, we were not requested to, and we did not, solicit third party indications of interest in the possible acquisition of all or a part of the Company. At the request of the Company, however, we did participate in discussions with third parties to determine their interest in possible alternative transactions with the Company. We express no view as to, and our opinion does not address, the relative merits of the Transaction as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage.

    We are acting as financial advisor to the Company in connection with the Transaction and will receive a fee from the Company for our services, a significant portion of which is contingent upon the consummation of the Transaction. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. We have, in the past, provided financial advisory and financing services to the Company and the Acquirors and/or their affiliates, and may continue to do so and have received, and may receive, fees for the rendering of such services. In addition, in the ordinary course of our business, we may actively trade the Company Common Stock and other securities of the Company, as well as securities of the Acquirors, for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

    This opinion is for the use and benefit of the Board of Directors of the Company. Our opinion does not address the merits of the underlying decision by the Company to engage in the Transaction and does not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed Transaction or any matter related thereto.

    On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be received by the holders of the Company Common Stock, other than the Acquirors and their affiliates, pursuant to the Transaction is fair from a financial point of view to such holders.

                                  Very truly yours,

                                  /s/ Merrill Lynch, Pierce, Fenner & Smith
                                  Incorporated
                                  ______________________________________________
                                  MERRILL LYNCH, PIERCE, FENNER & SMITH
                                  INCORPORATED

                                                                      APPENDIX C

                       [Salomon Smith Barney Letterhead]

June 6, 2000
Board of Directors
Bestfoods
700 Sylvan Avenue
International Plaza
Englewood Cliffs, NJ 07632

Members of the Board:

    You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.25 per share ('Company Common Stock'), including, without limitation, shares of common stock issued as a result of the conversion, pursuant to its terms, of the Series B ESOP Convertible Preferred Stock, par value $1.00 per share, immediately prior to the effectiveness of the Merger (as defined below), of Bestfoods (the 'Company'), of the consideration to be received by such holders in connection with the proposed merger (the 'Merger') of the Company with Titan Acquisition Company (the 'Acquisition Sub') pursuant to an Agreement and Plan of Merger, dated as of June 6, 2000 (the 'Merger Agreement'), among Unilever PLC and Unilever N.V. (together, 'the Parents'), Conopco, Inc., Acquisition Sub and the Company. Acquisition Sub is a wholly owned subsidiary of Conopco, Inc. and Conopco, Inc. is a wholly owned subsidiary of the Parents. Upon the effectiveness of the Merger, each issued and outstanding share of Company Common Stock, other than shares of Company Common Stock owned by the Parents and their affiliates, will be converted into and represent the right to receive $73 in cash (the 'Merger Consideration').

    In connection with rendering our opinion, we have reviewed certain publicly available information concerning the Company and certain other financial information concerning the Company, including financial forecasts, that were provided to us by the Company. We have discussed the past and current business operations, financial condition and prospects of the Company with certain officers and employees of the Company. We have also considered such other information, financial studies, analyses, investigations and financial, economic and market criteria that we deemed relevant.

    In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the information reviewed by us for the purpose of this opinion and we have not assumed any responsibility for independent verification of such information. With respect to the financial forecasts of the Company, we have been advised by the management of the Company that such forecasts have been reasonably prepared on bases reflecting its best currently available estimates and judgements, and we express no opinion with respect to such forecasts or the assumptions on which they are based. We have not assumed any responsibility for any independent evaluation or appraisal of any of the assets (including properties and facilities) or liabilities of the Company.

    We were not asked to, and did not, solicit other proposals to acquire the Company. At the request of the Company, however, we did participate in discussions with third parties to determine their interest in possible alternative transactions with the Company. We express no view as to, and our opinion does not address, the relative merits of the Merger as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage.

    Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof. Our opinion does not address the Company's underlying business decision to effect the Merger. Our opinion is directed only to the fairness, from a financial point of view, of the Merger Consideration to holders of Company Common Stock and does not constitute a recommendation concerning how holders of Company Common Stock should vote with respect to the Merger Agreement or the Merger.

    We have acted as financial advisor to the Board of Directors of the Company in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon consummation of the Merger. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. In the ordinary course of business, we and our affiliates may actively trade the securities of the Company and the Parents for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates have previously rendered certain investment banking and financial advisory services to the Company and the Parents for which we have received customary compensation. We and our affiliates (including Citigroup Inc.) may have other business relationships with the Company or the Parents in the ordinary course of their businesses.

    Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair to the holders of Company Common Stock, other than the Parents and their affiliates, from a financial point of view.

                                          Very truly yours,

                                          /s/ Salomon Smith Barney
                                          ______________________________________
                                          SALOMON SMITH BARNEY

                                                                      APPENDIX D

    Section 262 Appraisal Rights -- (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to 'SS' 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word 'stockholder' means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words 'stock' and 'share' mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words 'depository receipt' mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

    (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to 'SS' 251 (other than a merger effected pursuant to 'SS' 251(g) of this title), 'SS' 252, 'SS' 254, 'SS' 257, 'SS' 258, 'SS' 263 or
'SS' 264 of this title:

        (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of 'SS' 251 of this title.

        (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to 'SS'SS' 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

           a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

           b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

           c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

           d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

        (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected pursuant to 'SS' 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

    (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

    (d) Appraisal rights shall be perfected as follows:

        (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

        (2) If the merger or consolidation was approved pursuant to 'SS' 228 or 'SS' 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

    (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

    (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

    (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

    (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

    (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

    (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

    (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

    (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                      APPENDIX 1

                                   BESTFOODS

             Proxy Solicited on Behalf of the Board of Directors of
P            the Company for the Special Meeting on October 2, 2000

R The undersigned hereby appoints CHARLES R. SHOEMATE, EDUARDO B. SANCHEZ and MARJORY A. APPEL as Proxies, each with the power to appoint his or her
O substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side hereof, all of the shares of common and
X Series B preferred stock of Bestfoods which the undersigned is entitled to vote at the special meeting of stockholders to be held at The Clinton Inn
Y Hotel, 145 Dean Drive, Tenafly, New Jersey on October 2, 2000 at 9:00 a.m., local time, or any adjournment or postponement thereof, and in their discretion, on the matter of the approval and adoption of the Amended and Restated Agreement and Plan of Merger, dated June 6, 2000, as amended July 7, 2000, as amended and restated as of August 22, 2000, by and among Unilever PLC, Unilever N.V., Unilever United States, Inc., Titan Acquisition Company and Bestfoods, and, in their discretion, upon any other matters which may properly come before the meeting.

                              (Change of Address)

                         ------------------------------

                         ------------------------------

                         ------------------------------

                         ------------------------------


 (If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

                                                                     -----------
                                                                     SEE REVERSE
                                                                        SIDE
                                                                     -----------
[Logo] Printed on Recycled Paper

--------------------------------------------------------------------------------
                              Fold and Detach Here

X   Please mark your
    votes as in this
    example.                                                               6654

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, your shares (other than shares in the ESOP Trust) will be voted FOR the Proposal. The ESOP Trustee will vote allocated shares that are not voted and unallocated ESOP preferred stock proportionately based on the votes received from eligible participants. The Trustee of the Special Benefits Trust will vote shares in that Trust proportionately based on the votes received from eligible participants.

---------------------------------------------------------------------------------------   ----------------------------------
           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.                               SPECIAL ACTION
---------------------------------------------------------------------------------------   ----------------------------------
                                                                 FOR  AGAINST  ABSTAIN      Change of
Adoption of the Amended and Restated Agreement and Plan          [ ]    [ ]      [ ]        Address on      [ ]
of Merger dated as of June 6, 2000, as amended July 7, 2000,                                Reverse Side
as amended and restated as of August 22, 2000, by and among
Unilever PLC; Unilever N.V.; Unilever United States, Inc.;
Titan Acquisition Company and Bestfoods.
---------------------------------------------------------------------------------------   ----------------------------------

                                                                                            Admission
                                                                                            Ticket         No. of
                                                                                            Request        Persons _________

                                                                                          Please date, sign exactly as name
                                                                                          appears hereon and return promptly
                                                                                          in the enclosed envelope. When
                                                                                          shares are held by joint tenants,
                                                                                          both should sign. When signing as
                                                                                          attorney, executor, administrator,
                                                                                          trustee or guardian, please give
                                                                                          full title as such. If a
                                                                                          corporation, please sign in full
                                                                                          corporate name by president or
                                                                                          other authorized officer. If a
                                                                                          partnership, please sign in
                                                                                          partnership name by authorized
                                                                                          person.

                                                                                          ----------------------------------

                                                                                          ----------------------------------
                                                                                           SIGNATURE(S)              DATE

----------------------------------------------------------------------------------------------------------------------------
                              Fold and Detach Here


                                   BESTFOODS

      Your vote is important. Please complete and return your proxy today.
                     Thank you for your time and attention.

Dear Stockholder:

Bestfoods offers you the ability to vote your shares by the Internet or by telephone, thus eliminating the need to return your proxy card. To vote your shares by these means, please use the Voter Control Number printed in the box above, just below the perforation. The series of numbers that appears in the box above must be used to access the system. To ensure that your vote will be counted, please cast your Internet or telephone vote before Midnight on October 1, 2000.

1. To vote by the Internet
   Log onto the Internet, go to the web site http://www.eproxyvote.com/bfo, and follow the instructions provided.

2. To vote by telephone
   On a touch-tone phone, call 1-877-779-8683 24 hours a day, seven days a week.

Your Internet or telephone vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card, so there is no need for you to mail back your proxy card.



                              STATEMENT OF DIFFERENCES
                              ------------------------

The section symbol shall be expressed as.................................. 'SS'